EXECUTION COPY




                      AGREEMENT AND PLAN OF REORGANIZATION


                                      among


                          HUGHES COMMUNICATIONS, INC.,


                       HUGHES COMMUNICATIONS GALAXY, INC.,


                 HUGHES COMMUNICATIONS SATELLITE SERVICES, INC.,


                      HUGHES COMMUNICATIONS SERVICES, INC.,


                  HUGHES COMMUNICATIONS CARRIER SERVICES, INC.,


                       HUGHES COMMUNICATIONS JAPAN, INC.,


                          MAGELLAN INTERNATIONAL, INC.


                                       and


                              PANAMSAT CORPORATION




                               September 20, 1996

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                                    ARTICLE I
                              THE ASSET CONTRIBUTION.......................  3

1.1   Contribution of the Galaxy Business..................................  3
1.2   Exclusion of Certain Assets and Liabilities..........................  4
1.3   Issuance of Shares of Newco Common Stock.............................  4
1.4   Conveyancing and Assumption Documents................................  4

                                   ARTICLE II
                                   THE MERGER .............................  5

2.1   Organization of the Merger Subsidiary................................  5
2.2   The Merger...........................................................  5
2.3   Directors............................................................  6
2.4   Officers.............................................................  6
2.5   Certificate of Incorporation and Bylaws..............................  6
2.6   Name.................................................................  6
2.7   Actions of Newco.....................................................  6

                                   ARTICLE III
                                   THE CLOSING.............................  6

                                   ARTICLE IV
                       EFFECT OF THE MERGER ON SECURITIES
                              OF PAS AND MERGER SUB........................  6

4.1   Merger Sub Stock.....................................................  6
4.2   Conversion of PAS Shares.............................................  7
4.3   Elections by Holders of Shares.......................................  9
4.4   Proration............................................................ 11
4.5   Dividends, Fractional Shares, Etc.................................... 12
4.6   Certain Additional Prorations........................................ 13

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF PAS................. 13

5.1   Organization, Standing and Power..................................... 13
5.2   Capital Structure.................................................... 14
5.3   Authority; No Violations; Consents and Approvals..................... 15
5.4   SEC Documents........................................................ 17
5.5   Information Supplied................................................. 18
5.6   Compliance with Laws................................................. 18
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5.7   Litigation........................................................... 20
5.8   Taxes................................................................ 20
5.9   Employees and Agents; Benefit Plans.................................. 21
5.10  Absence of Certain Changes or Events................................. 25
5.11  Opinion of Financial Advisors........................................ 26
5.12  Insurance............................................................ 27
5.13  Intellectual Property................................................ 27
5.14  Environmental Matters................................................ 28
5.15  Investment Banking Fees and Commissions.............................. 29
5.16  Material Contracts................................................... 29
5.17  Personal Property.................................................... 31
5.18  Real Property........................................................ 31
5.19  Certain Assets and Agreements........................................ 32
      (a) Ground Stations.................................................. 32
      (b) Satellites and Transponders...................................... 33
      (c) Tracking, Telemetry and Control Equipment........................ 33
      (d) ITU Frequency Registration....................................... 33
      (e) Satellite Coordination........................................... 33
5.20  IGO Determinations................................................... 34

                                   ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES OF
                               THE HUGHES PARTIES.......................... 34

6.1   Organization, Standing and Power..................................... 34
6.2   Capital Structure.................................................... 34
6.3   Authority; No Violations; Consents and Approvals..................... 35
6.4   Galaxy Financial Statements.......................................... 37
6.5   Information Supplied................................................. 37
6.6   Compliance with Laws................................................. 37
6.7   Litigation........................................................... 40
6.8   Taxes................................................................ 40
6.9   Employees and Agents; Benefit Plans.................................. 40
6.10  Absence of Certain Changes or Events................................. 44
6.11  Insurance............................................................ 46
6.12  Intellectual Property................................................ 46
6.13  Environmental Matters................................................ 47
6.14  Investment Banking Fees and Commissions.............................. 47
6.15  Material Contracts................................................... 47
6.16  Personal Property.................................................... 49
6.17  Real Property........................................................ 49
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6.18  Certain Assets and Agreements........................................ 50
      (a) Ground Stations.................................................. 50
      (b) Satellites and Transponders...................................... 50
      (c) Tracking, Telemetry and Control Equipment........................ 51
      (d) ITU Frequency Registration....................................... 51
      (e) Satellite Coordination........................................... 51
6.19  IGO Determinations................................................... 51

                                   ARTICLE VII
                                    COVENANTS.............................. 52

7.1   Interim Operations of PAS............................................ 52
      (a) Ordinary Course.................................................. 52
      (b) Dividends; Changes in Capital Stock.............................. 52
      (c) Issuance of Securities........................................... 52
      (d) Governing Documents.............................................. 53
      (e) No Solicitation.................................................. 53
      (f) No Spacecraft Acquisitions, Investments or Capital Expenditures.. 54
      (g) No Dispositions.................................................. 54
      (h) No Dissolution, Etc.............................................. 55
      (i) Other Actions.................................................... 55
      (j) Certain Employee Matters......................................... 55
      (k) Indebtedness..................................................... 55
      (l) Agreements....................................................... 56
      (m) Accounting....................................................... 56
      (n) Payment of Claims................................................ 56
      (o) Waivers and Payments............................................. 56
      (p) Insurance........................................................ 56
      (q) Affiliate Transactions........................................... 56
      (r) PAS Permits...................................................... 57
      (s) Construction Permits and Applications............................ 57
      (t) Interference..................................................... 57
      (u)    No Restrictive Agreements..................................... 57
      (v) Certain Other Agreements......................................... 58
7.2   Interim Operations of the Galaxy Business............................ 58
      (a) Ordinary Course.................................................. 58
      (b) Dividends; Changes in Capital Stock.............................. 58
      (c) Issuance of Securities........................................... 58
      (d) Governing Documents.............................................. 59
      (e) No Spacecraft Acquisitions, Investments or Capital Expenditures.. 59
      (f) No Dispositions.................................................. 59
      (g) No Dissolution, Etc.............................................. 59
      (h) Other Actions.................................................... 59
      (i) Certain Employee Matters......................................... 59
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      (j) Indebtedness..................................................... 60
      (k) Agreements....................................................... 60
      (l) Accounting....................................................... 60
      (m) Payment of Claims................................................ 60
      (n) Waivers and Payments............................................. 61
      (o) Insurance........................................................ 61
      (p) Affiliate Transactions........................................... 61
      (q) Galaxy Permits................................................... 61
      (r) Construction Permits and Applications. ...........................62
      (s) Interference..................................................... 62
      (t) No Restrictive Agreements ....................................... 62
      (u)    Additional Property .......................................... 62
      (v)    Certain Other Agreements ..................................... 63
7.3   Interim Operations of Newco.......................................... 63
7.4   Control of Galaxy and PAS............................................ 64
7.5   Registration Statement and Proxy Statement/Prospectus................ 64
7.6   PAS Stockholders' Meeting............................................ 65
7.7   Access to Information................................................ 65
7.8   Confidentiality...................................................... 66
      (a) Preservation of Confidentiality.................................. 66
      (b) Property Right in Confidential Information....................... 66
      (c) Termination of Agreement......................................... 67
7.9   Legal Conditions, Filings and Consents............................... 67
7.10  Indemnification and Insurance for Directors and Officers............. 69
7.11  Indemnification for Excluded and Contributed Liabilities............. 70
7.12  Notices of Certain Events............................................ 72
7.13  Publicity............................................................ 73
7.14  Rule 145 Affiliates.................................................. 73
7.15  Supplemental Disclosure Schedules.................................... 73
7.16  Newco Employee Benefits Arrangements................................. 74
      (a)    Replacement of Retirement Plan ............................... 74
      (b)    Replacement of Savings Plan................................... 75
      (c)    Newco Stock Options........................................... 76
      (d)    Retiree Medical Benefits...................................... 77
      (e)    PAS ERISA Plans and PAS Benefit Arrangements.................. 77
      (f)    HCI Indemnification........................................... 77
      (g)    PAS Indemnification........................................... 77
7.17  Further Action....................................................... 77
7.18  Documentation of Intercompany Agreements............................. 78
7.19  Listing Application.................................................. 78
7.20  Leveraged Lease Guarantee............................................ 78
7.21  Disposition of Assets................................................ 78
7.22  Related Agreements................................................... 78
7.23  Standstill Restriction............................................... 78
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7.24  Capital Expenditures and the Closed System for Cash Managent......... 79


                                  ARTICLE VIII
                                   CONDITIONS.............................. 79

8.1   Conditions to Each Party's Obligation to Effect the Asset Contribution,
        the Univisa Contribution and the Merger............................ 79
      (a) No Order......................................................... 80
      (b) Stockholder Approval............................................. 80
      (c) HSR Act.......................................................... 80
      (d) FCC Consents..................................................... 80
      (e) Other Satellite Approvals........................................ 81
      (f) Other Approvals.................................................. 81
      (g) Registration Statement........................................... 81
      (h) Related Agreements............................................... 81
      (i) Listing Application.............................................. 82
8.2   Additional Conditions to Obligations of PAS.......................... 82
      (a)    Representations and Warranties................................ 82
      (b) Performance of Obligations....................................... 82
      (c) Material Adverse Change.......................................... 82
8.3   Additional Conditions to Obligations of the Hughes Parties........... 83
      (a) Representations and Warranties................................... 83
      (b) Performance of Obligations....................................... 83
      (c) Material Adverse Change.......................................... 83
      (d) Termination of Options........................................... 83
      (e)    Termination of DTH Equity Obligations......................... 83
      (f)    Resignation of PAS Directors.................................. 84

                                   ARTICLE IX
                            TERMINATION AND AMENDMENT...................... 84

9.1   Termination.......................................................... 84
9.2   Effect of Termination................................................ 85
9.3   Termination Fee. .................................................... 85
9.4   Amendment............................................................ 86
9.5   Extension; Waiver.................................................... 86

                                    ARTICLE X
                                GENERAL PROVISIONS......................... 86

10.1  Nonsurvival of Representations, Warranties and Agreements............ 86
10.2  Expenses............................................................. 87
10.3  Notices.............................................................. 87
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10.4  Interpretation....................................................... 88
10.5  Entire Agreement; No Third-Party Beneficiaries; Rights of Ownership.. 88
10.6  Assignment........................................................... 89
10.7  Governing Law........................................................ 89
10.8  Severability......................................................... 89
10.9  Injunctive Relief.................................................... 89
10.10 Attorneys' Fees...................................................... 89
10.11 Cumulative Remedies ................................................. 89
10.12 Counterparts......................................................... 90

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                                    SCHEDULES
                                    ---------

Other than Schedule 1.1, each of the following Schedules are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish to the Commission supplementally a copy of any omitted Schedule upon request by the Commission.


Schedule 1.1          Excluded Assets
Schedule 5.2          PAS Capital Structure
Schedule 5.3(b)       PAS Violations
Schedule 5.3(c)       PAS Consents and Approvals
Schedule 5.6(a)       PAS Violations of Law
Schedule 5.6(b)       PAS Permits
Schedule 5.6(c)       PAS Political Environment and Violations of Certain Laws
Schedule 5.7          PAS Litigation
Schedule 5.8          PAS Taxes
Schedule 5.9(a)       PAS Employees
Schedule 5.9(b)       PAS Compliance w/Employment & Labor Laws
Schedule 5.9(c)       PAS ERISA Plans and Benefit Arrangements
Schedule 5.9(d)       PAS Compliance w/ERISA Plans and Benefit Arrangements
Schedule 5.9(e)       PAS Retirement Benefits
Schedule 5.9(f)       PAS Undelivered Employee Documents
Schedule 5.9(g)       Effects of Agreement on PAS Employee Arrangements
Schedule 5.9(h)       PAS ERISA Plan & Benefits Arrangement Suits
Schedule 5.9(i)       PAS Liability for Insurance Policies Covering ERISA Plans
Schedule 5.9(j)       Contributions to PAS ERISA Plans
Schedule 5.9(k)       PAS Employee Lawsuits
Schedule 5.9(l)       PAS Employee Loans
Schedule 5.9(m)       PAS Occupational Health & Safety Compliance
Schedule 5.9(n)       PAS Worker's Compensation Assessments
Schedule 5.9(o)       Deductibility of PAS Employee Payments
Schedule 5.9(p)       PAS Excess Parachute Payments
Schedule 5.10         PAS Absence of Changes or Events
Schedule 5.12         PAS Insurance
Schedule 5.13         PAS Intellectual Property
Schedule 5.14(b)      PAS Notices of Environmental Violations
Schedule 5.14(c)      PAS Obligations Under Environmental Laws
Schedule 5.14(d)      Other PAS Environmental Matters
Schedule 5.16(a)      PAS Material Contracts
Schedule 5.16(b)      PAS Restrictive Contracts
Schedule 5.16(c)      PAS Backlog
Schedule 5.17         PAS Personal Property Liens
Schedule 5.18(a)      PAS Owned Real Property
Schedule 5.18(b)      PAS Leased Real Property
Schedule 5.18(d)      Third Party Possession of PAS Property
Schedule 5.19(a)      PAS Ground Stations
Schedule 5.19(b)      PAS Satellites and Transponders
Schedule 5.19(c)      PAS Tracking, Telemetry and Control Equipment
Schedule 5.19(d)      PAS ITU Frequency Registration
Schedule 5.19(e)      PAS Satellite Coordination
Schedule 5.20         PAS IGO Determinations
Schedule 6.2        Galaxy Capital Structure
Schedule 6.3(b)     Galaxy Violations
Schedule 6.3(c)     Galaxy Consents and Approvals
Schedule 6.4        Galaxy Financial Statements
Schedule 6.6(a)     Galaxy Violations of Law
Schedule 6.6(b)     Galaxy Permits
Schedule 6.6(c)     Galaxy Political Environment and Violations of Certain Laws
Schedule 6.7        Galaxy Litigation
Schedule 6.8        Galaxy Taxes
Schedule 6.9(a)     Galaxy Employees
Schedule 6.9(b)     Galaxy Compliance w/Employment & Labor Laws
Schedule 6.9(c)     Galaxy ERISA Plan and Benefit Arrangements
Schedule 6.9(d)     Galaxy Compliance w/ERISA Plans and Benefit Arrangements
Schedule 6.9(e)     Galaxy Retirement Benefits
Schedule 6.9(f)     Galaxy Undelivered Employee Documents
Schedule 6.9(g)     Effects of Agreement on Galaxy Employee Arrangements
Schedule 6.9(h)     Galaxy ERISA Plan & Benefits Arrangement Suits
Schedule 6.9(i)     Galaxy Liability for Insurance Policies Covering ERISA Plans
Schedule 6.9(j)     Contribution to Galaxy ERISA Plans
Schedule 6.9(k)     Galaxy Employee Lawsuits
Schedule 6.9(l)     Galaxy Employee Loans
Schedule 6.9(m)     Galaxy Occupational Health & Safety Compliance
Schedule 6.9(n)     Galaxy Worker's Compensation Assessments
Schedule 6.9(o)     Deductibility of Galaxy Employee Payments
Schedule 6.9(p)     Galaxy Excess Parachute Payments
Schedule 6.10       Galaxy Absence of Changes or Events
Schedule 6.11       Galaxy Satellite Insurance Policy
Schedule 6.12       Galaxy Intellectual Property
Schedule 6.13(a)    Galaxy Notices of Environmental Violations
Schedule 6.13(b)    Other Galaxy Environmental Matters
Schedule 6.13(c)    Galaxy Obligations Under Environmental Laws
Schedule 6.15(a)    Galaxy Material Contracts
Schedule 6.15(b)    Galaxy Restrictive Contracts
Schedule 6.15(c)    Galaxy Backlog
Schedule 6.16       Galaxy Personal Property Liens
Schedule 6.17(a)    Galaxy Owned Real Property
Schedule 6.17(b)    Galaxy Leased Real Property
Schedule 6.17(d)    Third Party Possession of Galaxy Property
Schedule 6.18(a)    Galaxy Ground Stations
Schedule 6.18(b)    Galaxy Satellites and Transponders
Schedule 6.18(c)    Galaxy Tracking, Telemetry and Control Equipment
Schedule 6.18(d)    Galaxy ITU Frequency Registration
Schedule 6.18(e)    Galaxy Satellite Coordination
Schedule 6.19       Galaxy IGO Determinations
Schedule 7.1(c)     PAS Issuance of Securities
Schedule 7.1(f)     PAS Acquisitions and Capital Expenditures
Schedule 7.1(j)     Certain PAS Employee Matters

Schedule 7.1(k)       PAS Indebtedness
Schedule 7.2(c)       Galaxy Issuance of Securities
Schedule 7.2(e)       Galaxy Acquisitions and Capital Expenditures
Schedule 7.2(i)       Certain Galaxy Employee Matters
Schedule 7.2(j)       Galaxy Indebtedness
Schedule 7.2(p)       Galaxy Affiliate Transactions

                        DEFINITION CROSS-REFERENCE TABLE

TERM                                                               SECTION
----                                                               -------

Acquisition Proposal                                               7.1(e)
affiliate                                                          7.23
Affiliate                                                          5.6(b)
Agreement                                                          Preamble
Allocation Determination                                           4.3(d)
Asset Contribution                                                 Recital A
Assurance Agreement                                                Recital C
Bankruptcy Exception                                               5.3(a)
Capital Expenditures for Satellites Under Construction             7.24
Cash Cap                                                           4.4(b)
Cash Election                                                      4.2(a)(iii)
CERCLA                                                             5.14(a)(i)
Class A Common Stock                                               Recital D
Class B Common Stock                                               Recital E
Closed System                                                      7.24
Closing                                                            Article III
Closing Date                                                       Article III
Code                                                               Recital B
Confidentiality Agreement                                          7.7(b)
Contributed Entities                                               1.1
DGCL                                                               2.1
Disinterested Director                                             7.23
Dissenting Shares                                                  4.2(d)
DTH Option Purchase Agreement                                      Recital F
DTH Services                                                       7.1(f)
Effective Time                                                     2.2(b)
Election Deadline                                                  4.3(d)
Election Form                                                      4.3(c)
Environmental Law                                                  5.14(a)(i)
ERISA                                                              5.9(c)(i)
Exchange Act                                                       4.2(e)
Exchange Agent                                                     4.3(b)
Exchange Fund                                                      4.3(b)
Excluded Assets                                                    1.1
Excluded Liabilities                                               1.2
FCC Consent Application                                            7.9(c)
FCC Rules                                                          7.1(t)
Final Order                                                        8.1(d)
GAAP                                                               1.1
Galaxy                                                             Preamble
Galaxy Assets                                                      1.1
Galaxy Backlog                                                     6.15(c)
Galaxy Balance Sheet                                               6.4
Galaxy Benefit Arrangement                                         6.9(c)(ii)

TERM                                                               SECTION
----                                                               -------

Galaxy Benefit Employees                                           6.9(c)(i)
Galaxy Business                                                    1.1
Galaxy Data                                                        6.18(b)
Galaxy Employees                                                   6.9(a)
Galaxy ERISA Plans                                                 6.9(c)(i)
Galaxy Financial Statements                                        6.4
Galaxy Ground Stations                                             6.18(a)
Galaxy Intellectual Property                                       6.12
Galaxy Leased Real Property                                        6.17(b)
Galaxy Liabilities                                                 1.1
Galaxy Owned Real Property                                         6.17(a)
Galaxy Permits                                                     6.6(b)
Galaxy Satellite                                                   6.18(b)
Galaxy Violation                                                   6.3(b)
Government Entity                                                  5.3(a)
Hazardous Materials                                                5.14(a)(ii)
HCCS                                                               Preamble
HCI                                                                Preamble
HCJ                                                                Preamble
HCS                                                                Preamble
HCSS                                                               Preamble
HE                                                                 Recital C
HE Retirement Plan                                                 7.16(a)(i)
HE Savings Plan                                                    7.16(b)(i)
HSR Act                                                            5.3(c)
Hughes Indemnified Party                                           7.11(b)
Hughes Parties                                                     Recital C
Hughes Party                                                       Recital C
IGO Determinations                                                 5.20
Income Tax Agreement                                               Recital C
Indemnified Liabilities                                            7.10(b)
Indemnified Party                                                  7.11(c)
Indemnified Person                                                 7.10(b)
Indemnified Persons                                                7.10(b)
Indemnifying Party                                                 7.11(c)
Interim Period                                                     7.4
Joint Committee                                                    7.16(c)
Law                                                                5.6(a)
Letter of Transmittal                                              4.3(c)
Liabilities                                                        7.11(a)
Liens                                                              5.17
material adverse effect                                            5.1
Material Contract                                                  5.16(a)
Maximum Cash Amount                                                4.4(a)
Merger                                                             Recital A
Merger Agreement                                                   2.2

TERM                                                               SECTION
----                                                               -------

Merger Consideration                                               4.2(a)
Merger Sub                                                         2.1
Newco                                                              Preamble
Newco Certificates                                                 4.3(b)
Newco Common Stock                                                 1.3
Newco Indemnified Party                                            7.11(a)
Newco Retirement Plan                                              7.16(a)(ii)
Newco Savings Plan                                                 7.16(b)(ii)
Option Consideration                                               4.2(e)
Options                                                            4.2(e)
PAS                                                                Preamble
PAS Affiliates                                                     7.14
PAS Backlog                                                        5.16(c)
PAS Balance Sheet                                                  5.17
PAS Benefit Arrangement                                            5.9(c)(ii)
PAS Common Stock                                                   2.5
PAS Data                                                           5.19(b)
PAS Employees                                                      5.9(c)(i)
PAS ERISA Plans                                                    5.9(c)(i)
PAS Ground Stations                                                5.19(a)
PAS Intellectual Property                                          5.13
PAS Leased Real Property                                           5.18(b)
PAS Owned Real Property                                            5.18(a)
PAS Permits                                                        5.6(b)
PAS Preferred Stock                                                5.2
PAS Satellite                                                      5.19(b)
PAS Savings Plan                                                   7.16(b)(i)
PAS SEC Documents                                                  5.4
PAS Stockholder Approval                                           5.3(c)
PAS Violation                                                      5.3(b)
PAS Voting Debt                                                    5.2
PBGC                                                               7.16(a)(v)
Permits                                                            5.6(a)
Permitted Lien                                                     5.17(ii)
Person                                                             7.1(e)
Principal Stockholders                                             Recital D
Principal Stockholders Agreement                                   Recital D
Proceeds                                                           7.21
Prorated Cash Amount                                               4.4(b)
Prorated Stock Amount                                              4.4(c)
Proxy Statement/Prospectus                                         7.5
Registration Rights Agreement                                      Recital G
Registration Statement                                             7.5
Related Agreements                                                 7.9(a)
Release                                                            5.14(a)(iii)
Remedial Action                                                    5.14(a)(iv)

TERM                                                               SECTION
----                                                               -------

Reorganization                                                     Recital A
Requested Cash Amount                                              4.4(b)
Requested Stock Amount                                             4.4(c)
S Company                                                          Recital A
SEC                                                                5.2
Securities Act                                                     4.5(b)
Share Certificate                                                  4.2(b)
Shares                                                             4.2(a)
Significant Subsidiary                                             7.1(h)
SPOT Difference                                                    4.6
Standard Cash Consideration                                        4.2(a)(i)
Standard Consideration                                             4.2(a)(i)
Standard Election                                                  4.2(a)(i)
Stock Consideration                                                4.2(a)(ii)
Stock Election                                                     4.2(a)(ii)
Stockholder Agreement                                              Recital H
Stock Option Plans                                                 4.2(e)
Subsidiary                                                         2.2(a)
Superior Acquisition Proposal                                      7.1(e)
tax, taxes and taxable                                             5.8
Televisa                                                           Recital F
Termination Fee                                                    9.3
Transferred Retirement Plan Participants                           7.16(a)(i)
Transferred Savings Plan Participants                              7.16(b)(i)
Univisa                                                            Recital A
Univisa Contribution                                               Recital A
Univisa Contribution Agreement                                     Recital E

                      AGREEMENT AND PLAN OF REORGANIZATION


                  This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), dated September 20, 1996, is entered into by and among HUGHES COMMUNICATIONS, INC., a California corporation ("HCI"), HUGHES COMMUNICATIONS GALAXY, INC., a California corporation ("Galaxy"), HUGHES COMMUNICATIONS SATELLITE SERVICES, INC., a California corporation ("HCSS"), HUGHES COMMUNICATIONS SERVICES, INC., a California corporation ("HCS"), HUGHES COMMUNICATIONS CARRIER SERVICES, INC., a California corporation ("HCCS"), HUGHES COMMUNICATIONS JAPAN, INC., a California corporation ("HCJ"), MAGELLAN INTERNATIONAL, INC., a Delaware corporation ("Newco") and PANAMSAT CORPORATION, a Delaware corporation ("PAS").

                                    RECITALS

                  A. The respective Boards of Directors of each of the parties have approved, and deem it advisable and in the best interests of their respective companies and stockholders to consummate the reorganization provided for herein (the "Reorganization"), pursuant to which Newco will acquire the Galaxy Business (as defined in Section 1.1) and the business of PAS by (i) HCI causing the contribution of assets and liabilities comprising the Galaxy Business to Newco in exchange for shares of common stock of Newco (the "Asset Contribution"), (ii) Satellite Company, L.L.C., a Nevada limited liability company ("S Company"), contributing its capital stock of Univisa, Inc., a Delaware corporation ("Univisa"), to Newco in exchange for shares of common stock of Newco and/or cash (the "Univisa Contribution") and (iii) a subsidiary of Newco merging with and into PAS (the "Merger").

                  B. For federal income tax purposes, it is intended that the Asset Contribution, the Univisa Contribution and the Merger together qualify as an exchange under the provisions of Section 351 of the United States Internal Revenue Code of 1986, as amended (the "Code").

                  C. As a condition and inducement to PAS to enter into this Agreement (and effect the transactions contemplated hereby) and S Company to enter into the Univisa Contribution Agreement (as defined in Recital E) and effect the transactions contemplated thereby, (i) concurrently with the execution and delivery hereof, Hughes Electronics Corporation, a Delaware corporation ("HE"), is executing and delivering the Assurance Agreement in the form attached hereto as Exhibit A (the "Assurance Agreement"), pursuant to which HE will (a) on or before the Closing Date (as defined in Article III), loan or cause to be loaned to Newco and/or one or more subsidiaries of Newco (other than PAS, Univisa, Merger Sub (as defined in Section 2.1) or any of their respective direct or indirect subsidiaries) sufficient cash funds to pay the cash consideration payable upon consummation of the Univisa Contribution and the Merger, (b) cause its subsidiaries to contribute all of the assets and liabilities comprising the Galaxy Business to Newco and (c) cause HCI, Galaxy, HCSS, HCS, HCCS and HCJ (each, a "Hughes Party," and collectively, the "Hughes

Parties") to continue to conduct the Galaxy Business in the ordinary course and to perform their respective obligations under this Agreement and (ii) on or before the Closing Date, HE and Newco will enter into an Income Tax Indemnification and Allocation Agreement (the "Income Tax Agreement") in the form attached hereto as Exhibit B.

                  D. As a condition and inducement to Galaxy to enter into this Agreement (and effect the transactions contemplated hereby), concurrently with the execution and delivery hereof, all of the beneficial and record holders of PAS' Class A Common Stock, par value $.01 per share ("Class A Common Stock"), and S Company, the sole stockholder of Univisa (the holders of Class A Common Stock and S Company together, the "Principal Stockholders"), are entering into a stockholders agreement in the form attached hereto as Exhibit C (the "Principal Stockholders Agreement"), pursuant to which, among other things, the Principal Stockholders have agreed to vote or cause to be voted the shares of PAS owned directly or indirectly by such stockholders as of the date of this Agreement in favor of the transactions contemplated hereby.

                  E. Newco will, immediately prior to the Merger, acquire the stock of Univisa, which indirectly owns all of the shares of PAS' Class B Common Stock, par value $.01 per share ("Class B Common Stock"), by exchanging with S Company all of the outstanding capital stock of Univisa for shares of common stock of Newco and/or cash, pursuant to the terms of the Stock Contribution and Exchange Agreement in the form attached hereto as Exhibit D (the "Univisa Contribution Agreement").

                  F. Concurrently with the execution and delivery hereof, PAS, Grupo Televisa, S.A., a corporation (Sociedad Anonima) organized under the laws of Mexico ("Televisa"), and S Company are entering into a purchase and sale agreement in the form attached hereto as Exhibit E (the "DTH Option Purchase Agreement"), pursuant to which one of Televisa, a designee or Televisa or S Company, immediately following the Univisa Contribution, will purchase all of PAS' rights in the DTH Option (as defined in the DTH Option Purchase Agreement).

                  G. Concurrently with the consummation of the Asset Contribution, the Univisa Contribution and the Merger, the Principal Stockholders, HCI and Newco will enter into a Registration Rights Agreement in the form attached hereto as Exhibit F (the "Registration Rights Agreement") pursuant to which, among other things, each of the Principal Stockholders and HCI will have certain registration rights with respect to its shares of Newco Common Stock.

                  H. Concurrently with the consummation of the Asset Contribution, the Univisa Contribution and the Merger, Newco, HCI and the Principal Stockholders will enter into a stockholder agreement in the form attached hereto as Exhibit G (the "Stockholder Agreement").

                  I. HCI, Galaxy, HCSS, HCS, HCCS, HCJ, Newco and PAS desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby.

                                    AGREEMENT

                  In consideration of the foregoing and the mutual promises herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                             THE ASSET CONTRIBUTION

               1.1 Contribution of the Galaxy Business. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Article III), HCI shall cause (a) any and all of the assets, properties, interests and rights owned, leased or used in the Galaxy Business, of every kind and description, whether located in Galaxy, HCSS, HCS, HCCS or HCJ (collectively, the "Contributed Entities") or their respective Affiliates (as defined in Section 5.6(b)), including, without limitation, (i) the Galaxy Permits (as defined in
Section 6.6(b)) set forth on Schedule 6.6(b), (ii) the Galaxy Intellectual Property (as defined in Section 6.12) set forth on Schedule 6.12, (iii) all Material Contracts (as defined in Section 5.16) relating to the Galaxy Business set forth on Schedule 6.15, (iv) the Galaxy Owned Real Property and Galaxy Leased Real Property (as such terms are defined in Section 6.17) set forth on Schedules 6.17(a) and 6.17(b), respectively, (v) the Galaxy Ground Stations (as defined in Section 6.18(a)) owned by any of the Contributed Entities, (vi) the Galaxy Satellites (as defined in Section 6.18(b)) set forth on Schedule 6.18(b), including all rights to any orbital slots or satellites under construction,
(vii) machinery, equipment, furniture and fixtures located at any of the Galaxy Owned Real Property or Galaxy Leased Real Property facilities, (viii) all prepaid expenses, prepaid royalties, advances and deposits, (ix) insurance policies, premiums or proceeds, including, without limitation, launch and in orbit insurance as set forth on Schedule 6.11, (x) all rights in and to indemnity claims relating to the Galaxy Assets and the Galaxy Liabilities (as hereafter defined), (xi) all records, files and customer lists of the Galaxy Business, (xii) all accounts receivable, (xiii) all choses in action and other claims relating to the Galaxy Business, (xiv) all cash and cash equivalents related to the Galaxy Business, (xv) all other assets included on the Galaxy Balance Sheet (as defined in Section 6.4) and (xvi) all assets related to the Galaxy Business created after the date of the Galaxy Balance Sheet, but specifically excluding certain categories of assets held by Galaxy, HCSS, HCS and HCCS which are described on Schedule 1.1 (the "Excluded Assets") (all of the assets, properties, interests and rights used in the Galaxy Business, other than the Excluded Assets, being referred to herein as the "Galaxy Assets"), and (b) all direct and indirect liabilities, debts, obligations, commitments, expenses, claims, deficiencies, guaranties or endorsements of any nature, whether absolute, accrued, contingent or otherwise, known or unknown, matured or unmatured, arising out of, in connection with or relating to, the Galaxy Business, including, without limitation, (i) liabilities included on the Galaxy Balance Sheet, (ii) liabilities of the type described on the Galaxy Balance Sheet incurred or recognized since June 30, 1996, but specifically excluding (1) intercompany indebtedness other than related to the purchase or sale of products and services to or from Affiliates in the ordinary course of business or permitted to be paid from the Closed System (as defined in Section 7.24) or otherwise under this Agreement, and (2) indebtedness for borrowed money incurred other than in accordance with the terms of this Agreement, (iii) liabilities arising from the Galaxy Business and not required by generally accepted accounting practices ("GAAP") to be included on the Galaxy Balance Sheet, (iv) liabilities related to the Galaxy Employees or any Galaxy ERISA Plan or Galaxy Benefit Arrangement, unless otherwise excluded by HCI, in which case HCI shall provide PAS with notice of its intent to exclude such liability no later than 30 days before the Effective Time (as defined in Section 2.2(b)), and (v) liabilities incurred under any contract assumed by Newco (collectively, the "Galaxy Liabilities"), in each case to be transferred, conveyed, assigned and delivered or assumed by Newco. Notwithstanding the foregoing, the parties expressly understand and agree that the Galaxy Liabilities shall not include liabilities arising as a result of the reorganization of the Galaxy Business that will occur prior to the Closing or as a result of the contribution of the Galaxy Business to Newco that will occur at the Closing. In order to effect the foregoing transfer, conveyance, assignment, delivery and assumption, without limitation, at the Closing: (x) Galaxy and HCSS shall convey, transfer, assign and deliver to Newco all right, title and interest in and to the Galaxy Assets owned by them, and (y) HCI shall convey, transfer, assign and deliver to Newco all of HCI's right, title and interest in and to all of the issued and outstanding shares of common stock of HCS, HCCS and HCJ. For purposes of this Agreement, the term "Galaxy Business" means the business of HE or any of HE's Affiliates existing on the Closing Date relating to (i) the sale or lease of, or the provision of satellite services via, transponder capacity on satellites operating in geostationary earth orbit in the C-band, Ka-band and Ku-band frequencies for the transmission of video, audio and data signals; and (ii) the provision of telemetry, tracking and control services for such satellites and for other satellites operating in geostationary earth orbit in the C-band, Ka-band, Ku-band, L-band and UHF-band frequencies or other frequency bands that may be utilized in the future; but in each case excluding the sale or lease of transponder capacity and telemetry, tracking and control services provided on or for any satellite that has both (x) multiple (six or more) receive and transmit beams and (y) an on-board satellite payload processor which can switch uplink signals in one beam to a downlink signal in one of multiple beams.

               1.2 Exclusion of Certain Assets and Liabilities. Immediately prior to the transactions contemplated in Section 1.1, each of HCS, HCCS and HCJ shall convey, transfer, assign and deliver to one or more entities controlled by HE (that are not Contributed Entities) all of the right, title and interest of HCS, HCCS and HCJ in and to Excluded Assets owned by them and all direct and indirect liabilities, debts, obligations, commitments, expenses, claims, deficiencies, guaranties or endorsements of any nature, whether absolute, accrued, contingent or otherwise, known or unknown, matured or unmatured, arising out of or connected with the Excluded Assets (the "Excluded Liabilities").

               1.3 Issuance of Shares of Newco Common Stock. As consideration for the Asset Contribution, Newco shall, at the Closing, issue and deliver to HCI, Galaxy and HCSS, in such proportion as HCI shall determine, an aggregate of one hundred six million six hundred twenty two thousand eight hundred seven (106,622,807) shares of common stock, par value $.01 per share, of Newco ("Newco Common Stock").

               1.4 Conveyancing and Assumption Documents. HCI, HCSS and Galaxy shall, prior to the Closing, enter into all deeds, bills of sale, assignments, instruments of assumption and other instruments, and obtain all third party and regulatory consents, in each case necessary to consummate the transactions contemplated by this Article I to enable Newco to operate the Galaxy Business in the manner such business was operated by HCI prior to the Closing Date hereof; provided that all such instruments shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to HCI, Newco and PAS.

                                   ARTICLE II
                                   THE MERGER

               2.1 Organization of the Merger Subsidiary. As promptly as practicable following the execution of this Agreement, Newco shall cause PAS Merger Corp. ("Merger Sub") to be organized as a corporation under the Delaware General Corporation Law (the "DGCL") for the sole purpose of effectuating the Merger. The Certificate of Incorporation and Bylaws of Merger Sub shall be in such forms as shall be determined by Newco in consultation with PAS as soon as practicable following the execution of this Agreement. The authorized capital stock of Merger Sub shall initially consist of 100 shares of common stock, par value $.01 per share, which shall be issued to Newco at a price of $1.00 per share. As promptly as practicable following the execution of this Agreement (but in no event later than thirty (30) days prior to the Closing Date), Newco shall designate, in consultation with PAS, the initial directors and officers of Merger Sub.

               2.2 The Merger. Pursuant to a Plan of Merger, in a form to be mutually agreed upon by HCI and PAS (the "Merger Agreement"), upon the terms and subject to the conditions set forth in this Agreement and in the Merger Agreement, at the Closing, Merger Sub shall be merged with and into PAS in accordance with the applicable provisions of the DGCL. PAS shall be the surviving corporation in the Merger and shall continue its corporate existence under the DGCL. As a result of the Merger and the Univisa Contribution, Newco shall own, directly and indirectly, all of the common stock of PAS. The effects and consequences of the Merger shall be as set forth herein and in the Merger Agreement.

                  (a) As used in this Agreement, the term "Subsidiary," with respect to any party, means any corporation, partnership, joint venture, other legal entity or organization, whether incorporated or unincorporated, of which:
(i) such party or any other Subsidiary of such party is a general partner; (ii) voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation, partnership, joint venture, other legal entity or organization is held by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries; or (iii) more than 50% of all classes of equity securities is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries.

                  (b) As used in this Agreement, the term "Effective Time" shall mean the time and date which is (i) the later of the date and time of the filing of the certificate of merger relating to the Merger with the Secretary of State of the State of Delaware (or such other date and time as may be specified in such certificate as may be permitted by law) or (ii) such other time and date as HCI, Newco and PAS may agree.

               2.3 Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the surviving corporation in the Merger as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law.

               2.4 Officers. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the surviving corporation in the Merger as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law.

               2.5 Certificate of Incorporation and Bylaws. The Certificate of Incorporation and Bylaws of PAS in effect at the Effective Time shall be the Certificate of Incorporation and Bylaws of the surviving corporation in the Merger until duly amended in accordance with the terms thereof and the DGCL; provided, that the Certificate of Incorporation of PAS shall be amended, effective prior to the Univisa Contribution, to provide that, notwithstanding the Univisa Contribution and the Merger, shares of Class A Common Stock, Class B Common Stock and PAS's Common Stock, par value $.01 per share (the "PAS Common Stock") shall retain all rights, privilegCertificate of Incorporation and Bylaws. The Certificate of Incorporation and Bylaws of PAS in effect at the Effective Time shall be the Certificate of Incorporation and Bylaws of the surviving corporation in the Merger until duly amended in accordance with the terms thereof and the DGCL; provided, that the Certificate of Incorporation of PAS shall be amended, effective prior to the Univisa Contribution, to provide that, notwithstanding the Univisa Contribution and the Merger, shares of Class A Common Stock, Class B Common Stock and PAS's Common Stock, par value $.01 per share (the "PAS Common Stock") shall retain all rights, privileges and powers currently possessed by shares of such classes of stock.

               2.6 Name. At the Effective Time, Newco will change its corporate name to "PanAmSat Corporation" and PAS shall change its corporate name to a new name specified by Newco.

               2.7 Actions of Newco. Newco shall (a) execute the Merger Agreement as the sole stockholder of Merger Sub, (b) cause the directors and officers of Merger Sub to take such steps as may be necessary or appropriate to complete the organization of Merger Sub and to approve the Merger Agreement and
(c) cause Merger Sub to perform its obligations under this Agreement and the Merger Agreement.

                                   ARTICLE III
                                   THE CLOSING

                  Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article IX, the closing of the Asset Contribution, the Univisa Contribution and the Merger shall take place at 10:00 a.m., New York time, on the seventh business day following satisfaction or waiver of the conditions set forth in Article VIII (the "Closing Date"), at the offices of Chadbourne & Parke LLP, New York City, unless another date, time or place is agreed to in writing by the parties hereto and the parties to the Univisa Contribution Agreement (the "Closing").


                                   ARTICLE IV
                       EFFECT OF THE MERGER ON SECURITIES
                              OF PAS AND MERGER SUB

                  4.1 Merger Sub Stock. At the Effective Time, the shares of the common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and shall become (i) the number of shares of Class A

Common Stock of the surviving corporation in the Merger that is equal to the number of shares of, and having terms identical in all respects to, Class A Common Stock outstanding immediately prior to the Merger and (ii) the number of shares of Common Stock of the surviving corporation in the Merger that is equal to the number of shares of, and having terms identical in all respects to, PAS Common Stock outstanding immediately prior to the Merger.

                  4.2 Conversion of PAS Shares.

                         (a) Except as otherwise provided in Section 4.4 and
subject to Sections 4.2(c) and 4.2(d), at the Effective Time, each issued and outstanding share, other than any share owned by Newco or any Subsidiary of Newco, of PAS Common Stock and Class A Common Stock (collectively, the "Shares") shall be converted into, at the election of the holder thereof, one of the following (as may be adjusted pursuant to Sections 4.4 and 4.6, the "Merger Consideration"):

                              (i) for each such Share with respect to which an election to receive a combination of Newco Common Stock and cash has been effectively made and not revoked or lost pursuant to Sections 4.3(c), (d) and (e) (a "Standard Election"), the right to receive (x) an amount in cash equal to one-half of the Standard Cash Consideration plus (y) one-half (0.5) share of Newco Common Stock (collectively, the "Standard Consideration"). The "Standard Cash Consideration" means an amount in cash equal to thirty dollars ($30.00), provided that, if the Closing shall not have occurred on or prior to the first anniversary of this Agreement, the Standard Cash Consideration shall be increased at a rate equal to 9% per annum from and including the first anniversary date to but excluding the Closing Date; or

                              (ii) for each such Share with respect to which an election to receive solely Newco Common Stock has been effectively made and not revoked or lost pursuant to Sections 4.3(c), (d) and (e) (a "Stock Election"), the right to receive one (1) share of Newco Common Stock (the "Stock Consideration"); or

                              (iii) for each such Share with respect to which an election to receive solely cash has been effectively made and not revoked or lost pursuant to Sections 4.3(c), (d) and (e) (a "Cash Election"), the right to receive the Standard Cash Consideration.

                         (b) As a result of the Merger and without any action on
the part of the holder thereof, at the Effective Time, (i) all Shares held by any person other than Newco (or any Subsidiary of Newco) shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each such holder of Shares shall thereafter cease to have any rights with respect to such Shares, except the right to receive, without interest, the Merger Consideration and cash in lieu of fractional shares of Newco Common Stock in accordance with Section 4.5(c) upon the surrender of a certificate representing such Shares (a "Share Certificate") and (ii) all outstanding shares of Class B Common Stock shall continue to be indirectly held by Univisa.

                         (c) Notwithstanding anything contained in this Section
4.2 to the contrary, each Share issued and held in PAS' treasury immediately prior to the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor.

                         (d) Notwithstanding anything in this Section 4.2 to the
contrary, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted such shares in favor of the Merger and who shall have properly exercised their rights of appraisal for such shares in the manner provided by the DGCL (the "Dissenting Shares") shall be deemed to have made a Cash Election for purposes of Section 4.4, but shall not be converted into or be exchangeable for the right to receive the Merger Consideration, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment, as the case may be. If such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, his shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Standard Consideration, without any interest thereon. PAS shall give Newco prompt notice of any Dissenting Shares (and shall also give Newco prompt notice of any withdrawals of such demands for appraisal rights) and Newco shall have the right to direct all negotiations and proceedings with respect to any such demands. Neither PAS nor the corporation surviving the Merger shall, except with the prior written consent of Newco, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal rights.

                         (e) At the Effective Time, each holder of a
then-outstanding option to purchase Shares under PAS' Long-Term Stock Investment Plan and the Option Agreements between PAS and certain of its executive officers and other employees (collectively, the "Stock Option Plans"), whether or not then exercisable (the "Options"), shall, in settlement thereof, receive for each Share subject to such Option an amount (subject to any applicable withholding tax) in cash equal to the difference between (i) the Standard Cash Consideration and (ii) the per Share exercise price of such Option to the extent such difference is a positive number (such amount being hereinafter referred to as, the "Option Consideration"); provided, however, that with respect to any person subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), any such amount shall be paid as soon as practicable after the first date payment can be made without liability to such person under
Section 16(b) of the Exchange Act. Upon receipt of the Option Consideration, the Option shall be canceled. The surrender of an Option to PAS in exchange for the Option Consideration shall be deemed a release of any and all rights the holder had or may have had in respect of such Option. Prior to the Effective Time, PAS shall obtain all necessary consents or releases from holders of Options under the Stock Option Plans and take all such other lawful action as may be necessary to give effect to the transactions contemplated by this Section 4.2(e) (except for any such action that may require the approval of PAS' stockholders). Except as otherwise agreed to by the parties, (i) the Stock Option Plans shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of PAS or any Subsidiary thereof, shall be canceled as of the Effective Time, and (ii) PAS shall assure that following the Effective Time no participant in the Stock Option Plans or other plans, programs or arrangements shall have any right thereunder to acquire equity securities of

PAS, the corporation surviving the Merger or any Subsidiary thereof and to terminate all such plans.


                  4.3 Elections by Holders of Shares.

                         (a) Each person who, at the Effective Time, is a record
holder of Shares (other than holders of Shares to be cancelled as set forth in Section 4.2(c) or Dissenting Shares) shall have the right to submit an Election Form (as defined in Section 4.3(c)) specifying the number of Shares that such person desires to have converted into the right to receive Newco Common Stock and cash pursuant to the Standard Election, the number of Shares that such person desires to have converted into the right to receive Newco Common Stock pursuant to a Stock Election and the number of Shares that such person desires to have converted into the right to receive cash pursuant to a Cash Election.

                         (b) Promptly after the Allocation Determination (as
defined in Section 4.3(d)), Newco shall deposit (or cause to be deposited) with a bank or trust company to be designated by HCI and reasonably acceptable to PAS (the "Exchange Agent"), for the benefit of the holders of Shares and S Company, for exchange in accordance with this Article IV and the Univisa Contribution Agreement, (i) cash in the amount sufficient to pay the aggregate cash portion of the Merger Consideration and the consideration payable in the Univisa Contribution and (ii) certificates representing the shares of Newco Common Stock ("Newco Certificates") for exchange in accordance with this Article IV and the Univisa Contribution Agreement (the cash and shares deposited pursuant to clauses (i) and (ii) being hereinafter referred to as the "Exchange Fund"). Newco Common Stock into which Shares shall be converted pursuant to the Merger shall be deemed to have been issued at the Effective Time.

                         (c) As soon as reasonably practicable after the
Effective Time, the Exchange Agent shall mail to each holder of record of Shares immediately prior to the Effective Time (excluding any Shares which will be cancelled pursuant to Section 4.2(c) or Dissenting Shares) (A) a letter of transmittal (the "Letter of Transmittal") (which shall specify that delivery shall be effected, and risk of loss and title to Share Certificates shall pass, only upon delivery of such Share Certificates to the Exchange Agent and shall be in such form and have such other provisions as Newco shall specify), (B) instructions for use in effecting the surrender of Share Certificates in exchange for the Merger Consideration with respect to the Shares formerly represented thereby, and (C) an election form (the "Election Form") providing for such holders to make the Standard Election, the Stock Election or the Cash Election. As of the Election Deadline (as defined in Section 4.3(d)), all holders of Shares immediately prior to the Effective Time that shall not have submitted to the Exchange Agent or shall have properly revoked an effective, properly completed Election Form shall be deemed to have made a Standard Election.

                         (d) Any Standard Election, Stock Election or Cash
Election shall have been validly made only if the Exchange Agent shall have received by 5:00 p.m. New York time on a date (the "Election Deadline") to be mutually agreed upon by HCI, Newco and PAS, an Election Form properly completed and executed (with the signature or signatures thereof guaranteed to the extent required by the Election Form) by such holder accompanied by such holder's Share

Certificates, or by an appropriate guarantee of delivery of such Share Certificates from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States as set forth in such Election Form. Any holder of Shares who has made an election by submitting an Election Form to the Exchange Agent may, at any time prior to the Election Deadline, change such holder's election by submitting a revised Election Form, properly completed and signed that is received by the Exchange Agent prior to the Election Deadline. Any holder of PAS Common Stock may at any time prior to the Election Deadline revoke his election and withdraw his Share Certificates deposited with the Exchange Agent by written notice to the Exchange Agent received by the close of business on the day prior to the Election Deadline. As soon as practicable after the Election Deadline, the Exchange Agent shall determine the allocation of the cash portion of the Merger Consideration and the stock portion of the Merger Consideration and shall notify Newco of its determination (the "Allocation Determination").

                         (e) Upon surrender of a Share Certificate for
cancellation to the Exchange Agent, together with the Letter of Transmittal duly executed, and such other documents as Newco or the Exchange Agent shall reasonably request, the holder of such Share Certificate shall be entitled to receive promptly after the Allocation Determination in exchange therefor (A) a certified or bank cashier's check in the amount equal to the cash, if any, which such holder has the right to receive pursuant to the provisions of this Article IV (including any cash in lieu of fractional shares of Newco Common Stock pursuant to Section 4.5(c)), and (B) a Newco Certificate representing that number of shares of Newco Common Stock, if any, which such holder has the right to receive pursuant to this Article IV (in each case less the amount of any required withholding taxes), and the Share Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 4.3(e), each Share Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration with respect to the Shares formerly represented thereby.

                         (f) Newco shall have the right to make reasonable
rules, not inconsistent with the terms of this Agreement, governing the validity of the Election Forms, the manner and extent to which Standard Elections, Stock Elections or Cash Elections are to be taken into account in making the determinations prescribed by Section 4.4, the issuance and delivery of certificates for Newco Common Stock into which Shares are converted in the Merger, and the payment of cash for Shares converted into the right to receive cash in the Merger.

                         (g) Notwithstanding the foregoing provisions of this
Section 4.3, the parties hereto may decide to distribute Election Forms to PAS' stockholders and require that holders making such elections respond prior to the Merger, upon such additional terms and conditions as may be agreed to by the parties.

                  4.4 Proration.

                         (a) As is more fully set forth below and except as may
be paid pursuant to Section 4.5 or otherwise in respect of Dissenting Shares, the aggregate amount of cash to be paid in the Merger and in the Univisa Contribution (other than the cash payment of $225 million provided for in the last sentence of Section 1.2(a) of the Univisa Contribution Agreement) shall not exceed the product of (x) one-half (1/2) of the Standard Cash Consideration and
(y) the aggregate number of shares of PAS Common Stock, Class A Common Stock and Class B Common Stock issued and outstanding immediately prior to the Effective Time (such product, the "Maximum Cash Amount").

                         (b) In the event that the sum of the aggregate amount
of cash represented by the Cash Elections hereunder (including Cash Elections deemed to have been made with respect to Dissenting Shares) and under the Univisa Contribution Agreement received by the Exchange Agent (such sum, the "Requested Cash Amount") exceeds the Maximum Cash Amount minus the aggregate amount of cash payable on account of all Standard Elections made or deemed to have been made hereunder or under the Univisa Contribution Agreement (such difference, the "Cash Cap"), each holder making (or deemed to make) a Cash Election hereunder or under the Univisa Contribution Agreement shall receive, for each Share or Value Unit (as such term is defined in the Univisa Contribution Agreement), as the case may be, with respect to which a Cash Election has been made (or is deemed to have been made) hereunder or under the Univisa Contribution Agreement, (x) cash in an amount equal to the Prorated Cash Amount and (y) a number of shares of Newco Common Stock equal to a fraction, the numerator of which is equal to the Standard Cash Consideration minus the Prorated Cash Amount and the denominator of which is the Standard Cash Consideration. The term "Prorated Cash Amount" means the greater of (i) one-half (1/2) of the Standard Cash Consideration and (ii) the product of the Standard Cash Consideration and a fraction, the numerator of which is the Cash Cap and the denominator of which is the Requested Cash Amount.

                         (c) The aggregate number of shares of Newco Common
Stock that may be issued pursuant to Stock Elections hereunder and under the Univisa Contribution Agreement is not subject to any maximum. In the event that the Requested Cash Amount is less than the Cash Cap, each holder making a Stock Election hereunder or under the Univisa Contribution Agreement shall receive, at the option of Newco, for each Share or Value Unit, as the case may be, with respect to which a Stock Election has been made hereunder or under the Univisa Contribution Agreement, (x) not more than the Stock Consideration and not less than a number of shares of Newco Common Stock equal to a fraction the numerator of which is the Requested Stock Amount minus the difference between the Cash Cap and the Requested Cash Amount, and the denominator of which is the Requested Stock Amount (such whole or fractional share, the "Prorated Stock Amount") and
(y) cash in an amount equal to the product of (A) the Standard Cash Consideration and (B) one minus the Prorated Stock Amount. The term "Requested Stock Amount" means the product of the aggregate number of shares of Newco Common Stock represented by Stock Elections hereunder or under the Univisa Contribution Agreement received by the Exchange Agent and the Standard Cash Consideration.

                  4.5 Dividends, Fractional Shares, Etc.

                         (a) Notwithstanding any other provisions of this
Agreement, no dividends or other distributions declared after the Effective Time on Newco Common Stock shall be paid with respect to any Shares which, prior to the Effective Time, were represented by a Share Certificate until such Share Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable Laws (as defined in Section 5.6(a)), following surrender of any such Share Certificate, there shall be paid to the holder of the Newco Certificates issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Newco Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Newco Common Stock, less the amount of any withholding taxes which may be required thereon.

                         (b) At or after the Effective Time, there shall be no
transfers on the stock transfer books of PAS of the Share Certificates which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates formerly representing any such Shares are presented to the surviving corporation in the Merger, they shall be cancelled and exchanged for certificates for the consideration, if any, deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article IV. Share Certificates surrendered for exchange by any person constituting an "affiliate" of PAS for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until Newco has received a written agreement from such person as provided in Section 7.14.

                         (c) No fractional shares of Newco Common Stock shall be
issued pursuant to the Merger or the Univisa Contribution. In lieu of the issuance of any fractional share of Newco Common Stock pursuant to the Merger or the Univisa Contribution, cash adjustments will be paid to holders in respect of any fractional share of Newco Common Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to the product of such fractional amount and the Standard Cash Consideration.

                         (d) Any portion of the Exchange Fund (including the
proceeds of any investments thereof and any shares of Newco Common Stock) that remains unclaimed by the former stockholders of PAS six months after the Effective Time shall be delivered to Newco. Any former stockholder of PAS who has not theretofore complied with this Article IV shall thereafter look only to Newco for payment of the consideration payable on account of the Univisa Contribution or the Merger, as the case may be, cash in lieu of fractional shares and unpaid dividends and distributions on the Newco Common Stock deliverable in respect of each share such stockholder holds as determined pursuant to this Agreement, in each case without any interest thereon.

                         (e) None of HCI, its Affiliates, PAS, Newco, the
Exchange Agent or any other person shall be liable to any former holder of Shares or shares of Class B Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                         (f) In the event that any Share Certificate shall have
been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Share Certificate to be lost, stolen or destroyed and, if required by Newco, the posting by such person of a bond in such reasonable amount as Newco may direct as indemnity against any claim that may be made against it with respect to such Share Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Share Certificate the applicable Merger Consideration, cash in lieu of fractional shares, and unpaid dividends and distributions on Shares as provided in this Section 4.5, deliverable in respect thereof pursuant to this Agreement.

                  4.6 Certain Additional Prorations. In the event that the aggregate number of shares of Newco Common Stock for which Value Units were to be exchanged pursuant to Section 1.2(a) of the Univisa Contribution Agreement would otherwise be less than seven million five hundred thousand (7,500,000) (after giving effect to any prorations pursuant to Section 4.4, if applicable), then notwithstanding anything to the contrary contained in this Agreement or in the Univisa Contribution Agreement, (i) a number of Value Units equal to seven million five hundred thousand (7,500,000) minus the aggregate number of shares of Newco Common Stock for which Value Units would otherwise be exchanged pursuant to Section 1.2(a) of the Univisa Contribution Agreement (after giving effect to any prorations pursuant to Section 4.4, if applicable) (such difference, the "SPOT Difference") shall be exchanged for Newco Common Stock (after giving effect to any prorations pursuant to Section 4.4, if applicable),
(ii) the aggregate amount of cash for which Value Units were otherwise to be exchanged pursuant to Section 1.2(a) of the Univisa Contribution Agreement (after giving effect to any prorations pursuant to Section 4.4, if applicable) shall be reduced by an amount equal to the product of the SPOT Difference and the Standard Cash Consideration, and (iii) the aggregate number of Shares with respect to which Cash Elections or Stock Elections were made hereunder shall be adjusted in accordance with Section 4.4, if applicable, giving effect (a) first, to the Shares as to which a Cash Election was made but which were to be converted into the right to receive shares of Newco Common Stock in lieu of cash in accordance with Section 4.4(b), and (b) second, to all other Shares as to which a Stock Election was made.


                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF PAS

                  PAS represents and warrants to each of the Hughes Parties as follows:

                  5.1 Organization, Standing and Power. Each of PAS and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, has all requisite corporate power and authority necessary to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified, and in good standing to own, lease and operate its properties and to conduct business in each jurisdiction, domestic and foreign, in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure to so qualify or be in good standing is not likely to have a material adverse effect on PAS and its Subsidiaries, taken as a whole. PAS and each of its Subsidiaries has heretofore made available to HCI true, complete and correct copies of its Certificate of Incorporation and Bylaws as currently in effect together with all amendments thereto. No resolution has been adopted to amend any of such Certificates of Incorporation or Bylaws except as expressly called for by this Agreement. None of PAS or its Subsidiaries (i) has been dissolved, adopted resolutions to dissolve or acted in any way to accomplish, request or approve such dissolution, (ii) is a party to any merger or (iii) has been declared bankrupt, and, to PAS' knowledge, no action or request is pending to declare it bankrupt. PAS has made available to HCI minute books for each of PAS and its Subsidiaries which contain complete and accurate records in all material respects of all meetings, or consents in lieu thereof, of the stockholders and the Board of Directors (including committees thereof) of each such entity since its date of formation. As used in this Agreement, any reference to any event, change or effect having a "material adverse effect" on any person or entity means (i) such event, change or effect, individually or in the aggregate with other events, changes, or effects, is materially adverse to the financial condition, business, results of operations, assets, liabilities, properties or prospects of such person or entity and (ii) such event, change or effect, individually, or in the aggregate with other events, changes or effects, would impair the right or ability of the parties hereto and thereto to consummate the transactions contemplated hereby and by the Related Agreements (as defined in Section 7.9).

                  5.2 Capital Structure. As of the date hereof, the authorized capital stock of PAS consists of 100,000,000 shares of Class A Common Stock, 100,000,000 shares of Class B Common Stock, 400,000,000 shares of PAS Common Stock and 20,000,000 shares of Preferred Stock, $.01 par value per share ("PAS Preferred Stock"). At the close of business on September 1, 1996: (i) 40,459,432 shares of Class A Common Stock, 40,459,431 shares of Class B Common Stock, 19,081,137 shares of PAS Common Stock and 311,132.777 shares of PAS Preferred Stock were issued and outstanding, 1,065,225 shares of PAS Common Stock were reserved for issuance pursuant to currently outstanding options pursuant to the Stock Option Plans, and, except for the issuance of shares of PAS Common Stock pursuant to the exercise of the Options and except as set forth on Schedule 5.2, there are no employment, executive termination or similar agreements providing for the issuance of any shares of Class A Common Stock, Class B Common Stock, PAS Common Stock or PAS Preferred Stock; (ii) no shares of Class A Common Stock, Class B Common Stock, PAS Common Stock or PAS Preferred Stock were held by PAS or any of its Subsidiaries; and (iii) except as set forth on Schedule 5.2, no bonds, debentures, notes or other instruments or evidence of indebtedness having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which stockholders of PAS may vote ("PAS Voting Debt") were issued or outstanding. All outstanding shares of the capital stock of PAS and the outstanding capital stock of each of PAS' Subsidiaries and all such shares which may be issued upon the exercise of outstanding options and warrants are validly issued, fully paid and nonassessable and no such shares are subject to preemptive or other similar rights. Except as set forth on Schedule 5.2, all outstanding shares of capital stock of PAS' Subsidiaries are owned by PAS or a direct or indirect wholly-owned Subsidiary of PAS, free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth on Schedule 5.2, neither PAS nor any of PAS' Subsidiaries (i) beneficially owns any capital shares or has any other record or beneficial equity or other ownership or interest in any corporation, partnership, joint venture, association or other entity or business enterprise or (ii) has any commitment to contribute to the capital of, make loans to, or share the losses of any person or entity (other than any of PAS or any of its Subsidiaries). Except as set forth in this Section 5.2 and except for changes since September 1, 1996 resulting from the exercise of stock options granted pursuant to the Stock Option Plans, there are outstanding: (i) no shares of capital stock, PAS Voting Debt or other voting securities of PAS authorized, issued or outstanding; (ii) no securities of PAS or any Subsidiary of PAS convertible into, or exchangeable or exercisable for, shares of capital stock, PAS Voting Debt or other voting securities of PAS or any Subsidiary of PAS; and
(iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which PAS or any Subsidiary of PAS is a party or by which it is bound, in any case obligating PAS or any Subsidiary of PAS to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock of PAS or any PAS Voting Debt or other voting securities of PAS or of any Subsidiary of PAS, or obligating PAS or any Subsidiary of PAS to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. Since September 1, 1996, PAS has not (i) granted any options, warrants or rights to purchase shares of capital stock of PAS or (ii) amended or repriced any Option or the Stock Option Plans, and set forth on Schedule 5.2 is a list of all outstanding options, warrants and rights to purchase shares of capital stock of PAS and the exercise prices relating thereto. Except as set forth on Schedule 5.2, there are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which PAS or any of its Subsidiaries is a party or by which any such entity is bound relating to the voting of any shares of the capital stock of PAS or any of its Subsidiaries. Except as set forth on Schedule 5.2, there are no restrictions on PAS to vote the stock of any of its Subsidiaries. Except as granted in connection with the transactions contemplated by this Agreement, no person has any rights to cause PAS or its Subsidiaries to register with the United States Securities and Exchange Commission (the "SEC") any securities of PAS or any of its Subsidiaries.

                  5.3 Authority; No Violations; Consents and Approvals.

                         (a) PAS has all requisite corporate power and authority
to execute and deliver this Agreement and the Related Agreements to which it is a party and to perform its obligations hereunder and thereunder and to effect the transactions contemplated hereby and thereby, and subject to PAS Stockholder Approval (as defined in Section 5.3(c)), to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the Related Agreements to which PAS is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of PAS, subject, if required with respect to consummation of the Merger, to PAS Stockholder Approval. Each of this Agreement and the Related Agreements to which PAS is a party has been duly executed and delivered by PAS and, subject, if required with respect to consummation of the Merger, to PAS Stockholder Approval, and assuming that each of this Agreement and the Related Agreements to which PAS is a party constitutes the valid and binding agreement of the other parties thereto, and subject to obtaining all necessary approvals by Government Entities, constitutes a valid and binding obligation of PAS enforceable in accordance with its terms except that the enforcement hereby may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general "principles of equity" (regardless of whether enforceability is considered in a proceeding at law or in equity) (the foregoing exception, the "Bankruptcy Exception"). For purposes of this Agreement, the term "Government Entity" means any legislative, executive, judicial, regulatory or other governmental or quasi-governmental authority, instrumentality or body, whether domestic or foreign, local, state, federal or other, including, without limitation, any administrative agency, commission or court.

                         (b) The execution, delivery and performance by PAS of
each of this Agreement and the Related Agreements to which PAS is a party does not, and the consummation by PAS of the transactions contemplated hereby and thereby will not, (x) conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) which is likely to have a material adverse effect on PAS and its Subsidiaries, taken as a whole, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, or the creation of a material lien, pledge, security interest or other encumbrance on assets or property, or right of first refusal with respect to any material asset or property (any such conflict, violation, default, right of termination, cancellation or acceleration, loss, creation or right of first refusal, a "PAS Violation"), under or pursuant to any provision of the respective Certificate of Incorporation or Bylaws of PAS or equivalent constituent document of any of its Subsidiaries or, (y) except as to which requisite waivers or consents have been obtained and, except as set forth on Schedule 5.3(b) hereto and assuming the consents, approvals, authorizations or permits and filings or notifications referred to in paragraph (c) of this
Section 5.3 are duly and timely obtained or made and, if required, PAS Stockholder Approval is obtained, result in any PAS Violation of any Material Contract, PAS ERISA Plan (as defined in Section 5.9(c)(i)), PAS Benefit Arrangement (as defined in Section 5.9(c)(ii)), PAS Permit (as defined in
Section 5.6(b)), or Law applicable to PAS or any of its Subsidiaries or any of their respective properties or assets; provided, however, that nothing in this
Section 5.3 will be deemed to constitute a representation or warranty by PAS as to any antitrust law or requirement. The Board of Directors of PAS has taken all actions necessary under the DGCL, including approving the transactions contemplated by this Agreement and the Related Agreements, to ensure that
Section 203 of the DGCL and the provisions of any other state takeover laws do not, and will not, apply to the transactions contemplated hereby and thereby. No vote of the holders of the PAS Preferred Stock is required to consummate the Asset Contribution, the Univisa Contribution, the Merger or any of the other transactions contemplated hereby.

                         (c) No consent, approval, order or authorization of, or
registration, declaration or filing with, notice to, or permit from any Government Entity, is required by or with respect to PAS or any of its Subsidiaries in connection with the execution and delivery by PAS of any of this Agreement or the Related Agreements to which PAS is a party or the consummation by PAS of the transactions contemplated hereby and thereby, which if not obtained or made is likely to have a material adverse effect on PAS' ability to consummate the transactions contemplated hereby and thereby, except for: (A) the filing of a premerger notification and report form by PAS under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") and the expiration or termination of the applicable waiting period thereunder; (B) the filing with the SEC of (x) the Proxy Statement/Prospectus and related Registration Statement (as such terms are defined in Section 7.5) relating to a meeting of the holders of shares of common stock of PAS to adopt this Agreement (the "PAS Stockholder Approval") and (y) such reports under and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the Related Agreements to which PAS is a party and the transactions contemplated hereby and thereby; (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (D) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws; (E) such filings and approvals as may be required by any foreign premerger notification Laws; (F) such consents, approvals, orders, authorizations and filings required under any environmental, health or safety law; (G) the filing with the FCC of (x) the applications and waiver requests described in Section 7.9(c), (y) any requisite post Closing amendments to pending FCC applications filed by PAS and its Subsidiaries, reflecting (subject to FCC consent and consummation) the Asset Contribution, the Univisa Contribution and the Merger, and (z) associated filings with the FCC that do not require the FCC's consent or approval; and (H) such other consents, approvals, orders, authorizations, registrations, declarations, filings, notices and Permits (as defined in Section 5.6(a)) set forth on Schedule 5.3(c).

                  5.4 SEC Documents. PAS has made available to HCI a true and complete copy of each form, report, schedule, registration statement and definitive proxy statement filed by PAS with the SEC since July 29, 1993 and prior to the date of this Agreement (the "PAS SEC Documents"), which are all the documents (other than preliminary material) that PAS was required to file with the SEC since such date. As of their respective dates, or, if required to be amended, as of the date of the last such amendment, (i) the PAS SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such PAS SEC Documents, and (ii) none of the PAS SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements of PAS included in the PAS SEC Documents have been prepared from, and are in accordance with, the books and records of PAS and/or its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly, in all material respects, in accordance with applicable requirements of GAAP, the consolidated financial position of PAS and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of PAS and its consolidated Subsidiaries for the periods presented therein. No Subsidiary of PAS is required to file any form, report or other document with the SEC. The books and all other financial records of PAS and each of its Subsidiaries are complete and correct in all material respects.

                  5.5 Information Supplied. The Proxy Statement/Prospectus (as defined in Section 7.5), or any amendment thereof or supplement thereto, will not, on the date it is first mailed to PAS' stockholders or at the time of PAS' stockholders meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation is made by PAS with respect to statements made therein based on information supplied by any Hughes Party for inclusion in the Proxy Statement/Prospectus. The information supplied by PAS for inclusion in each Registration Statement (as defined in Section 7.5) will not, on the date it is first filed with the SEC and as of the date it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Subject to the proviso set forth in the second preceding sentence, the Proxy Statement/Prospectus, will comply as to form, in all material respects, with the provisions of the Exchange Act and the rules and regulations thereunder.

                  5.6 Compliance with Laws.

                         (a) Except as disclosed on Schedule 5.6(a) or the PAS
SEC Documents, the businesses of PAS and its Subsidiaries are not being conducted in violation of any Law the violation of which is likely to have a material adverse effect on PAS or any of its Subsidiaries. Except as disclosed on Schedule 5.6(a), no material investigation or review by any Government Entity with respect to PAS, any of its Subsidiaries or their respective businesses is pending or, to the best knowledge of PAS, threatened and PAS has not received any written citation or notification alleging any violation of any Law or Permit the continuing violation of which is likely to have a material adverse effect on PAS or any of its Subsidiaries. As used in this Agreement, the term "Law" means any applicable domestic or foreign, federal, state or local laws, statutes, regulations, rules, codes, ordinances, orders and governmental licenses, franchises, permits and governmental authorizations enacted, adopted, issued or promulgated by any Government Entity (including, without limitation, to the extent applicable, those pertaining to communications, broadcasting, consumer protection, building, zoning, environmental and occupational safety and health requirements and all requirements of the Communications Act of 1934, as amended, or any successor statute, and the rules and regulations of the FCC promulgated thereunder) or common law. As used in this Agreement, the term "Permits" means all permits (including conditional use permits), licenses, franchises, approvals, certificates, concessions, privileges, immunities, consents or other authorizations issued or authorized by any Government Entity.

                         (b) Set forth on Schedule 5.6(b) is a true and complete
list of all Permits issued to or held by PAS or any of its Subsidiaries (as amended or modified), except for Permits which are immaterial to the assets or business of PAS or any of its Subsidiaries (collectively, the "PAS Permits"); provided, however, that notwithstanding the foregoing materiality threshold,
Schedule 5.6(b) lists (i) all Permits issued by the FCC to PAS or any of its Subsidiaries, (ii) all Permits, whether or not issued by the FCC, authorizing the construction, launch or operation of the PAS Satellites or the PAS Ground Stations (other than Permits granted or issued by local or municipal Government Entities, such as building permits, local occupancy permits or zoning regulations, which are not material to PAS and its Subsidiaries, taken as a whole), and (iii) all Permits issued to PAS or any of its Subsidiaries by Government Entities that regulate broadcasting or communications, authorizing any of PAS or its Subsidiaries to provide broadcasting or communications services. Schedule 5.6(b) also sets forth a true and complete list of all pending applications for Permits that would be PAS Permits if issued or granted and all pending applications by PAS or its Subsidiaries for modification, extension or renewal of PAS Permits. The PAS Permits are all of the Permits required to be issued to or held by PAS or its Subsidiaries in order to allow PAS and its Subsidiaries to own or lease their respective assets and to lawfully conduct their respective businesses, including, without limitation, the construction, launch and operation of, and transmitting to and from, each of the PAS Satellites and the PAS Ground Stations (as such terms are defined in Section 5.19(a)) and the provision of broadcasting or communications services, except where the failure to possess any such Permit is not likely to have a material adverse effect on PAS and its Subsidiaries, taken as a whole. Notwithstanding the generality of the preceding paragraph, except as set forth on Schedule 5.6(b), each of PAS and its Subsidiaries has fulfilled and complied in all material respects with its obligations under each of the PAS Permits owned, held or possessed by it, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any PAS Permit and which permits or, after notice or lapse of time or both, would permit revocation or termination of any such PAS Permit, and neither PAS nor any of its Subsidiaries has received or has knowledge of any written notice of cancellation or default or of any dispute concerning any such PAS Permit, or of any such event, condition or state of facts where the effect thereof would be material to PAS and its Subsidiaries, taken as a whole. Each of the PAS Permits is validly held by the entities listed on Schedule 5.6(b), is in full force and effect in all material respects, is free and clear of all Liens (other than Permitted Liens), is unimpaired by acts or omission of PAS or its employees, partners or Affiliates, will expire on the date shown on Schedule 5.6(b), is valid for the balance of its current term, and is not subject to any restriction or condition that limits in any material respect the full operation of PAS' business as now operated. Except as set forth on Schedule 5.6(b) and for rulemaking proceedings affecting the satellite industry in general, no complaints, proceedings or applications are pending, or to PAS' best knowledge, threatened, at the FCC or any other Government Entity, that would result in the revocation, forfeiture, adverse modification, non-renewal or suspension of any of the PAS Permits, the denial of any pending application by PAS or its Affiliates for a Permit or a modification, extension or renewal thereof, the issuance against PAS of any cease and desist order, or the imposition of any administrative actions by the FCC or any other Government Entity with respect to the PAS Permits, or that would adversely affect the ability of the corporation surviving the Merger to continue to operate the business of PAS and its Subsidiaries as currently operated by such parties. Except as set forth on Schedule 5.6(b), PAS has not received any complaint that any of the PAS Satellites or the PAS Ground Stations is causing objectionable interference to the transmissions or reception of any other radio communications facility, and to PAS' best knowledge, no other radio communications facility is causing objectionable interference to the transmissions from or the receipt of signals by any PAS Satellite or PAS Ground Station. Except as set forth on
Schedule 5.6(b), none of the PAS Permits that has been issued prior to the date hereof is the subject of any pending renewal application; no renewal of any PAS Permit issued by the FCC would constitute a major environmental action under the FCC Rules excluding the impact of the FCC's new RF radiation rules adopted by the FCC in ET Docket No. 93-62 on August 1, 1996; and PAS is not aware of any reason why the PAS Permits will not be renewed in the ordinary course or why any of the PAS Permits might be revoked. PAS knows of the existence of no fact that, under present Law, would disqualify PAS from consummating the Merger within the time contemplated herein. Except as set forth on Schedule 5.6(b), all information contained in any pending application by PAS or any of its Subsidiaries for a Permit or modification, extension, or renewal of a PAS Permit is true, correct and complete in all material respects. Except as set forth on
Schedule 5.6(b), PAS has duly filed or caused to be filed with the FCC all required material reports, statements, documents, registrations, filings or submissions with respect to the operations of the business of PAS and its Subsidiaries, the PAS Permits issued by the FCC, PAS' and its Subsidiaries' ownership of their assets and the pending applications by PAS or any of its Subsidiaries for Permits or for modification, extension or renewal of PAS Permits. All such filings complied in all material respects with Laws when made and no deficiencies have been asserted with respect to any such filings. Except for rulemaking proceedings affecting the satellite industry in general, no judgment, decree, order or notice of violation has been issued by the FCC (or other Government Entity) which permits or contemplates revocation, modification or termination of any of the PAS Permits or which would result in any material impairment of any rights thereunder. As used in this Agreement, the term "Affiliate" means with respect to any person or entity, any person or entity which directly or indirectly controls, is controlled by or is under common control with such person or entity; provided, however, that "Affiliate" with respect to any person or entity shall also include any person or entity of which the first person or entity directly or indirectly owns ten percent (10%) or more of the common equity and shall, in the case of each Hughes Party, include HE, but exclude any person controlling HE and any person under common control with HE but not itself controlled by HE.

                         (c) Except as set forth on Schedule 5.6(c), neither
PAS, its Subsidiaries or Affiliates, nor any of their respective employees, are officials or officers of any Government Entity or any political party, and neither PAS nor any of its Subsidiaries or Affiliates has taken, is taking or will take, or has allowed or will allow on its behalf to be taken, any action which would have violated or would violate the United States Foreign Corrupt Practices Act of 1977, the U.S. Export Administration Act, as amended, or any Laws to which such party or person is subject, relating in each case to payments for the purpose of influencing an act or decision of a Government Entity or government official; provided, however, that nothing in this sentence shall be deemed to subject any party or person to any Law to which such party or person would not otherwise be subject. Each of PAS and its Subsidiaries is in material compliance with all domestic and foreign laws restricting or regulating the export of technology to foreign countries.

                  5.7 Litigation. Except as disclosed on Schedule 5.7 or in the PAS SEC Documents, there is no suit, action or proceeding pending or, to PAS' knowledge, threatened against or affecting PAS or any of its Subsidiaries, nor is there any written judgment, decree, injunction, rule or order of any Government Entity or arbitrator outstanding against PAS or any of its Subsidiaries.

                  5.8 Taxes. Each of PAS and its Subsidiaries has timely filed or has obtained timely extensions for all tax returns required to be filed by such party completely and accurately in all material respects and has timely paid (or PAS has paid on behalf of any such Subsidiary), or has established an adequate reserve for the payment of, all material taxes which are required to be paid in respect of the taxable period reflected in such returns or for periods since the most recent date on which a return was filed. All taxes shown to be due on the tax returns that have been filed by PAS and each of its Subsidiaries have been timely paid. Except as provided on Schedule 5.8, neither PAS nor any of its Subsidiaries has waived any statute of limitations in respect of taxes of PAS or any of its Subsidiaries. Except as provided on Schedule 5.8, none of the tax returns filed by PAS or any of its Subsidiaries has been examined by any taxing authority, and no audit, action, proceeding or assessment is pending or threatened by any taxing authority against PAS or any of its Subsidiaries where such audit, proceeding or assessment is likely to have a material adverse effect on PAS and its Subsidiaries, taken as a whole. All material taxes which PAS or any of its Subsidiaries is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of PAS. There are no material liens for taxes (other than for current taxes not yet due and payable) on the assets of PAS or any of its Subsidiaries. PAS has previously delivered or made available to HCI true and complete copies of its federal income tax returns for each of the fiscal years ended December 31, 1992 through December 31, 1995. Except as set forth on Schedule 5.8 or as provided herein, neither PAS nor any of its Subsidiaries is a party to or bound by any agreement providing for the allocation or sharing of taxes with any entity which is not, either directly or indirectly, a Subsidiary of PAS. Neither PAS nor any of its Subsidiaries has filed or is required to file a consent pursuant to or agreed to the application of Section 341(f) of the Code. PAS is not a "United States real property holding corporation" as defined in Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. For the purpose of this Agreement, the term "tax" (and, with correlative meaning, the terms "taxes" and "taxable") shall include all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

                  5.9 Employees and Agents; Benefit Plans.

                         (a) Schedule 5.9(a) contains a complete and accurate
list of all employees of PAS and its Subsidiaries, whether active or inactive, indicating thereon the direct entity by whom such employee is employed and the employee's job title. PAS also shall provide on Schedule 5.9(a) as to each such employee, the position held, the length of service, employee loans, stock options, annual salary, incentive bonuses, international and other allowances and PAS' cost of dental, health (other than retiree health), life and long-term disability insurance. Except as set forth on Schedule 5.9(a), no employee of PAS or any of its Subsidiaries is represented by any union, or covered by any collective bargaining or similar agreement in connection with their employment at PAS, nor is any such employee covered by a written agreement of employment in connection with their employment at PAS, or to PAS' knowledge, any oral employment agreement, which cannot be terminated at will by PAS or one of its Subsidiaries or which provides for severance pay or other compensation, including stock option rights and deferred compensation arrangements, upon termination of employment or upon change of control of PAS or any of its

Subsidiaries. Except as listed and described on Schedule 5.9(a), neither PAS nor any of its Subsidiaries is a party to any collective bargaining or other similar labor agreement, including any such agreement which provides for or may give rise to any liability or obligation for any severance or termination pay or which will be the subject of renegotiation by virtue of the consummation of the transactions contemplated by this Agreement, and to PAS' knowledge, no labor organization has filed a petition to become the collective bargaining representative with respect to PAS or any of its Subsidiaries.

                         (b) Except as set forth on Schedule 5.9(b), PAS and
each of its Subsidiaries have complied in all material respects with all applicable employment and labor laws, including but not limited to those relating to wages, hours, collective bargaining, discrimination, plant closing notices, and the payment of social security and similar taxes, and are not liable for any arrears of wages or any material penalties for failure to comply with any of the foregoing. There are no lawsuits, governmental proceedings, arbitration proceedings or written claims pending or, to PAS' knowledge, threatened between PAS or any of its Subsidiaries and any of their employees, or any labor union or labor organization representing or purporting to represent any of their employees. To PAS' knowledge, there are no union organizing or election activities involving any non-union employees of PAS or any of its Subsidiaries which have occurred since December 31, 1993 or threatened as of the date hereof.

                         (c) Schedule 5.9(c) sets forth a true and complete list
of all of the following, true, correct and complete copies of which have been delivered to or made available to HCI:

                              (i) each "employee benefit plan," as defined in
         Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (the "PAS ERISA Plans") maintained, contributed to or required to be contributed to by PAS or any of its Subsidiaries, or under which PAS or any of its Subsidiaries could incur any liability, for the benefit of current, former and retired employees of PAS or any of its Subsidiaries ("PAS Employees") or any beneficiaries or dependents of any PAS Employees, except for foreign plans to which PAS is required to contribute pursuant to the law(s) of any foreign country;

                              (ii) each other plan, program, policy, contract, agreement or arrangement providing for bonuses, pensions, deferred compensation, stock or stock related awards, severance pay, salary continuation or similar benefits, hospitalization, medical, dental or disability benefits, life insurance or other employee benefits, or compensation to or for any PAS Employee or members of any PAS Employee's families (other than directors and officers' liability policies), whether or not insured or funded (a "PAS Benefit Arrangement").

                         (d) Except as set forth on Schedule 5.9(d), and except
where such failure is not likely to have a material adverse effect on PAS and its Subsidiaries, taken as a whole, each PAS ERISA Plan and PAS Benefit Arrangement has been established and maintained in all material respects in accordance with its terms and in material compliance with all Laws. PAS has listed on Schedule 5.9(d) all exceptions, without regard to whether such exceptions are likely to have a material adverse effect on PAS and its Subsidiaries, taken as a whole, to this Section 5.9(d), of which PAS has actual knowledge.

                         (e) Except as set forth on Schedule 5.9(e), neither PAS
nor any of its Subsidiaries have represented, promised or contracted (whether in oral or written form) to any current or former PAS Employee (either individually or to PAS Employees as a group) that such current or former PAS Employee(s) would be provided with life insurance or employee health or welfare plan benefits upon their retirement or termination of employment (except as may be required by statute), except where such representation, promise or contract is not likely to have a material adverse effect on PAS and its Subsidiaries, taken as a whole. PAS has listed on Schedule 5.9(e) all exceptions, without regard to whether such exceptions are likely to have a material adverse effect on PAS and its Subsidiaries, taken as a whole, to this Section 5.9(e) of which PAS has actual knowledge.

                         (f) Except as set forth on Schedule 5.9(f), PAS has
delivered or made available to HCI true and complete copies of all PAS ERISA Plans, all related trust agreements, the latest summary plan descriptions, the latest Internal Revenue Service determination letter and application therefor for each plan which is intended to be qualified under Section 401(a) of the Code, and all PAS Benefit Arrangements and employment severance agreements pursuant to plans which PAS or any of its Subsidiaries has or may have any liability. Any document listed on Schedule 5.9(f) shall be delivered by PAS to HE within 30 days after execution of this Agreement.

                         (g) Except as set forth on Schedule 5.9(g), neither the
execution or delivery of this Agreement or the Related Agreements nor the consummation of the transactions contemplated hereby or thereby (either alone or together with any additional or subsequent events), shall constitute an event under any PAS ERISA Plan, PAS Benefit Arrangement, loan or individual agreement or contract that may result in any payment (whether of severance pay or otherwise), restriction, or limitation upon the assets of any PAS ERISA Plan or PAS Benefit Arrangement, acceleration of payment or vesting, increase in benefits or compensation, or required funding with respect to any PAS Employee or any of its subsidiaries or the forgiveness of any loan or other commitment of any PAS Employee.

                         (h) Except as set forth on Schedule 5.9(h), there are
no pending, or, to PAS' knowledge, threatened actions or suits by or on behalf of any PAS ERISA Plans or PAS Benefit Arrangements, by any PAS Employee or beneficiary covered under any such PAS ERISA Plan or PAS Benefit Arrangement, or otherwise involving any such plan or arrangement (other than routine claims for benefits), except to the extent that such pending or threatened actions or suits are not likely to have a material adverse effect on PAS and its Subsidiaries, taken as a whole.

                         (i) Except as set forth on Schedule 5.9(i), with
respect to each PAS ERISA Plan that is funded wholly or partially through an insurance policy, there is no liability of PAS or any of its Subsidiaries under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time which is likely to have a material adverse effect on PAS and its Subsidiaries, taken as a whole.

                         (j) Except as set forth on Schedule 5.9(j), all
employee contributions to PAS ERISA Plans to the date hereof have been properly withheld by PAS and each of its Subsidiaries, all contributions required to be made to each such plan by PAS and each of its Subsidiaries (including employee contributions and compensation deferrals and employer matching or other contributions) have been made on a timely basis or will be made on a timely basis and all of such contributions have been or will be fully paid into the funding arrangements for the respective PAS ERISA Plan, except where such failure is not likely to have a material adverse effect on PAS and its Subsidiaries, taken as a whole.

                         (k) Except as set forth on Schedule 5.9(k), to PAS'
knowledge, there are no pending lawsuits, governmental proceedings, arbitration proceedings or written claims by PAS Employees against PAS or any of its Subsidiaries or any of its PAS Employees, nor is PAS aware of any such pending lawsuits, governmental proceedings, arbitration proceedings or written claims of any PAS Employee pursuant to any applicable Law relating to employees, including human rights legislation, labor standards legislation, occupational health and safety legislation, worker's compensation legislation or any other employment-related legislation.

                         (l) Schedule 5.9(l) sets forth a complete and accurate
list of any and all loans of any nature whatsoever (other than routine travel advances) made by PAS or any of its Subsidiaries to any current or former PAS Employee or any affiliate of any such current or former employee.

                         (m) PAS and each of its Subsidiaries is and has been,
and PAS' business is and has been, in compliance with all occupational health and safety rules and regulations of applicable Law, except for noncompliance that is not likely to have a material adverse effect on PAS and its Subsidiaries, taken as a whole. PAS has listed on Schedule 5.9(m) all exceptions, without regard to whether such exceptions would have a material adverse effect on PAS and its Subsidiaries, taken as a whole, to this Section 5.9(m) of which PAS has actual knowledge.

                         (n) Except as set forth on Schedule 5.9(n), there are
no currently pending notices of assessment, or any other communications related thereto which PAS or any of its Subsidiaries have received from any workers' compensation board or similar authorities in any jurisdictions where PAS' business is carried on and there are no assessments which are unpaid, except for assessments and other communications that are not likely to have a material adverse effect on PAS and its Subsidiaries, taken as a whole. PAS has listed on
Schedule 5.9(n) all exceptions, without regard to whether such exceptions are likely to have a material adverse effect on PAS and its Subsidiaries, taken as a whole, to this Section 5.9(n) of which PAS has actual knowledge.

                         (o) Except as set forth on Schedule 5.9(o), the
deductibility of any amount paid or payable to any PAS Employee will not be disallowed by the application of Section 162(m) of the Code.

                         (p) Except as set forth on Schedule 5.9(p), there are
no employment, severance or termination agreements, other compensation arrangements, agreements or plans currently in effect which provide for the payment of any amount (whether in cash, property, the vesting of property or other benefit, right or enhancement) in connection with any of the transactions contemplated by this Agreement or the Related Agreements to any employee, officer, shareholder or director of PAS or any of its Subsidiaries who is a "disqualified individual" (as such term is defined in Section 280G(c) of the Code) that would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b) of the Code).

                         (q) It is the position of PAS that Section C of each
Agreement listed in number 12 of Schedule 5.9(c) means that, if a material change (as defined in such agreement) should occur, the executive covered by such agreement shall be entitled to no less than the aggregate employee welfare benefits that such executive and such executive's dependents would have received under the provisions of the benefit arrangements, policies or practices of PAS in effect immediately prior to a material change, at no increased cost or expense to the executive and such executive's dependents, in the aggregate.

                  5.10 Absence of Certain Changes or Events. Since June 30, 1996 to the date hereof and except as otherwise disclosed on Schedule 5.10 or as contemplated by this Agreement:

                         (a) each of PAS and its Subsidiaries has (i) conducted
its business only in the usual and ordinary course, (ii) operated its business substantially in accordance with past practices, (iii) attempted to preserve its business and assets intact and (iv) attempted to preserve the goodwill of its business' suppliers, customers, distributors and others having business with it;

                         (b) there has not been any material adverse change in
the condition (physical, financial or otherwise) of the assets and liabilities of PAS and its Subsidiaries, taken as a whole, other than usual and ordinary change which occurs in the normal course of usage;

                         (c) there has not been any damage, destruction, loss or
claim (whether or not covered by insurance) that has had a material adverse effect on PAS and its Subsidiaries, taken as a whole;

                         (d) neither PAS nor any of its Subsidiaries has,
directly or indirectly, declared, ordered, paid, made or set apart or resolved to pay (i) any sum or property as a dividend or other distribution on account of any capital thereof or (ii) any redemption, retirement, purchase or acquisition, direct or indirect, of any capital or securities thereof;

                         (e) there has not been any change in any method of
accounting or accounting practice or procedure by PAS or any of its Subsidiaries except for any such change after the date hereof required by GAAP or the SEC;

                         (f) neither PAS nor any of its Subsidiaries has
mortgaged, pledged or subjected to any material Lien (other than Permitted Liens (as defined in Section 5.17)) any of its material properties or assets, tangible or intangible;

                         (g) neither PAS nor any of its Subsidiaries has
acquired or disposed of any material assets or properties in any transaction with any of their Affiliates or any of their Affiliate's officers, directors, shareholders or monthly salaried employees on terms that are more favorable than arms' length or, except in the ordinary course of business, acquired or disposed of any assets or properties of material value in any transaction with any other person or entity;

                         (h) there has not been any material transaction or
commitment made, or any contract or other agreement entered into, by PAS or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by PAS or any of its Subsidiaries of any material contract, property or other right, other than transactions and commitments in the ordinary course of business and those contemplated by this Agreement and the Related Agreements;

                         (i) neither PAS nor any of its Subsidiaries has
forgiven or cancelled any material debts or claims, or waived in any material respect any rights without having received fair consideration therefor;

                         (j) there has not been any amendment of any term of any
outstanding indebtedness in excess of $50,000,000 in the aggregate or security of PAS or any of its Subsidiaries;

                         (k) there has not been any loan, advance or capital
contribution to or investment (other than cash balances of PAS or any of its Subsidiaries in money market or other short term investment accounts) to any person or entity in excess of $5,000,000 in the aggregate, other than loans, advances or capital contributions or investments made in the ordinary course of business;

                         (l) neither PAS nor any of its Subsidiaries has
incurred any other material liabilities or obligations or given any guarantee (whether absolute, accrued, contingent or otherwise), other than liabilities incurred or guarantees given in the ordinary course of business; and

                         (m) neither PAS nor any of its Subsidiaries has
adversely modified, terminated, waived, transferred, permitted to lapse, or failed to preserve any PAS Permit issued by the FCC, any PAS Permit relating to the construction, launch or operation of the PAS Satellites or PAS Ground Stations, or any PAS Permit authorizing the provision of broadcasting or communications services in such a manner as is likely to have a material adverse effect on the assets or business of PAS and its Subsidiaries, taken as a whole.

                  5.11 Opinion of Financial Advisors. Morgan Stanley & Co. Incorporated has delivered to the Board of Directors of PAS its opinion that, as of the date hereof, the consideration payable in connection with the Univisa Contribution and the Merger to be received by the holders of shares of common stock of PAS is fair, from a financial point of view, to such holders. Salomon Brothers Inc has delivered to the Board of Directors of PAS its opinion that the consideration to be paid for the DTH Option represents fair value from a financial point of view.

                  5.12 Insurance. Each of PAS and its Subsidiaries maintains reasonably adequate insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations, and, except as set forth on Schedule 5.12, in the case of any PAS Satellite (as defined in Section 5.19(b)) which is currently in orbit, PAS carries in-orbit insurance in an amount required by the indentures to which it is a party. A description of all launch and in-orbit satellite insurance policies is set forth on Schedule 5.12.

                  5.13 Intellectual Property. Schedule 5.13 sets forth a listing and description of all material domestic, foreign, common law, registered and pending applications for patents, trademarks, service marks, logos, slogans, designs, copyrights, trade names, and all material licenses running to or from PAS or any of its Subsidiaries relating to PAS' or any of its Subsidiaries' businesses or owned by PAS or any of its Subsidiaries. Unless expressly set forth otherwise on Schedule 5.13, PAS and its Subsidiaries own (or where indicated on Schedule 5.13, have a right to use), free and clear of any liens, security interests, encumbrances or claims of others, all patents, trademarks, service marks, logos, slogans, designs, copyrights, trade names, design registrations, and other intellectual property listed on Schedule 5.13 and any trade secrets, know-how, confidential information, material computer programs (including any source code), documentation, engineering and technical drawings, processes, methodologies, trade dress, and technology utilized in or incidental to the businesses of PAS and its Subsidiaries (all of the foregoing items collectively referred to as the "PAS Intellectual Property"). Except as set forth on Schedule 5.13, (a) no proceedings are pending or, to PAS' knowledge, threatened in writing, which challenge the validity of the ownership by PAS and/or its Subsidiaries of the PAS Intellectual Property; (b) PAS has no knowledge of any infringement or infringing use of any of the PAS Intellectual Property or licenses by any person or entity, and PAS and its Subsidiaries have, and as of the Closing Date will have, good and valid title to all of the PAS Intellectual Property that is owned by PAS or any of its Subsidiaries and their licenses and other rights to use will be adequate for conducting the businesses of PAS and its Subsidiaries and enforceable in accordance with their terms; (c) to PAS' knowledge, no infringement of any material intellectual property right or other proprietary right of any third party has occurred or will result in any way from the conduct of the business of PAS and its Subsidiaries by PAS or any of its Subsidiaries or from the signing and execution of this Agreement or the Related Agreements or the consummation of any or all of the transactions contemplated hereby or thereby, and no written claim has been made by any third party based upon an allegation of any such infringement; (d) the PAS Intellectual Property is valid and in full force and effect and no aspect thereof is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator or administrative agency; and (e) there are no restrictions on the direct or indirect transfer of any license, or any interest therein, held by PAS or any if its Subsidiaries in respect of the PAS Intellectual Property.

                  5.14 Environmental Matters.

                         (a) For purposes of this Agreement:

                              (i) "Environmental Law" means all applicable foreign, domestic, federal, state or local laws, statutes, regulations, rules, codes, ordinances, or common law enacted, adopted, issued or promulgated by any Government Entity, orders and permits which relate to the protection of human health or the environment, including, without limitation all such Environmental Laws regulating Releases or threatened Releases of any Hazardous Materials, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. ss.ss. 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss.ss. 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901, et seq.), the Clean Water Act (33 U.S.C. ss.ss. 1251, et seq.), the Clean Air Act (33 U.S.C. ss.ss. 7401, et seq.), the Toxic Substances Control Act (15 U.S.C. ss.ss.7401, et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss.ss. 136, et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651, et seq.), each as amended, and the regulations promulgated pursuant thereto, and any common law and any such applicable state or local statutes, and the regulations promulgated pursuant thereto, as such laws are in effect on the date hereof;

                              (ii) "Hazardous Materials" means (i) any substance, material or waste which is regulated under applicable Environmental Laws, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any radioactive materials; (iv) asbestos in any form; (v) urea formaldehyde; (vi) polychlorinated biphenyls; (vii) pesticides; or
         (viii) radon.

                              (iii) "Release" means any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, or groundwater; and

                              (iv) "Remedial Action" means all actions, including, without limitation, any capital expenditures, required by a Government Entity or required under any Environmental Law, to (i) clean up, remove or treat any Hazardous Materials or other substance in the indoor or outdoor environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public health or welfare of the environment; or (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release.

                         (b) The operations of PAS and its Subsidiaries are in
substantial compliance with all Environmental Laws. Except as set forth on
Schedule 5.14(b), neither PAS nor any of its Subsidiaries has received any written notice with respect to any of its assets of any material violation of any Environmental Law.

                         (c) Except as set forth on Schedule 5.14(c), there are
no conditions associated with PAS' assets, the operation of its business or PAS' owned or, to PAS' knowledge, leased real property as currently operated that would under applicable Environmental Law require or could reasonably be expected to require PAS or any of its Subsidiaries to (i) undertake any action that would materially impair the ability of PAS' business to use PAS' material owned and leased real property as currently operated or PAS' material assets as currently used, (ii) incur material expenditures or (iii) undertake remedial obligations at any real property that is owned, operated or leased by PAS or that is adjacent to real property owned, operated or leased by PAS, in each case which would cost individually in excess of $1.0 million.

                         (d) Except as set forth on Schedule 5.14(d), as of the
date hereof, PAS and its Subsidiaries are not subject to any outstanding orders, agreements or contracts with any Government Entity or other person respecting
(i) violations of Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material, in either case which could be expected to have a material adverse effect on PAS and its Subsidiaries, taken as a whole.

                  5.15 Investment Banking Fees and Commissions. Except for Morgan Stanley & Co. Incorporated and Salomon Brothers Inc (copies of whose engagement letters with PAS have been furnished to HCI), no person or entity is entitled to receive from PAS or any of its Subsidiaries or any of their directors, officers or employees any investment banking, brokerage or finder's fee or fees for financial consulting or other advisory services in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of PAS, nor is any person or entity (including stockholders of PAS) entitled to receive reimbursement from PAS or any of its Subsidiaries for any such services or any legal fees and expenses.

                  5.16 Material Contracts.

                         (a) PAS has provided or made available to HCI or its
independent auditors and/or legal counsel (i) true and complete copies of all written Material Contracts, or (ii) with respect to such Material Contracts that have not been reduced to writing, a written description thereof, each of which is listed on Schedule 5.16(a). Except as set forth on Schedule 5.16(a), neither PAS nor any of its Subsidiaries has received any notice or has any knowledge that any other party is, in default in any respect under any such Material Contract, other than payment defaults under transponder lease agreements which are not more than 90 days past due. Except as set forth on Schedule 5.16(a), each of the Material Contracts of PAS and its Subsidiaries is in full force and effect and constitutes a valid, legal and binding agreement of the parties thereto, enforceable in accordance with its terms except for the Bankruptcy Exception. As used in this Agreement, the term "Material Contract" means, as to any person or entity, all written contracts, agreements, commitments, arrangements, leases (including with respect to personal property), policies and other instruments to which it or any of its Subsidiaries is a party or by which it or any such Subsidiary is bound which, when assuming that all options to renew or extend are exercised, (x) require payments to be made in excess of $1,000,000 per year for goods and/or services, or (y) do not by their terms expire and are not subject to termination within six months from the date of the execution and delivery thereof and require payments to be made in excess of $5,000,000 individually.

                         (b) Except as set forth on Schedule 5.16(b), neither
PAS nor its Subsidiaries is a party, as of the date hereof, to any contract, agreement, commitment, arrangement, lease (including with respect to personal property), policy or other instrument that is not subject to termination by PAS upon less than six months written notice to the other party thereto which materially restricts or limits the right of PAS or any of its Subsidiaries or which would, on or after the Closing Date, materially restrict or limit Newco's or any of its Affiliates' right to conduct its business or compete, including without limitation, any restriction on its ability to sell, lease or otherwise provide services from available transponder capacity to any person or entity for any purpose at any orbital location and in any frequency band, any geographical, market segment, product line or other industry limitation, or any exclusive or sole supply or vendor arrangement or agreement. Nothing in this Section 5.16(b) shall preclude or require disclosure on Schedule 5.16(b) of most favored nations provisions, options for additional services or capacity, rights of negotiation, or similar provisions agreed to in the ordinary course of business (including, without limitation, of the kind set forth in the agreements referenced on
Schedule 5.16(a)).

                         (c) As of June 30, 1996, the contracts, agreements,
commitments, arrangements, leases (including with respect to personal property) that represent obligations of third parties to make payments to PAS in exchange for the sale or lease of transponder capacity, have an aggregate stated amount of unpaid payments owing to PAS of $3,026,000,000 over the remaining stated term of such contracts, after allowance for doubtful accounts or other allowances or deductions known as of such date which are ordinary and customary in the conduct of PAS' business (the "PAS Backlog"). The PAS Backlog represents amounts that, assuming the due performance by each party of its obligations under each contract and the occurrence of no event that would permit termination of a contract without liability to the terminating party, will be due for, and will arise out of, bona fide sales and delivery of goods, performance of services and other business transactions, unless the underlying contract thereto is properly terminated in accordance with the terms thereof. Except as set forth on Schedule 5.16(c), there are no refunds, discounts or other adjustments payable by PAS with respect to any portion of the PAS Backlog, and to the knowledge of PAS, there are no defenses, rights of setoff, counterclaims, assignments, restrictions, encumbrances, or conditions enforceable by any third parties on or affecting any portion of the PAS Backlog. Except as set forth on Schedule 5.16(c), neither PAS nor any of its Subsidiaries is, or has received any notice or has any knowledge that any other party is, in default in any material respect under any contract representing any portion of the PAS Backlog, other than (i) payment defaults under transponder lease agreements which are not more than 90 days past due and (ii) defaults or terminations under transponder lease agreements that are promptly replaced by contracts providing for reasonably equivalent or superior backlog payments.

                  5.17 Personal Property. PAS and/or its Subsidiaries have good and valid title to all personal property and assets (whether tangible or intangible) reflected on the consolidated balance sheet of PAS and its Subsidiaries as of December 31, 1995 (the "PAS Balance Sheet") or acquired after December 31, 1995, except for property and assets sold since December 31, 1995 in the ordinary course of business and except for satellite systems under development, with respect to which title will not be taken, other than as provided in the applicable contract therefor; provided, that except as disclosed on Schedule 5.17, there are no Liens with respect to any satellites under development. Except as set forth on Schedule 5.17, none of such properties or assets (whether real or personal) is subject to any mortgage, life interest, lien, pledge, charge, security interest, fiduciary assignment, hypothecation or title retention agreement relating to such properties or assets (collectively, "Liens"), except:

                              (i) Liens disclosed on the PAS Balance Sheet; or

                              (ii) (a) Liens for taxes and other governmental charges and assessments arising in the ordinary course of business and in amounts comparable to the amounts of such Liens in prior years, which are not yet due and payable or, provided that an appropriate reserve has been established by the related person or entity, a Lien the amount or validity of which is being contested in good faith by appropriate proceedings, (b) Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other like Liens arising in the ordinary course of business for sums not yet due and payable and in amounts comparable to the amounts of such Liens in past years, and (c) Liens or imperfections on property which, individually or collectively, as to a party or any of its Subsidiaries, are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such Lien or imperfection (each, a "Permitted Lien").

                  5.18 Real Property.

                         (a) Schedule 5.18(a) sets forth a complete description
of all real property owned by PAS or any of its Subsidiaries (the "PAS Owned Real Property"), together with a description of such ownership and the identity of the entity that owns such property. PAS has good and valid title to the PAS Owned Real Property and otherwise owns the PAS Owned Real Property free and clear of all liens, security interests, claims and other charges and encumbrances, except for (i) Permitted Liens and (ii) encumbrances, if any, which do not materially impair the existing use of the property.

                         (b) Schedule 5.18(b) sets forth a list of all of the
land, buildings and other real property leased or sub-leased by PAS or any of its Subsidiaries (the "PAS Leased Real Property"). PAS or one its Subsidiaries has a good and valid leasehold interest in and right to peaceful quiet possession as against each landlord with respect to each PAS Leased Real Property. True and complete copies of all leases of the PAS Leased Real Property have been made available for review to HCI. Such leases are in full force and effect according to their terms, constitute the legal, valid and binding obligations of PAS and/or its Subsidiaries party thereto and, to PAS' knowledge, such leases have not been amended or modified except as disclosed in writing to HCI. Neither PAS nor any of its Subsidiaries is in material default with respect to any of the leases of the PAS Leased Real Property, nor has any event occurred which with the passage of time, the giving of notice, or both, would constitute an event of default or otherwise would place PAS or any of its Subsidiaries in material default under any of such leases; neither PAS nor any of its Subsidiaries has received any notice of any such default or event; and, to PAS' knowledge, no landlord is in default under any of such leases, and no event has occurred which with the passage of time, the giving of notice, or both, would constitute an event of default or otherwise place any landlord in default thereunder.

                         (c) The PAS Owned Real Property and the PAS Leased Real
Property, together with facilities furnished under contract with others, comprise substantially all of the real estate used in, or necessary to conduct, PAS' business, and such use and occupancy is in conformance in all material respects with all applicable laws, rules and regulations, including but not limited to, applicable zoning, subdivision and other land use rules and regulations, the violation of which is likely to have a material adverse effect on PAS and its Subsidiaries, taken as a whole.

                         (d) To PAS' knowledge, other than PAS or any of its
Subsidiaries, there are no parties in possession of any portion of the PAS Leased Real Property or the PAS Owned Real Property, whether as lessees or sublessees thereof, or tenants at sufferance, trespassers or otherwise, except as disclosed on Schedule 5.18(d). The location, construction, occupancy, operation or use of the PAS Owned Real Property and, to the best knowledge of PAS, the PAS Leased Real Property (including the buildings, improvements, fixtures and equipment located thereon) do not contravene any laws, rules or regulations, or any restrictive covenant or deed restriction (recorded or otherwise), or any PAS Permit, affecting any of such property the contravention of which is likely to have a material adverse effect on PAS and its Subsidiaries, taken as a whole. There are no pending or, to the best knowledge of PAS, threatened condemnation proceedings with respect to any PAS Leased Real Property, lease, or the PAS Owned Real Property, or litigation or administrative actions relating thereto. All buildings, improvements, fixtures and equipment used in connection with PAS' business are located on the PAS Owned Real Property and the PAS Leased Real Property and do not encroach on any adjoining property, and, to the best knowledge of PAS, no buildings or improvements encroach upon the PAS Owned Real Property or the PAS Leased Real Property which is likely to have a material adverse effect on PAS and its Subsidiaries, taken as a whole.

                  5.19 Certain Assets and Agreements.

                         (a) Ground Stations. Each ground station, including,
without limitation, the related broadcasting facility assets (consisting of land, building, fixtures, improvements and telemetry, tracking and control equipment) that is owned or leased by PAS or any of its Subsidiaries in connection with PAS' business is listed on Schedule 5.19(a) (the "PAS Ground Stations"). Except as otherwise set forth on Schedule 5.19(a) with respect to each such ground station, the improvements thereto and all components used in connection therewith, including, without limitation, transmission/reception systems and programming and data broadcasting systems, if any, (i) are in good operating condition and repair and are suitable for their intended purposes and
(ii) are supported by a back-up, fuel-powered electricity generator capable of generating power sufficient to meet the requirements of the operations conducted at the ground station. The transmission/reception systems and programming and data broadcasting systems at each such ground station have the redundancies that are set forth on Schedule 5.19(a).

                         (b) Satellites and Transponders. Set forth on Schedule
5.19(b) are the following: (i) a complete and accurate list, by orbital location, of each satellite and transponder thereon owned by PAS or any of its Subsidiaries in connection with PAS' or any of its Subsidiaries' business (each a "PAS Satellite"), (ii) a true and correct copy of a satellite loading chart listing each transponder on each PAS Satellite, along with the type of transponder (C-band, Ku-band or other) and the customer or group of related customers that have leased or purchased capacity on such transponder and the amount of such capacity, and (iii) the most recent "Health Status Report," summarizing all spacecraft related incidents and anomalies known to PAS as well as the current status, to the best knowledge of PAS, of the subsystems on the PAS Satellites (power, telemetry and command, reaction control, communications and antenna). For each PAS Satellite, true, correct and complete copies of the foregoing will be delivered or made available to HCI (all such data, records, tapes, information, lists and reports are collectively referred to herein as the "PAS Data") prior to the Closing Date. Such PAS Data represent, to the best knowledge of PAS, all relevant and material information relating to the operating condition and repair of the PAS Satellites, and the fuel life expectancies of the PAS Satellites. The information contained in the PAS Data is, to the best knowledge of PAS, accurate and complete records (except as to only those informational gaps disclosed to HCI) of the subject matters covered therein; however, PAS makes no representation or warranty as to the accuracy of any conclusion expressed as to fuel life expectancies of the PAS Satellites. Such PAS Satellites are to the best of PAS' knowledge, subject to the Health Status Reports, in good condition. Except as specifically provided herein, PAS makes no representations or warranties, express or implied, with respect to the PAS Satellites.

                         (c) Tracking, Telemetry and Control Equipment. Except
as otherwise set forth on Schedule 5.19(c), to the best of PAS' knowledge, the tracking, telemetry and control equipment (on the ground) used by third party contractors to provide tracking, telemetry and control services related to each PAS Satellite is (i) in good operating condition and repair, ordinary wear and tear excepted, and (ii) not in need of maintenance or repairs except for ordinary, routine maintenance and repairs.

                         (d) ITU Frequency Registration. Schedule 5.19(d)
contains a summary, by orbital location, of the status of frequency registration at the International Telecommunications Union, of each PAS Satellite, including the identity of the sponsoring administration and the frequency bands covered.

                         (e) Satellite Coordination. Except as set forth on
Schedule 5.19(e), to the best knowledge of PAS, no person or entity has asserted that it has rights to operate a spacecraft in a manner that would result in interference with respect to any PAS Satellite or any Satellite for which PAS has applied for a Permit. Except as set forth on Schedule 5.19(e), PAS is not aware of any asserted dispute with respect to PAS' continued ability to utilize any PAS Satellite substantially in the manner that such PAS Satellite has been used in connection with the business of PAS and its Subsidiaries to date.
Schedule 5.19(e) also contains a list of all satellite coordination agreements to which PAS or its Subsidiaries or Affiliates is a party, a summary of all operational or technical limitations set forth therein, and a summary of all coordination discussions with other persons or entities, domestic or foreign, with regard to the PAS Satellites or any Satellite for which PAS has applied for a Permit in which PAS or its Subsidiaries or Affiliates has been engaged in the past three years.

                  5.20 IGO Determinations. Schedule 5.20 contains a list of all consultations and similar arrangements that have been effectuated with INTELSAT, EUTELSAT and other similar intergovernmental entities, including without limitation all Article XIV(c) and XIV(d) consultations under the INTELSAT Agreements (collectively the "IGO Determinations") with respect to the PAS Satellites that are needed to operate the business of PAS or any of its Subsidiaries as they are now being conducted. Except as set forth on Schedule 5.20, PAS is not aware of any difficulties in obtaining any other IGO Determinations with respect to the PAS Satellites or any Satellite for which PAS has applied for a Permit.


                                   ARTICLE VI
                       REPRESENTATIONS AND WARRANTIES OF
                               THE HUGHES PARTIES

                  Each Hughes Party and Newco represent and warrant to PAS as follows:

                  6.1 Organization, Standing and Power. Each of the Hughes Parties is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, has all requisite corporate power and authority necessary to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified, and in good standing to own, lease and operate its properties and to conduct its business relating to the Galaxy Business in each jurisdiction, domestic and foreign, in which the operation of the Galaxy Business, or the operation, ownership or leasing of the assets necessary to operate the Galaxy Business, makes such qualification necessary, other than in such jurisdictions where the failure to so qualify or be in good standing is not likely to have a material adverse effect on the Galaxy Business. Each of the Hughes Parties have heretofore made available to PAS true, complete and correct copies of its Certificate of Incorporation and Bylaws as currently in effect together with all amendments thereto. No resolution has been adopted to amend any of such Certificates of Incorporation or Bylaws except as expressly called for by this Agreement. None of the Hughes Parties (i) has been dissolved, adopted resolutions to dissolve or acted in any way to accomplish, request or approve such dissolution, (ii) is a party to any merger or (iii) has been declared bankrupt, and, to such entity's knowledge, no action or request is pending to declare it bankrupt. The Hughes Parties have made available to PAS minute books for each of the Hughes Parties which contain complete and accurate records in all material respects of all meetings, or consents in lieu thereof, of the stockholders and the Board of Directors (including committees thereof) of each such entity since its date of formation.

                  6.2 Capital Structure. As of the date hereof, all of the issued and outstanding shares of capital stock of the Contributed Entities and Newco are validly issued, fully paid and nonassessable, are not subject to preemptive or other similar rights, and are owned by HCI free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth on Schedule 6.2, none of the Contributed Entities (i) beneficially owns any capital shares or has any other record or beneficial equity or other ownership or interest in any corporation, partnership, joint venture, association or other entity or business enterprise or (ii) has any commitment to contribute to the capital of, make loans to, or share the losses of any person or entity (other than any of the Contributed Entities). Except as set forth in this Section 6.2, there are outstanding: (i) no shares of capital stock, or bonds, debentures, notes or other instruments or evidence of indebtedness having the right to vote (or convertible into, or exchangeable for, securities having the right to vote), or other voting securities of any Contributed Entity or Newco authorized, issued or outstanding; (ii) no securities of any Contributed Entity or Newco are convertible into, or exchangeable or exercisable for, shares of capital stock, or other voting securities of the Contributed Entities or Newco; and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which any Contributed Entity or Newco is a party or by which it is bound, in any case obligating any Contributed Entity or Newco to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or other voting securities of any Contributed Entity or Newco, or obligating any Contributed Entity or Newco to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. None of the Contributed Entities nor Newco has granted any options, warrants or rights to purchase any capital stock of any Contributed Entity. Except as set forth on Schedule 6.2, there are not as of the date hereof, and there will not be at the Effective Time, any stockholder agreements, voting trusts or other agreements or understandings to which any Contributed Entity or Newco is a party or by which it is bound relating to the voting of any shares of the capital stock of any Contributed Entity or Newco. There are no restrictions on HCI to vote the stock of any of the Contributed Entities. Except as provided for herein, no person has any rights to cause any Contributed Entity or Newco to register with the SEC any securities of any Contributed Entity or Newco.

                  6.3 Authority; No Violations; Consents and Approvals.

                         (a) Each of the Hughes Parties has all requisite
corporate power and authority to execute and deliver this Agreement and the Related Agreements to which it is a party and to perform its obligations hereunder and thereunder and to effect the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Related Agreements to which a Hughes Party is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each such entity. Each of this Agreement and the Related Agreements to which a Hughes Party is a party has been duly executed and delivered by such Hughes Party and assuming that each of this Agreement and the Related Agreements to which a Hughes Party is a party constitutes the valid and binding agreement of the other parties thereto, and subject to obtaining all necessary approvals by Government Entities, constitutes a valid and binding obligation of such Hughes Party enforceable in accordance with its terms except that the enforcement hereby may be limited by the Bankruptcy Exception.

                         (b) The execution, delivery and performance by the
Hughes Parties of each of this Agreement and the Related Agreements to which a Hughes Party is a party does not, and the consummation by the Hughes Parties of the transactions contemplated hereby and thereby will not, (x) conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) which is likely to have a material adverse effect on the Galaxy Business, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, or the creation of a material lien, pledge, security interest or other encumbrance on assets or property, or right of first refusal with respect to any material asset or property (any such conflict, violation, default, right of termination, cancellation or acceleration, loss, creation or right of first refusal, a "Galaxy Violation"), under or pursuant to any provision of the respective Certificate of Incorporation or Bylaws of such entity or equivalent constituent document of any of its Subsidiaries or, (y) except as to which requisite waivers or consents have been obtained and, except as set forth on Schedule 6.3(b) hereto and assuming the consents, approvals, authorizations or permits and filings or notifications referred to in paragraph (c) of this Section 6.3 are duly and timely obtained or made, result in any Galaxy Violation of any Material Contract, Galaxy ERISA Plan (as defined in Section 6.9(c)(i)), Galaxy Benefit Arrangement (as defined in Section 6.9(c)(ii)), Galaxy Permit (as defined in
Section 6.6(b)), or Law applicable to such entity or the Galaxy Business; provided, however, that nothing in this Section 6.3 will be deemed to constitute a representation or warranty by any Hughes Party as to any antitrust law or requirement.

                         (c) No consent, approval, order or authorization of, or
registration, declaration or filing with, notice to, or permit from any Government Entity is required by or with respect to any Hughes Party in connection with the execution and delivery by a Hughes Party of any of this Agreement or the Related Agreements to which such Hughes Party is a party or the consummation by any Hughes Party of the transactions contemplated hereby and thereby, which if not obtained or made is likely to have a material adverse effect on such Hughes Party's ability to consummate the transactions contemplated hereby and thereby, except for: (A) the filing of a premerger notification and report form by the applicable Hughes Party under the HSR Act and the expiration or termination of the applicable waiting period thereunder;
(B) the filing with the SEC of (x) the Registration Statement (as defined in Section 7.5), and (y) such reports under and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the Related Agreements to which a Hughes Party is a party and the transactions contemplated hereby and thereby; (C) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws; (D) such filings and approvals as may be required by any foreign pre-merger notification Laws; (E) such consents, approvals, orders, authorizations and filings required under any environmental, health or safety law; (F) the filing with the FCC of (x) the applications and waiver requests described in Section 7.9(c), (y) any requisite post Closing amendments to pending FCC applications filed by the Hughes Parties, reflecting (subject to FCC consent and consummation) the Asset Contribution, the Univisa Contribution and the Merger, and (z) associated filings with the FCC that do not require the FCC's consent or approval; and (G) such other consents, approvals, orders, authorizations, registrations, declarations, filings, notices and Permits set forth on Schedule 6.3(c).

                  6.4 Galaxy Financial Statements. Attached as Schedule 6.4 are audited consolidated balance sheets relating to the Galaxy Business as of December 31, 1994 and December 31, 1995 and an unaudited consolidated balance sheet as of June 30, 1996 (the "Galaxy Balance Sheet") and the related audited consolidated statements of operations for the two fiscal years ended December 31, 1995 and the unaudited consolidated statements of operations for the six month period ended June 30, 1996 (such financial statements being hereinafter referred to collectively as the "Galaxy Financial Statements"). The Galaxy Financial Statements have been prepared from, and are in accordance with, the books and records of the Galaxy Business, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein and, with respect to the unaudited financial statements, subject to normal year end adjustments which Galaxy's management believes would not be material in amount or effect) and present fairly, in all material respects, in accordance with applicable requirements of GAAP, the consolidated financial position of the Galaxy Business as of their respective dates and the consolidated results of operations of the Galaxy Business for the periods presented therein. The books and all other financial records of the Galaxy Business are complete and correct in all material respects. As of June 30, 1996, the Contributed Entities have made capital expenditures for "satellites under construction" of at least $175 million, all of which represents capital expenditures incurred in the ordinary course of business and consistent with prudent business practices and all rights to which are being transferred to Newco hereby.

                  6.5 Information Supplied. The Registration Statement (as defined in Section 7.5), or any amendment thereof or supplement thereto, will not, on the date it is first filed with the SEC and on the date it becomes effective contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation is made by any of the Hughes Parties with respect to statements made therein based on information supplied by PAS for inclusion in each Registration Statement. The information supplied by any of the Hughes Parties for inclusion in the Proxy Statement/Prospectus will not, on the date it is first mailed to the holders of the shares of common stock of PAS or at the time of PAS' stockholder's meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Subject to the proviso set forth in the second preceding sentence, the Proxy Statement/Prospectus, will comply as to form, in all material respects, with the provisions of the Exchange Act and the rules and regulations thereunder.

                  6.6 Compliance with Laws.

                         (a) Except as set forth on Schedule 6.6(a), the Galaxy
Business is not being conducted in violation of any Law the violation of which is likely to have a material adverse effect on the Galaxy Business. Except as disclosed on Schedule 6.6(a), no material investigation or review by any Government Entity with respect to any of the Contributed Entities or the Galaxy Business is pending or, to the best knowledge of any of the Hughes Parties, threatened and none of the Hughes Parties has received any written citation or notification alleging any violation of any Law or Permit the continuing violation of which is likely to have a material adverse effect on the Galaxy Business.

                         (b) Set forth on Schedule 6.6(b) is a true and complete
list of all Permits issued to or held by any of the Hughes Parties with respect to the Galaxy Business (as amended or modified), except for Permits which are immaterial to the Galaxy Business (collectively, the "Galaxy Permits"); provided, however, that notwithstanding the foregoing materiality threshold,
Schedule 6.6(b) lists (i) all Permits issued by the FCC to any of the Hughes Parties relating to the Galaxy Business, (ii) all Permits, whether or not issued by the FCC, authorizing the construction, launch or operation of the Galaxy Satellites or the Galaxy Ground Stations (other than Permits granted or issued by local or municipal Government Entities, such as building permits, local occupancy permits or zoning regulations, which are not material to the Galaxy Business), and (iii) all Permits issued to the Hughes Parties (relating to the Galaxy Business) by Government Entities that regulate broadcasting or communications, authorizing any of the Contributed Entities to provide broadcasting or communications services relating to the Galaxy Business.
Schedule 6.6(b) also sets forth a true and complete list of all pending applications for Permits that would be Galaxy Permits if issued or granted and all pending applications by any of the Hughes Parties for modification, extension or renewal of Galaxy Permits. The Galaxy Permits are all of the Permits required to be issued to or held by any of the Contributing Entities in order to allow the Contributed Entities to own or lease their respective assets relating to the Galaxy Business and to lawfully conduct the Galaxy Business, including, without limitation, the construction, launch and operation of, and transmitting to and from, each of the Galaxy Satellites and the Galaxy Ground Stations (as such terms are defined in Section 6.18(a)), and the provision of broadcasting or communications services, except where the failure to possess any such Permit is not likely to have a material adverse effect on the Galaxy Business. Notwithstanding the generality of the preceding paragraph, except as set forth on Schedule 6.6(b), each of the Hughes Parties has fulfilled and complied in all material respects with its obligations under each of the Galaxy Permits owned, held or possessed by it, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any Galaxy Permit and which permits or, after notice or lapse of time or both, would permit revocation or termination of any such Galaxy Permit, and no Hughes Party has received or has knowledge of any written notice of cancellation or default or of any dispute concerning any such Galaxy Permit, or of any such event, condition or state of facts where the effect thereof would be material to the Galaxy Business. Each of the Galaxy Permits is validly held by the entities listed on Schedule 6.6(b), is in full force and effect in all material respects, is free and clear of all Liens (other than Permitted Liens), is unimpaired by acts or omission of any Hughes Party or their respective employees, partners or Affiliates, will expire on the date shown on Schedule 6.6(b), is valid for the balance of its current term, and, except as set forth on Schedule 6.6(b), is not subject to any restriction or condition that limits in any material respect the full operation of the Galaxy Business as now operated. Except as set forth on Schedule 6.6(b) and for rulemaking proceedings affecting the satellite industry in general, no complaints, proceedings or applications are pending, or to the Contributed Entities' best knowledge, threatened, at the FCC or any other Government Entity, that would result in the revocation, forfeiture, adverse modification, non-renewal or suspension of any of the Galaxy Permits, the denial of any pending application by any Hughes Party for a Permit in connection with the Galaxy Business or a modification, extension or renewal thereof, the issuance against any Hughes Party of any cease and desist order with respect to the Galaxy Business, or the imposition of any administrative actions by the FCC or any other Government Entity with respect to the Galaxy Permits, or that would adversely affect the ability of Newco after the Asset Contribution to continue to operate the Galaxy Business as currently operated by the Contributed Entities. Except as set forth on Schedule 6.6(b), none of the Hughes Parties has received any complaint that any of the Galaxy Satellites or the Galaxy Ground Stations is causing objectionable interference to the transmissions or reception of any other radio communications facility, and to the best knowledge of such entity, no other radio communications facility is causing objectionable interference to the transmissions from or the receipt of signals by any Galaxy Satellite or Galaxy Ground Station. Except as set forth on Schedule 6.6(b), none of the Galaxy Permits that has been issued prior to the date hereof is the subject of any pending renewal application; no renewal of any Galaxy Permit issued by the FCC would constitute a major environmental action under the FCC Rules excluding the impact of the FCC's new RF radiation rules adopted by the FCC in ET Docket No. 93-62 on August 1, 1996; and none of the Hughes Parties is aware of any reason why the Galaxy Permits will not be renewed in the ordinary course or why any of the Galaxy Permits might be revoked. None of the Hughes Parties knows of the existence of any fact that, under present Law, would disqualify Galaxy from consummating the Asset Contribution within the time contemplated herein. Except as set forth on Schedule 6.6(b), all information contained in any pending application by a Hughes Party for a Permit in connection with the Galaxy Business or modification, extension, or renewal of a Galaxy Permit is true, correct and complete in all material respects. Except as set forth on Schedule 6.6(b), each of the Hughes Parties have duly filed or caused to be filed with the FCC all required material reports, statements, documents, registrations, filings or submissions with respect to the operations of the Galaxy Business, the Galaxy Permits issued by the FCC, the Hughes Parties' ownership of their assets in connection with the Galaxy Business and the pending applications by any of the Hughes Parties for Permits or for modification, extension or renewal of Galaxy Permits. All such filings complied in all material respects with Laws when made and no deficiencies have been asserted with respect to any such filings. Except for rulemaking proceedings affecting the satellite industry in general, no judgment, decree, order or notice of violation has been issued by the FCC (or other Government Entity) which permits or contemplates revocation, modification or termination of any of the Galaxy Permits or which would result in any material impairment of any rights thereunder.

                         (c) Except as set forth on Schedule 6.6(c), none of the
Hughes Parties, nor any of their Subsidiaries or Affiliates, nor any of their respective employees, are officials or officers of any Government Entity or any political party, and none of the Contributed Entities, nor any of their Subsidiaries or Affiliates has taken, is taking or will take, or has allowed or will allow on its behalf to be taken, any action which would have violated or would violate the United States Foreign Corrupt Practices Act of 1977, the U.S. Export Administration Act, as amended, or any Laws to which such party or person is subject, relating in each case to payments for the purpose of influencing an act or decision of a Government Entity or government official; provided, however, that nothing in this sentence shall be deemed to subject any party or person to any Law to which such party or person would not otherwise be subject.

With respect to the Galaxy Business, each of the Hughes Parties is in material compliance with all domestic and foreign laws restricting or regulating the export of technology to foreign countries.

                  6.7 Litigation. Except as disclosed on Schedule 6.7, there is no suit, action or proceeding pending or, to the knowledge of any of the Hughes Parties, threatened against any of the Contributed Entities or affecting the Galaxy Business, nor is there any written judgment, decree, injunction, rule or order of any Government Entity or arbitrator outstanding against any Contributed Entity in respect of the Galaxy Business.

                  6.8 Taxes. Each of the Contributed Entities has timely filed or has obtained timely extensions for all tax returns required to be filed by such party completely and accurately in all material respects and has timely paid (or such entity's parent has paid), or has established an adequate reserve for the payment of, all material taxes which are required to be paid in respect of the taxable period reflected in such returns or for periods since the most recent date on which a return was filed. All taxes shown to be due on the tax returns that have been filed by the Contributed Entities have been timely paid. Except as provided on Schedule 6.8, none of the Contributed Entities has waived any statute of limitations in respect of taxes of such entity. Except as provided on Schedule 6.8, none of the tax returns filed by the Contributed Entities has been examined by any taxing authority, and no audit, action, proceeding or assessment is pending or threatened by any taxing authority against the Contributed Entities where such audit, proceeding or assessment is likely to have a material adverse effect on the Galaxy Business. All material taxes which any of the Contributed Entities is required by law to withhold or to collect for payment with respect to the Galaxy Business have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of such entity. There are no material liens for taxes (other than for current taxes not yet due and payable) on the assets of any of the Contributed Entities relating to the Galaxy Business. The Contributed Entities have previously delivered or made available to PAS true and complete copies of their federal income tax returns for each of the fiscal years ended December 31, 1992 through December 31, 1995. Except as set forth on Schedule 6.8 or as provided herein, none of the Contributed Entities is a party to or bound by any agreement providing for the allocation or sharing of taxes with any entity which is not, either directly or indirectly, a Contributed Entity. None of the Contributed Entities has filed or is required to file a consent pursuant to or agreed to the application of Section 341(f) of the Code. None of the Contributed Entities is a "United States real property holding corporation" as defined in Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                  6.9 Employees and Agents; Benefit Plans.

                         (a) Schedule 6.9(a) contains a complete and accurate
list of all employees of the Contributed Entities who work primarily in the Galaxy Business (the "Galaxy Employees"), whether active or inactive, indicating thereon the direct entity by whom such employee is employed and the employee's job title. Upon the completion of the Asset Contribution, each of the Galaxy Employees, to the extent still employed in connection with the Galaxy Business, will become an employee of Newco or one of its wholly-owned Subsidiaries. HCI also shall provide on Schedule 6.9(a) or on a separate schedule that HE shall deliver to PAS within 20 days after the execution of this Agreement, a list that specifically identifies all employees that were listed on the list provided for in the first sentence of this subsection and who shall be employed by the Newco as of the Effective Time showing for each, the position held, the length of service, employee loans, stock options, annual salary, incentive bonuses, international and other allowances and the Contributed Entities' cost of dental, health (other than retiree health), life and long-term disability insurance. Except as set forth on Schedule 6.9(a), no Galaxy Employee is represented by any union, or covered by any collective bargaining or similar agreement in connection with their employment at any Contributed Entity, nor is any such employee covered by a written agreement of employment in connection with their employment at any Contributed Entity, or to the knowledge of the Contributed Entities, any oral employment agreement, which cannot be terminated at will by any of the Contributed Entities or which provides for severance pay or other compensation, including stock option rights and deferred compensation arrangements, upon termination of employment or upon change of control of the Contributed Entities. Except as listed and described on Schedule 6.9(a), none of the Contributed Entities is a party to any collective bargaining or other similar labor agreement, including any such agreement which provides for or may give rise to any liability or obligation for any severance or termination pay or which will be the subject of renegotiation by virtue of the consummation of the transactions contemplated by this Agreement, and to each Hughes Party's knowledge, no labor organization has filed a petition to become the collective bargaining representative with respect to any of the Contributed Entities.

                         (b) Except as set forth on Schedule 6.9(b), the
Contributed Entities have complied in all material respects with all applicable employment and labor laws with respect to the Galaxy Employees, including but not limited to those relating to wages, hours, collective bargaining, discrimination, plant closing notices, and the payment of social security and similar taxes, and are not liable for any arrears of wages or any material penalties for failure to comply with any of the foregoing. There are no lawsuits, governmental proceedings, arbitration proceedings or written claims pending or, to the Contributed Entities' knowledge, threatened between the Contributed Entities and any of the Galaxy Employees, or any labor union or labor organization representing or purporting to represent any of the Galaxy Employees. To the Contributed Entities' knowledge, there are no union organizing or election activities involving any non-union Galaxy Employees which have occurred since December 31, 1993 or threatened as of the date hereof.

                         (c) Schedule 6.9(c) sets forth a true and complete list
of all of the following, true, correct and complete copies of which have been delivered to or made available to PAS:

                              (i) each "employee benefit plan," as defined in
         Section 3(3) of ERISA, (the "Galaxy ERISA Plans") maintained, contributed to or required to be contributed to by the Galaxy Business, or under which the Galaxy Business could incur any liability, for the benefit of current, former and retired employees of the Contributed Entities ("Galaxy Benefit Employees") or any beneficiaries or dependents of any Galaxy Benefit Employees, except for foreign plans to which the Contributed Entities are required to contribute pursuant to the law(s) of any foreign country;

                              (ii) each other plan, program, policy, contract, agreement or arrangement providing for bonuses, pensions, deferred compensation, stock or stock related awards, severance pay, salary continuation or similar benefits, hospitalization, medical, dental or disability benefits, life insurance or other employee benefits, or compensation to or for any Galaxy Benefit Employee or members of any Galaxy Benefit Employee's families (other than directors and officers' liability policies), whether or not insured or funded (a "Galaxy Benefit Arrangement").

                         (d) Except as set forth on Schedule 6.9(d), and except
where such failure is not likely to have a material adverse effect on the Galaxy Business, each Galaxy ERISA Plan and Galaxy Benefit Arrangement has been established and maintained in all material respects in accordance with its terms and in material compliance with all Laws. HCI has listed on Schedule 6.9(d) all exceptions, without regard to whether such exceptions are likely to have a material adverse effect on the Galaxy's Business, to this Section 6.9(d) of which HCI or any of the Contributed Entities have actual knowledge.

                         (e) Except as set forth on Schedule 6.9(e), none of the
Contributed Entities have represented, promised or contracted (whether in oral or written form) to any current or former Galaxy Benefit Employee (either individually or to Galaxy Benefit Employees as a group) that such current or former Galaxy Benefit Employee(s) would be provided with life insurance or employee health or welfare plan benefits upon their retirement or termination of employment (except as may be required by statute), except where such representation, promise or contract is not likely to have a material adverse effect on the Galaxy Business. HCI has listed on Schedule 6.9(e) all exceptions, without regard to whether such exceptions are likely to have a material adverse effect on the Galaxy Business, to this Section 6.9(e) of which HCI or any of the Contributed Entities have actual knowledge.

                         (f) Except as set forth on Schedule 6.9(f), HCI has
delivered or made available to PAS true and complete copies of all Galaxy ERISA Plans, all related trust agreements, the latest summary plan descriptions, the latest Internal Revenue Service determination letter and application therefor for each plan which is intended to be qualified under Section 401(a) of the Code, and all Galaxy Benefit Arrangements and employment severance agreements pursuant to plans which the Galaxy Business has or may have any liability.

                         (g) Except as set forth on Schedule 6.9(g), neither the
execution or delivery of this Agreement or the Related Agreements nor the consummation of the transactions contemplated hereby or thereby (either alone or together with any additional or subsequent events), shall constitute an event under any Galaxy ERISA Plan, Galaxy Benefit Arrangement, loan or individual agreement or contract that may result in any payment (whether of severance pay or otherwise), restriction, or limitation upon the assets of any Galaxy ERISA Plan or Galaxy Benefit Arrangement, acceleration of payment or vesting, increase in benefits or compensation, or required funding with respect to any Galaxy Benefit Employee or any of its subsidiaries or the forgiveness of any loan or other commitment of any Galaxy Benefit Employee.

                         (h) Except as set forth on Schedule 6.9(h), there are
no pending, or, to the Contributed Entities' knowledge, threatened material actions or suits by or on behalf of any Galaxy ERISA Plans or Galaxy Benefit Arrangements, by any Galaxy Benefit Employee or beneficiary covered under any such Galaxy ERISA Plan or Galaxy Benefit Arrangement, or otherwise involving any such plan or arrangement (other than routine claims for benefits), except to the extent that such pending or threatened actions or suits are not likely to have a material adverse effect on the Galaxy Business.

                         (i) Except as set forth on Schedule 6.9(i), with
respect to each Galaxy ERISA Plan that is funded wholly or partially through an insurance policy, there is no liability of the Galaxy Business under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time which is likely to have a material adverse effect on the Galaxy Business.

                         (j) Except as set forth on Schedule 6.9(j), all
employee contributions to Galaxy ERISA Plans to the date hereof have been properly withheld by the Galaxy Business, all contributions required to be made to each such plan by the Galaxy Business (including employee contributions and compensation deferrals and employer matching or other contributions) have been made on a timely basis or will be made on a timely basis and all of such contributions have been or will be fully paid into the funding arrangements for the respective Galaxy ERISA Plan, except where such failure is not likely to have a material adverse effect on the Galaxy Business.

                         (k) Except as set forth on Schedule 6.9(k), to the
Contributed Entities' knowledge, there are no pending lawsuits, governmental proceedings, arbitration proceedings or written claims by Galaxy Benefit Employees against the Galaxy Business or any of its Galaxy Benefit Employees, nor are any of the Contributed Entities aware of any such pending lawsuits, governmental proceedings, arbitration proceedings or written claims of any Galaxy Benefit Employee pursuant to any applicable Law relating to employees, including human rights legislation, labor standards legislation, occupational health and safety legislation, worker's compensation legislation or any other employment-related legislation.

                         (l) Schedule 6.9(l) sets forth a complete and accurate
list of any and all loans of any nature whatsoever (other than routine travel advances) made by the Galaxy Business to any current or former Galaxy Benefit Employee or any affiliate of any such current or former employee.

                         (m) The Galaxy Business is and has been in compliance
with all occupational health and safety rules and regulations of applicable Law, except for noncompliance that is not likely to have a material adverse effect on the Galaxy Business. HCI has listed on Schedule 6.9(m) all exceptions, without regard to whether such exceptions would have a material adverse effect on the Galaxy Business, to this Section 6.9(m) of which HCI or any of the Contributed Entities have actual knowledge.

                         (n) Except as set forth on Schedule 6.9(n), there are
no currently pending notices of assessment, or any other communications related thereto which any Contributed Entity has received from any workers' compensation board or similar authorities in any jurisdictions where the Galaxy Business is carried on and there are no assessments which are unpaid, except for assessments and other communications that are not likely to have a material adverse effect on the Galaxy Business. HCI has listed on Schedule 6.9(n) all exceptions, without regard to whether such exceptions are likely to have a material adverse effect on the Galaxy Business, to this Section 6.9(n), of which HCI or any of the Contributed Entities have actual knowledge.

                         (o) Except as set forth on Schedule 6.9(o), the
deductibility of any amount paid or payable to any Galaxy Benefit Employee will not be disallowed by the application of Section 162(m) of the Code.

                         (p) Except as set forth on Schedule 6.9(p), there are
no employment, severance or termination agreements, other compensation arrangements, agreements or plans currently in effect relating to the Galaxy Business which provide for the payment of any amount (whether in cash, property, the vesting of property or other benefit, right or enhancement) in connection with any of the transactions contemplated by this Agreement or the Related Agreements to any employee, officer, shareholder or director of the Galaxy Business who is a "disqualified individual" (as such term is defined in Section 280G(c) of the Code) that would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b) of the Code).

                  6.10 Absence of Certain Changes or Events. Since June 30, 1996 to the date hereof and except as otherwise disclosed on Schedule 6.10 or as contemplated by this Agreement:

                         (a) each of the Contributed Entities has (i) conducted
its business related to the Galaxy Business only in the usual and ordinary course, (ii) operated its business related to the Galaxy Business substantially in accordance with past practices, (iii) attempted to preserve its business and assets related to the Galaxy Business intact and (iv) attempted to preserve the goodwill of its suppliers, customers, distributors and others having business with it in respect of the Galaxy Business;

                         (b) there has not been any material adverse change in
the condition (physical, financial or otherwise) of the assets and liabilities comprising the Galaxy Business other than usual and ordinary change which occurs in the normal course of usage;

                         (c) there has not been any damage, destruction, loss or
claim (whether or not covered by insurance) that has had a material adverse effect on the Galaxy Business;

                         (d) none of the Contributed Entities has, in connection
with the Galaxy Business, directly or indirectly, declared, ordered, paid, made or set apart or resolved to pay (i) any sum or property as a dividend or other distribution on account of any capital thereof or (ii) any redemption, retirement, purchase or acquisition, direct or indirect, of any capital or securities thereof;

                         (e) there has not been any change in any method of
accounting or accounting practice or procedure by any of the Contributed Entities with respect to the Galaxy Business except for any such change after the date hereof required by GAAP;

                         (f) none of the Contributed Entities has mortgaged,
pledged or subjected to any material Lien (other than Permitted Liens) any of its material properties or assets, tangible or intangible in each case related to the Galaxy Business;

                         (g) none of the Contributed Entities has acquired or
disposed of any material assets or properties related to the Galaxy Business in any transaction with any of its Affiliates or any of its Affiliate's officers, directors, shareholders or monthly salaried employees on terms that are more favorable than arms' length or, except in the ordinary course of business, acquired or disposed of any assets or properties of material value in any transaction with any other person or entity;

                         (h) there has not been any material transaction or
commitment made, or any contract or other agreement entered into, by any of the Contributed Entities relating to the Galaxy Business (including the acquisition or disposition of any assets) or any relinquishment by any of the Contributed Entities of any material contract, property or other right, other than transactions and commitments in the ordinary course of business and those contemplated by this Agreement and the Related Agreements;

                         (i) none of the Contributed Entities has forgiven or
cancelled any material debts or claims, or waived in any material respect any rights without having received fair consideration therefor, in each case related to the Galaxy Business;

                         (j) there has not been any amendment of any term of any
outstanding indebtedness in excess of $50,000,000 in the aggregate or security of any of the Contributed Entities in respect of the Galaxy Business;

                         (k) there has not been any loan, advance or capital
contribution to or investment (other than cash balances of the Contributed Entities in money market or other short term investment accounts) to any person or entity related to the Galaxy Business in excess of $5,000,000 in the aggregate, other than loans, advances or capital contributions or investments made in the ordinary course of business;

                         (l) none of the Contributed Entities has incurred any
other material liabilities or obligations or given any guarantee (whether absolute, accrued, contingent or otherwise), other than liabilities incurred or guarantees given in the ordinary course of business, in each case in respect of the Galaxy Business; and

                         (m) none of the Contributed Entities nor any of their
Subsidiaries have adversely modified, terminated, waived, transferred, permitted to lapse, or failed to preserve any Galaxy Permit issued by the FCC, any Galaxy Permit relating to the construction, launch or operation of the Galaxy

Satellites or Galaxy Ground Stations, or any Galaxy Permit authorizing the provision of broadcasting or communications services in such a manner as is likely to have a material adverse effect on the Galaxy Business or the assets related thereto.

                  6.11 Insurance. Each of the Contributed Entities maintains reasonably adequate insurance with respect to its properties and business related to the Galaxy Business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. A description of all launch and in-orbit satellite insurance policies is set forth on Schedule 6.11.

                  6.12 Intellectual Property. Schedule 6.12 sets forth a listing and description of all material domestic, foreign, common law, registered and pending applications for patents, trademarks, service marks, logos, slogans, designs, copyrights, trade names, and all material licenses running to or from the Contributed Entities relating to the Galaxy Business. Unless expressly set forth otherwise on Schedule 6.12, the Contributed Entities own (or where indicated on Schedule 6.12 have a right to use), free and clear of any liens, security interests, encumbrances or claims of others, all patents, trademarks, service marks, logos, slogans, designs, copyrights, trade names, design registrations, and other intellectual property listed on Schedule 6.12 and any trade secrets, know-how, confidential information, material computer programs (including any source code), documentation, engineering and technical drawings, processes, methodologies, trade dress, and technology utilized in or incidental to the Galaxy Business (all of the foregoing items collectively referred to as the "Galaxy Intellectual Property"). Except as set forth on Schedule 6.12, (a) no proceedings are pending or, to the knowledge of the Hughes Parties, threatened in writing, which challenge the validity of the ownership by the Contributed Entities of the Galaxy Intellectual Property; (b) none of the Hughes Parties has any knowledge of any infringement or infringing use of any of the Galaxy Intellectual Property or licenses by any person or entity, and the Contributed Entities have, and as of the Closing Date Newco will have, good and valid title to all the Galaxy Intellectual Property that is owned by the Contributed Entities, and their licenses and other rights to use will be adequate for conducting the Galaxy Business and enforceable in accordance with their terms; (c) to the Contributed Entities' knowledge, no infringement of any material intellectual property right or other proprietary right of any third party has occurred or will result in any way from the conduct of the Galaxy Business or from the signing and execution of this Agreement or the Related Agreements or the consummation of any or all of the transactions contemplated hereby or thereby, and no written claim has been made by any third party based upon an allegation of any such infringement; (d) the Galaxy Intellectual Property is valid and in full force and effect and no aspect thereof is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator or administrative agency; and (e) there are no restrictions on the direct or indirect transfer of any license, or any interest therein, held by the Galaxy Business in respect of the Galaxy Intellectual Property.

                  6.13 Environmental Matters.

                         (a) The operations of each of the Contributed Entities
relating to the Galaxy Businesses are in substantial compliance with all Environmental Laws with respect to its conduct of the Galaxy Business. Except as set forth on Schedule 6.13(a), none of the Contributed Entities have received any written notice with respect to any of its assets of any material violation of any Environmental Law with respect to the Galaxy Business.

                         (b) Except as set forth on Schedule 6.13(b), there are
no conditions associated with assets of the Galaxy Business, the operation of the Galaxy Business or owned or, to each Contributed Entity's Knowledge, leased real property that relate to the Galaxy Business as currently operated that would under applicable Environmental Law require or could reasonably be expected to require any of the Contributed Entities to (i) undertake any action that would materially impair the ability of such entity to use the material owned and leased real property that relate to the Galaxy Business as currently operated or the material assets of the Galaxy Business as currently used, (ii) incur material expenditures or (iii) undertake remedial obligations at any real property that is owned, operated or leased by any of the Contributed Entities or that is adjacent to real property owned, operated or leased by such entity in connection with the Galaxy Business which would cost individually in excess of $1.0 million.

                         (c) Except as set forth on Schedule 6.13(c), as of the
date hereof, none of the Contributed Entities is subject to any outstanding orders, agreements or contracts with any Government Entity or other person respecting (i) violations of Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material, in either case which could be expected to have a material adverse effect on the Galaxy Business.

                  6.14 Investment Banking Fees and Commissions. Except for Greenhill & Co., LLC and Donaldson, Lufkin & Jenrette Securities Corporation (copies of whose engagement letters with HE have been furnished to PAS), no person or entity is entitled to receive from the Hughes Parties or any of their Subsidiaries or any of their directors, officers or employees any investment banking, brokerage or finder's fee or fees for financial consulting or other advisory services in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the Hughes Parties, nor is any person or entity entitled to receive reimbursement from the Hughes Parties or any of their Subsidiaries for any such services or any legal fees and expenses.

                  6.15 Material Contracts.

                         (a) HCI has provided or made available to PAS or its
independent auditors and/or legal counsel (i) true and complete copies of all written Material Contracts relating to the Galaxy Business, or (ii) with respect to such Material Contracts that have not been reduced to writing, a written description thereof, each of which is listed on Schedule 6.15(a). Except as set forth on Schedule 6.15(a), none of the Contributed Entities has received any notice or has any knowledge that any other party is, in default in any respect under any such Material Contract, other than payment defaults under transponder lease agreements which are not more than 90 days past due. Each of the Material Contracts relating to the Galaxy Business is in full force and effect and constitutes a valid, legal and binding agreement of the parties thereto, enforceable in accordance with its terms except for the Bankruptcy Exception.

                         (b) Except as set forth on Schedule 6.15(b), none of
the Hughes Parties is a party, as of the date hereof, to any contract, agreement, commitment, arrangement, lease (including with respect to personal property), policy or other instrument that is not subject to termination by such Hughes Party upon less than six months written notice to the other party thereto which materially restricts or limits the right of any Hughes Party or, which would, on or after the Closing Date, materially restrict or limit Newco's or any of its Affiliates' right to conduct its business or compete, including without limitation, any restriction on its ability to sell, lease or otherwise provide services from available transponder capacity to any person or entity for any purpose at any orbital location and in any frequency band, any geographical, market segment, product line or other industry limitation, or any exclusive or sole supply or vendor arrangement or agreement. Nothing in this Section 6.15(b) shall preclude or require disclosure on Schedule 6.15(b) of most favored nations provisions, options for additional services or capacity, rights of negotiation, or similar provisions agreed to in the ordinary course of business (including, without limitation, of the kind set forth in the agreements referenced on
Schedule 6.15(a)).

                         (c) As of June 30, 1996, the contracts, agreements,
commitments, arrangements, leases (including with respect to personal property) that represent obligations of third parties to make payments to any Hughes Party in exchange for the sale or lease of transponder capacity, have an aggregate stated amount of unpaid payments owing to the Hughes Parties of $3,394,000,000 over the remaining stated term of such contracts, after allowance for doubtful accounts or other allowances or deductions known as of such date which are ordinary and customary in the conduct of the Galaxy Business (the "Galaxy Backlog"). The Galaxy Backlog represents amounts that, assuming the due performance by each party of its obligations under each contract and the occurrence of no event that would permit termination of a contract without liability to the terminating party, will be due for, and will arise out of, bona fide sales and delivery of goods, performance of services and other business transactions, unless the underlying contract thereto is properly terminated in accordance with the terms thereof. Except as set forth on Schedule 6.15(c), there are no refunds, discounts or other adjustments payable by any Hughes Party with respect to any portion of the Galaxy Backlog, and to the knowledge of Galaxy, there are no defenses, rights of setoff, counterclaims, assignments, restrictions, encumbrances, or conditions enforceable by any third parties on or affecting any portion of the Galaxy Backlog. Except as set forth on Schedule 6.15(c), none of the Hughes Parties is, or has received any notice or has any knowledge that any other party is, in default in any material respect under any contract representing any portion of the Galaxy Backlog, other than (i) payment defaults under transponder lease agreements which are not more than 90 days past due (ii) defaults under contracts representing the Galaxy Backlog that do not have a stated backlog in excess of $500,000 in the aggregate for the stated contract term, and (iii) defaults or terminations under transponder lease agreements that are promptly replaced by contracts providing for reasonably equivalent or superior backlog payments.

                  6.16 Personal Property. The Contributed Entities have, and immediately after the Closing Newco will have, good and valid title to all personal property and assets (whether tangible or intangible) related to the Galaxy Business reflected on the consolidated balance sheet of the Galaxy Business as of June 30, 1996 or acquired after June 30, 1996, except for property and assets sold since June 30, 1996 in the ordinary course of business and except for satellite systems under development by the Galaxy Business, with respect to which title will not be taken, other than as provided in the applicable contract therefor provided that except as disclosed on Schedule 6.16 there are no material Liens with respect to any satellites under development. Except as set forth on Schedule 6.16, none of such properties or assets (whether real or personal) is subject to any Liens, except:

                      (i)       Liens disclosed on the Galaxy Balance Sheet; or

                      (ii)      any Permitted Liens.


                  6.17 Real Property.

                         (a) Schedule 6.17(a) sets forth a complete description
of all real property owned by the Contributed Entities that relate to the Galaxy Business (the "Galaxy Owned Real Property"), together with a description of such ownership and the identity of the entity that owns such property. The Contributed Entities have good and valid title to the Galaxy Owned Real Property and otherwise own the Galaxy Owned Real Property free and clear of all liens, security interests, claims and other charges and encumbrances, except for (i) Permitted Liens and (ii) encumbrances, if any, which do not materially impair the existing use of the property.

                         (b) Schedule 6.17(b) sets forth a list of all of the
land, buildings and other real property leased or sub-leased by the Contributed Entities in connection with the Galaxy Business (the "Galaxy Leased Real Property"). The Contributed Entities have a good and valid leasehold interest in and right to peaceful quiet possession as against each landlord with respect to each Galaxy Leased Real Property. True and complete copies of all leases of the Galaxy Leased Real Property have been made available for review to PAS. Such leases are in full force and effect according to their terms, constitute the legal, valid and binding obligations of the Contributed Entity that is a party thereto and, to the Contributed Entities' knowledge, such leases have not been amended or modified except as disclosed in writing to PAS. None of the Contributed Entities is in material default with respect to any of the leases of the Galaxy Leased Real Property, nor has any event occurred which with the passage of time, the giving of notice, or both, would constitute an event of default or otherwise would place such Contributed Entity in material default under any of such leases; none of the Contributed Entities have received any notice of any such default or event; and, to the Contributed Entities' knowledge, no landlord is in default under any of such leases, and no event has occurred which with the passage of time, the giving of notice, or both, would constitute an event of default or otherwise place any landlord in default thereunder.

                         (c) The Galaxy Owned Real Property and the Galaxy
Leased Real Property, together with facilities furnished under contract with others, comprise substantially all of the real estate used in, or necessary to conduct, the Galaxy Business, and such use and occupancy is in conformance in all material respects with all applicable laws, rules and regulations, including but not limited to, applicable zoning, subdivision and other land use rules and regulations, the violation of which is likely to have a material adverse effect on the Galaxy Business.

                         (d) To the Contributed Entities' knowledge, other than
the Contributed Entities, there are no parties in possession of any portion of the Galaxy Leased Real Property or the Galaxy Owned Real Property, whether as lessees or sublessees thereof, or tenants at sufferance, trespassers or otherwise, except as disclosed on Schedule 6.17(d). The location, construction, occupancy, operation or use of the Galaxy Owned Real Property and, to the best knowledge of the Contributed Entities, the Galaxy Leased Real Property (including the buildings, improvements, fixtures and equipment located thereon) do not contravene any laws, rules or regulations, or any restrictive covenant or deed restriction (recorded or otherwise), or any Galaxy Permit, affecting any of such property the contravention of which is likely to have a material adverse effect on the Galaxy Business. There are no pending or, to the best knowledge of the Contributed Entities, threatened condemnation proceedings with respect to any Galaxy Leased Real Property, lease, or the Galaxy Owned Real Property, or litigation or administrative actions relating thereto. All buildings, improvements, fixtures and equipment used in connection with the Galaxy Business are located on the Galaxy Owned Real Property and the Galaxy Leased Real Property and do not encroach on any adjoining property, and, to the best knowledge of the Hughes Parties, no buildings or improvements encroach upon the Galaxy Owned Real Property or the Galaxy Leased Real Property which is likely to have a material adverse effect on the Galaxy Business.

                 6.18 Certain Assets and Agreements.

                         (a) Ground Stations. Each ground station, including,
without limitation, the related broadcasting facility assets (consisting of land, building, fixtures, improvements and telemetry, tracking and control equipment) that is owned or leased by any of the Contributed Entities in connection with the Galaxy Business is listed on Schedule 6.18(a) (the "Galaxy Ground Stations"). Except as otherwise set forth on Schedule 6.18(a), with respect to each such ground station, the improvements thereto and all components used in connection therewith, including, without limitation, transmission/reception systems and programming and data broadcasting systems, if any, (i) are in good operating condition and repair and are suitable for their intended purposes and (ii) are supported by a back-up, fuel-powered electricity generator capable of generating power sufficient to meet the requirements of the operations conducted at the ground station. The transmission/reception systems and programming and data broadcasting systems at each such ground station have the redundancies that are set forth on Schedule 6.18(a).

                         (b) Satellites and Transponders. Set forth on Schedule
6.18(b) are the following: (i) a complete and accurate list, by orbital location, of each satellite and transponder thereon owned or leased in connection with the Galaxy Business (each a "Galaxy Satellite"), (ii) a true and correct copy of a satellite loading chart listing each transponder on each Galaxy Satellite, along with the type of transponder (C-band, Ku-band or other) and the customer or group of related customers that have leased or purchased capacity on such transponder and the amount of such capacity, (iii) the most recent "Health Status Report," summarizing all spacecraft related incidents and anomalies known to the Galaxy Business as well as the current status, to the best knowledge of the Contributed Entities, of the subsystems on the Galaxy Satellites (power, telemetry and command, reaction control, communications and antenna), and (iv) a list of all satellites under construction, all satellites that have been constructed but not launched, including describing the status of launch insurance, the coverage thereunder and the premium to be paid in connection therewith. For each Galaxy Satellite, true, correct and complete copies of the foregoing will be delivered or made available to PAS (all such data, records, tapes, information, lists and reports are collectively referred to herein as the "Galaxy Data") prior to the Closing Date. Such Galaxy Data represent, to the best knowledge of the Contributed Entities, all relevant and material information relating to the operating condition and repair of the Galaxy Satellites, and the fuel life expectancies of the Galaxy Satellites. The information contained in the Galaxy Data is, to the best knowledge of the Contributed Entities, accurate and complete records (except as to only those informational gaps disclosed to PAS) of the subject matters covered therein; however, such parties make no representation or warranty as to the accuracy of any conclusion expressed as to fuel life expectancies of the Galaxy Satellites. Such Galaxy Satellites are to the best knowledge of each of the Hughes Parties, subject to the Health Status Reports, in good condition. Except as specifically provided herein, no representation or warranty, express or implied, is made with respect to the Galaxy Satellites.

                         (c) Tracking, Telemetry and Control Equipment. Except
as otherwise set forth on Schedule 6.18(c), to the best knowledge of the Contributed Entities, the tracking, telemetry and control equipment (on the ground) used by third party contractors to provide tracking, telemetry and control services related to each Galaxy Satellite is (i) in good operating condition and repair, ordinary wear and tear excepted, and (ii) not in need of maintenance or repairs except for ordinary, routine maintenance and repairs.

                         (d) ITU Frequency Registration. Schedule 6.18(d)
contains a summary, by orbital location, of the status of frequency registration at the International Telecommunications Union, of each Galaxy Satellite, including the identity of the sponsoring administration and the frequency bands covered.

                         (e) Satellite Coordination. Except as set forth on
Schedule 6.18(e), to the best knowledge of the Contributed Entities, no person or entity has asserted that it has rights to operate a spacecraft in a manner that would result in interference with respect to any Galaxy Satellite or any Satellite to be used in connection with the Galaxy Business for which a Contributed Entity has applied for a Permit. Except as set forth on Schedule 6.18(e), none of the Contributed Entities is aware of any asserted dispute with respect to such entity's continued ability to utilize any Galaxy Satellite substantially in the manner that such Galaxy Satellite has been used in connection with the Galaxy Business to date. Schedule 6.18(e) also contains a list of all satellite coordination agreements to which any of the Contributed Entities or their Affiliates is a party, a summary of all operational or technical limitations set forth therein and a summary of all coordination discussions with other persons or entities, domestic or foreign, with regard to the Galaxy Satellites or any Satellite to be used in connection with the Galaxy Business for which a Contributed Entity has applied for a Permit in which any of the Contributed Entities or their Affiliates has been engaged in the past three years.

                  6.19 IGO Determinations. Schedule 6.19 contains a list of all IGO Determinations with respect to the Galaxy Satellites that are needed to operate Galaxy Business as it is now being conducted. Except as set forth on
Schedule 6.19, none of the Contributed Entities is aware of any difficulties in obtaining any other IGO Determinations with respect to the Galaxy Satellites or any Satellite to be used in connection with the Galaxy Business for which a Contributed Entity has applied for a Permit.

                                  ARTICLE VII
                                   COVENANTS

                  7.1 Interim Operations of PAS. Except as expressly contemplated or permitted by this Agreement or any of the Related Agreements, or to the extent that HCI shall otherwise consent in writing, during the period from the date of this Agreement and continuing until the Closing Date, PAS agrees as to PAS and its Subsidiaries that:

                         (a) Ordinary Course. PAS and its Subsidiaries shall
carry on their businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall use commercially reasonable efforts and, to the extent necessary to conduct normal operations, cause each of its Subsidiaries to use commercially reasonable efforts to preserve intact its present business organizations, to keep available the services of its current officers and employees and to preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the Closing Date. For the avoidance of doubt, it is understood that, subject to the limitations on investment, disposition and incurrence of indebtedness in subsections (f), (g) and (k) below, the pursuit of and consummation by PAS of strategic partnerships, joint ventures, acquisitions and similar activities and investments shall be considered to be in the "ordinary course" for PAS if, in each case, such activities and investments are ancillary to the sale or lease of, or the provision of service or capacity via, transponders by PAS.

                         (b) Dividends; Changes in Capital Stock. PAS shall not,
and shall not permit any of its Subsidiaries to: (i) declare, set aside or pay any dividends on or make other distributions (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock, except for non-cash dividends in respect of PAS Preferred Stock, or cash dividends or distributions paid on or with respect to the capital stock of a wholly owned Subsidiary; (ii) split, combine, subdivide or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (iii) repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any shares of the capital stock or other securities of PAS or any of its Affiliates.

                         (c) Issuance of Securities. Other than as provided or
allowed herein and except as set forth on Schedule 7.1(c) or pursuant to the exercise of Options, PAS shall not, and shall not permit any of its Subsidiaries to, issue, pledge or sell, or authorize the issuance, pledge or sale of additional shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, or any other securities in respect of, in lieu of, or in substitution for, shares of common stock outstanding on the date hereof or (ii) amend, waive or otherwise modify any of the terms of any option, warrant or stock option plan of it or any of its Subsidiaries.

                         (d) Governing Documents. PAS shall not, and shall not
permit any of its Subsidiaries to, amend or propose to amend their respective Certificates of Incorporation or Bylaws.

                         (e) No Solicitation. From the date hereof through the
Closing Date or the earlier termination of this Agreement, PAS shall not, and shall not permit any of its Subsidiaries, or any of its or their officers, directors, employees, representatives, agents or Affiliates (including, without limitation, any investment banker, attorney or accountant retained by PAS or any of its Subsidiaries) to, directly or indirectly, enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with, any corporation, partnership, person or other entity or group (each, a "Person") (other than HCI, Galaxy or any of their Affiliates or representatives), concerning any offer or proposal which constitutes or is reasonably likely to lead to any Acquisition Proposal; provided that the Board of Directors of PAS may, in the event of an unsolicited Acquisition Proposal, engage in negotiations or discussions with, or provide information or data to, any Person relating to an Acquisition Proposal if (x) the Acquisition Proposal is a bona fide fully-financed written offer submitted to PAS' Board of Directors and such Board of Directors, after consulting with a nationally recognized investment bank, determines that such Acquisition Proposal is economically superior to the transactions contemplated by this Agreement and the Related Agreements (a "Superior Acquisition Proposal"), and (y) PAS' Board of Directors determines, after having received the written opinion of outside legal counsel to PAS, that the failure to engage in such negotiations or discussions or provide such information would result in a breach of the fiduciary duties of the Board of Directors of PAS under applicable law. Then, in such event, the Board of Directors may withdraw or modify its approval or recommendation of the Merger or this Agreement, approve or recommend the Superior Acquisition Proposal or terminate this Agreement pursuant to Section 9.1(g) hereof. HCI shall have the right to match any such Superior Acquisition Proposal, and have such matching proposal immediately accepted by PAS, for five (5) business days after HCI is informed of the necessary determinations in clauses (x) and (y) of the preceding sentence with respect to such Superior Acquisition Proposal. Any information furnished to any Person in connection with an Acquisition Proposal shall be provided pursuant to a confidentiality agreement in customary form on terms not more favorable to such Person than the terms contained in the Confidentiality Agreement (as defined in Section 7.6). Subject to all of the foregoing requirements, PAS will immediately notify HCI orally and in writing if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested by any Person with respect to any Acquisition Proposal or which could lead to an Acquisition Proposal and immediately notify HCI of all material terms of any proposal which it may receive in respect of any such Acquisition Proposal, including the identity of the Person making the Acquisition Proposal or the request for information, if known, and thereafter shall inform HCI on a timely, ongoing basis of the status and content of any discussions or negotiations with such a third party, including immediately reporting any material changes to the terms and conditions thereof. PAS shall, and shall cause its Subsidiaries and Affiliates, and will use its best efforts to ensure their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, immediately cease and cause to be terminated all discussions and negotiations that have taken place prior to the date hereof, if any, with any Persons conducted heretofore with respect to any Acquisition Proposal. As used in this Agreement, "Acquisition Proposal" shall mean any of the following (other than the transactions contemplated hereunder) involving PAS or any of its Subsidiaries:
(i) any merger, consolidation, share exchange, recapitalization, business combination, or other similar transaction; (ii) any sale, lease exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of PAS and its Subsidiaries, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange for or other purchase of 10% or more of the outstanding shares of the capital stock of PAS or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing. Nothing contained in this Section 7.1(e) shall prohibit PAS or its Board of Directors from taking and disclosing to its stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or making such disclosure as may be required by applicable law.

                         (f) No Spacecraft Acquisitions, Investments or Capital
Expenditures. Except as listed on Schedule 7.1(f), PAS shall not, and shall not permit any of its Subsidiaries to (i) acquire or agree to acquire any satellite or other spacecraft which PAS has not, on the date of this Agreement, previously agreed in writing to acquire, or (ii) make one or more investments or capital expenditures exceeding $35,000,000 in the aggregate in any twelve month period for all such investments or expenditures that occur from the date hereof; provided, however, that PAS may (A) replace any satellite lost in a launch or in orbit, (B) continue capital programs now underway as described on Schedule 7.1(f), plus additional expenses solely for change orders of up to 10% of the progress payments on each satellite remaining to be paid as of the date hereof, and (C) purchase such terrestrial equipment as necessary to supply customers in the ordinary course in connection with leases of transponder capacity by such customers. Notwithstanding the foregoing, PAS shall not, and shall not permit any of its Subsidiaries to provide financing for, make any additional investment in, or make any capital expenditure for the benefit of, any business engaged in DTH Services unless such financing, investment or expenditure is ancillary to the sale or lease of, or other provision of service or capacity via, transponders. As used in this Agreement, "DTH Services" means any video, audio, data or other information services provided by satellite and intended for direct reception by the general public.

                         (g) No Dispositions. Other than as contemplated hereby
and other than dispositions in the ordinary course of business consistent with past practice which are not material in the aggregate to PAS and its Subsidiaries, taken as a whole, PAS shall not, and shall not permit any of its Subsidiaries to, sell, pledge, lease, dispose of, encumber or otherwise authorize the sale, disposition, grant, encumbrance, lease (whether such lease is an operating or capital lease) of any of its assets.

                         (h) No Dissolution, Etc. Except as otherwise permitted
or contemplated by this Agreement, PAS shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of PAS or any of its Significant Subsidiaries. As used in this Agreement, the term "Significant Subsidiary" has the meaning assigned to it in Regulation S-X under the Exchange Act.

                         (i) Other Actions. PAS will not voluntarily take, and
will not permit any of its Subsidiaries voluntarily to take or agree or commit voluntarily to take, any action that results in any of PAS' representations or warranties hereunder being untrue in any material respect or in any of PAS' covenants hereunder or any other conditions to the Asset Contribution, the Univisa Contribution or the Merger not being satisfied in all material respects. Notwithstanding the foregoing, no action permitted by this Section 7.1 or contemplated by this Agreement shall be construed to have caused a breach of a representation or warranty contained herein.

                         (j) Certain Employee Matters. Except as described on
Schedule 7.1(j), PAS and its Subsidiaries shall not: (A) grant any increases in the compensation or fringe benefits of any of its directors, officers, or key employees; (B) pay or agree to pay any pension, retirement allowance, severance, termination or other employee benefit not required or contemplated by any of the existing PAS ERISA Plans or PAS Benefit Arrangements as in effect on the date hereof to any such director, officer or key employee, whether past or present;
(C) other than with respect to new hires consistent with past practice enter into any new, or materially amend any existing, employment or severance or termination agreement with any such director, officer or key employee; or (D) establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, except in each case (i) to the extent required by applicable law or regulation, (ii) pursuant to collective bargaining agreements as in effect on the date of this Agreement, (iii) for cash bonuses in lieu of options not to exceed $5,000,000 in the aggregate, (iv) normal bonuses and normal increases to officers and key employees consistent with past practice or other agreements which PAS believes are necessary for the continued conduct of PAS' business in the ordinary course, or (v) for amendments to PAS ERISA Plan(s) or PAS Benefits Arrangement(s) which have been disclosed to HCI prior to the execution of this Agreement or which would not materially increase the cost of benefits to PAS and its Subsidiaries, taken as a whole, in the aggregate.

                         (k) Indebtedness. Except as set forth on Schedule
7.1(k), and except for borrowing in the ordinary course of business consistent with past practices under its existing credit facilities or arrangements, PAS shall not, and shall not permit any of its Subsidiaries to, assume, incur or pre-pay any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of others or enter into any lease other than in the ordinary course (whether such lease is an operating or capital lease), or create any mortgages, liens, security interests or other encumbrances on the property of PAS or any of its Subsidiaries in connection with any indebtedness thereof, or enter into any

"keep well" or other agreement or arrangement to maintain the financial condition of another person; provided that PAS may enter into any such "keep well" agreement or arrangement if the payment of the full amount of the obligation represented by such agreement could then be made as an investment under Section 7.1(f).

                         (l) Agreements. Except as permitted by Section 7.1(f)
or as otherwise contemplated by this Agreement, PAS shall not, and shall not permit any of its Subsidiaries to, enter into, materially modify, rescind, terminate, waive, release or otherwise amend any of the terms or provisions of any Material Contract, other than in the ordinary course of business consistent with past practice.

                         (m) Accounting. PAS shall not, and shall not permit any
of its Subsidiaries to, take any action, other than in the ordinary course of business, consistent with past practice or as required by the SEC or by law, to effect any material change in any of its current accounting policies, procedures and practices.

                         (n) Payment of Claims. PAS shall not, and shall not
permit any of its Subsidiaries to, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted, unasserted, contingent or otherwise), other than such payment, discharge or satisfaction in the ordinary course of business and consistent with past practice.

                         (o) Waivers and Payments. PAS shall not, and shall not
permit any of its Subsidiaries to, other than in the ordinary course of business and consistent with past practice, waive any rights of substantial value or make any payment, direct or indirect, of any material liability before the same comes due in accordance with its terms, except to the extent (and only to the extent) to which PAS receives fair value in exchange for such waiver or payment.

                         (p) Insurance. PAS shall not and shall not permit any
of its Subsidiaries to, fail to maintain its existing insurance coverage of all types in effect or, in the event any such coverage shall be terminated or lapse, to the extent available at reasonable cost, procure substantially similar substitute insurance policies which in all material respects are in at least such amounts and against such risks as are currently covered by such policies. Notwithstanding the foregoing, PAS shall not renew any spacecraft insurance policy other than at the best available rate after competitive bidding.

                         (q) Affiliate Transactions. PAS shall not, and shall
not permit any of its Subsidiaries to, engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of such entity's affiliates (as defined in Rule 12(b)-2 under the Exchange
Act) which involves the transfer of consideration or has a financial impact on such entity, other than pursuant to such agreements, arrangements, or understandings (i) existing on the date of this Agreement (all of which such agreements are considered to be Material Contracts for purposes of Section 5.16), (ii) which are done on terms that the Board of Directors of PAS determines in good faith to be equal to, or more favorable to PAS, than the terms that PAS would be able to obtain from third parties in similar transactions and/or for similar goods or services or (iii) which are permitted by Section 7.1(o) hereof including PAS and any of its Subsidiaries.

                         (r) PAS Permits. PermExcept for Permits which lapse or
expire due to ordinary course changes in the business of PAS, PAS shall not surrender, allow to expire or be terminated, modify adversely, forfeit, or fail to renew or extend under regular terms any of the PAS Permits issued by the FCC (other than those related to PAS Ground Stations) or give the FCC or other Government Entity with jurisdiction any grounds to institute any proceeding for the revocation, suspension, or adverse modification of any PAS Permit issued by the FCC. Should the FCC or other Government Entity with jurisdiction institute any proceedings for the suspension, revocation or adverse modification of any of such PAS Permits, PAS shall use commercially reasonable efforts to promptly contest such proceedings and to seek to have such proceedings terminated in a manner that is favorable to PAS.

                         (s) Construction Permits and Applications. PAS will use
commercially reasonable efforts to maintain each FCC construction Permit (if any) listed on Schedule 5.6 in effect until the applicable construction projects are complete and will not, by act or omission, cause, or fail to use commercially reasonable efforts to avoid having, any pending FCC application listed on Schedule 5.6 to be dismissed or denied, except where (i) the loss of such Permit or pending application would not have a material adverse effect on PAS and its Subsidiaries, taken as a whole or (ii) the maintenance of any such Permit would require an expenditure which would be in violation of subsection
(f) above.

                         (t) Interference.rferPAS shall use commercially
reasonable efforts to protect the transmissions to and from the PAS Satellites and the PAS Ground Stations from interference from other radio communications facilities (existing or proposed), to the extent that such interference is prohibited by FCC Rules or inconsistent with rights accorded the PAS Satellites under the ITU's Radio Regulations and shall promptly notify HCI of any actual or threatened interference. As used in this Agreement, "FCC Rules" means, collectively, the Communications Act of 1934, as amended, or any successor statute, and the rules, regulations, orders and policies of the FCC promulgated thereunder.

                         (u) No Restrictive Agreements. Neither PAS nor any of
its Subsidiaries shall enter into any contract, agreement, commitment, arrangement, lease (including with respect to personal property), policy or other instrument that (i) does not expire by the later of one (1) year after the date hereof or six (6) months after the Closing or (ii) is not subject to termination by PAS upon less than six months written notice to the other party thereto, which in either case materially restricts or limits PAS' or such Subsidiary's right to conduct its business or compete, including, without limitation, any restriction on its ability to sell, lease or otherwise provide services from available transponder capacity to any person or entity for any purpose at any orbital location and in any frequency band, any geographical market segment, product line or other industry limitation, or any exclusive or sole supply or vendor arrangement or agreement. Nothing in this Section 7.1(u) shall preclude or require PAS or any of its Subsidiaries from entering into agreements containing most favored nation provisions, options for additional services or capacity, rights of negotiation, or similar provisions, in each case in the ordinary course of business.

                         (v) Certain Other Agreements. PAS shall not, and shall
not permit any of its Subsidiaries to, enter into any contract, commitment or arrangement, whether written or oral, to do any of the acts prohibited by this
Section 7.1 or to authorize, recommend, propose or announce an intention to do the same. Notwithstanding the foregoing, PAS may enter into an agreement with the landlord of the part of the PAS Leased Property located in Greenwich, Connecticut to increase the square footage of such leased space by approximately 9,000 square feet on commercially reasonable terms and conditions, and PAS may enter into the lease agreement described on Schedule 5.18(d) on commercially reasonable terms and conditions.

                  7.2 Interim Operations of the Galaxy Business. Except as expressly contemplated or permitted by this Agreement or any of the Related Agreements, or to the extent that PAS shall otherwise consent in writing, during the period from the date of this Agreement and continuing until the Closing Date, HCI and Galaxy agree as to the Galaxy Business that:

                         (a) Ordinary Course. HCI shall cause each of the
Contributed Entities to carry on the Galaxy Business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and to use commercially reasonable efforts, to the extent necessary to conduct normal operations, to preserve intact its present business organizations, to keep available the services of its current officers and Galaxy Employees and to preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the Closing Date. For the avoidance of doubt, it is understood that, subject to the limitations on investment, dispositions and incurrence of indebtedness in subsections (f), (g) and (k) below, the pursuit of and consummation by the Contributed Entities of strategic partnerships, joint ventures, acquisitions and similar activities and investments shall be considered to be in the "ordinary course" for the Contributed Entities if, in each case, such activities and investments are ancillary to the sale or lease of, or the provision of service or capacity via, transponders by the Contributed Entities.

                         (b) Dividends; Changes in Capital Stock. None of the
Contributed Entities shall: (i) declare, set aside or pay any dividends on or make other distributions (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock, except for non-cash dividends in respect of preferred stock, or cash dividends or distributions paid on or with respect to the capital stock of a wholly owned Subsidiary; (ii) split, combine, subdivide or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or
(iii) repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any shares of the capital stock or other securities of HCI or any of its Affiliates.

                         (c) Issuance of Securities. Other than as provided or
allowed herein and except as set forth on Schedule 7.2(c) or pursuant to the exercise of Options, none of the Contributed Entities shall issue, pledge or sell, or authorize the issuance, pledge or sale of additional shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, or any other securities in respect of, in lieu of, or in substitution for, shares of common stock outstanding on the date hereof or (ii) amend, waive or otherwise modify any of the terms of any option, warrant or stock option plan of it. Except as otherwise contemplated hereby, HCI will make no transfer of the capital stock of any of the Contributed Entities, whether to an Affiliate or otherwise.

                         (d) Governing Documents. None of the Contributed
Entities shall amend or propose to amend their respective Certificates or Articles of Incorporation or Bylaws.

                         (e) No Spacecraft Acquisitions, Investments or Capital
Expenditures. Except as listed on Schedule 7.2(e), none of the Contributed Entities shall (i) acquire or agree to acquire any satellite or other spacecraft which a Contributed Entity has not, on the date of this Agreement, previously agreed in writing to acquire, or (ii) except as required pursuant to Section 7.24, make one or more investments or capital expenditures exceeding $35,000,000 in the aggregate in any twelve month period for all such investments or expenditures that occur from the date hereof; provided, however, that any Contributed Entity may replace any satellite lost in a launch or in orbit.

                         (f) No Dispositions. Other than as contemplated hereby
and other than dispositions in the ordinary course of business consistent with past practice which are not material in the aggregate to the Galaxy Business, HCI shall not, and shall not permit any of its Subsidiaries to, sell, pledge, lease, dispose of, encumber or otherwise authorize the sale, disposition, grant, encumbrance, lease (whether such lease is an operating or capital lease) of any of the assets related to the Galaxy Business.

                         (g) No Dissolution, Etc. Except as otherwise permitted
or contemplated by this Agreement, HCI shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of any of HCI or any of the Contributed Entities.

                         (h) Other Actions. None of the Hughes Parties will
voluntarily take, or permit any of their Subsidiaries voluntarily to take or agree or commit voluntarily to take, any action that results in any of the Hughes Parties' representations or warranties hereunder being untrue in any material respect or in any of the Hughes Parties' covenants hereunder or any other conditions to the Asset Contribution, the Univisa Contribution or the Merger not being satisfied in all material respects. Notwithstanding the foregoing, no action permitted by this Section 7.2 or contemplated by this Agreement shall be construed to have caused a breach of a representation or warranty contained herein.

                         (i) Certain Employee Matters. Except as described on
Schedule 7.2(i), HCI shall not permit any of the Contributed Entities or any of their Subsidiaries to: (A) grant any increases in the compensation or fringe benefits of any of its directors, officers, or key employees; (B) pay or agree to pay any pension, retirement allowance, severance, termination or other employee benefit not required or contemplated by any of the existing Galaxy ERISA Plans or Galaxy Benefit Arrangements as in effect on the date hereof to any such director, officer or key employee, whether past or present; (C) other than with respect to new hires consistent with past practice enter into any new, or materially amend any existing, employment or severance or termination agreement with any such director, officer or key employee; or (D) establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, except in each case (i) to the extent required by applicable law or regulation, (ii) pursuant to collective bargaining agreements as in effect on the date of this Agreement, (iii) for normal increases and bonuses to officers and key employees consistent with past practice or other agreements which HCI believes are necessary for the continued conduct of the Galaxy Business in the ordinary course, or (iv) for amendments to Galaxy ERISA Plan(s) or Galaxy Benefit Arrangement(s) which have been disclosed to PAS prior to the execution of this Agreement or which would not materially increase the cost of benefits to the Galaxy Business, in the aggregate.

                         (j) Indebtedness. Except (i) as set forth on Schedule
7.2(j) and (ii) as incurred, guaranteed or created in connection with financing the transactions contemplated hereby, HCI shall not permit any of the Contributed Entities or any of their Subsidiaries to assume, incur or pre-pay any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of others or enter into any lease other than in the ordinary course (whether such lease is an operating or capital lease), or create any mortgages, liens, security interests or other encumbrances on the property of the Galaxy Business in connection with any indebtedness thereof, or enter into any "keep well" or other agreement or arrangement to maintain the financial condition of another person; provided that any of the Contributed Entities may enter into any such "keep well" agreement or arrangement if the payment of the full amount of the obligation represented by such agreement could then be made under Section 7.2(e).

                         (k) Agreements. Except as permitted by Section 7.2(e)
or as otherwise contemplated by this Agreement, HCI shall not permit any of the Contributed Entities or any of their Subsidiaries to enter into, materially modify, rescind, terminate, waive, release or otherwise amend any of the terms or provisions of any Material Contract, other than in the ordinary course of business consistent with past practice.

                         (l) Accounting. HCI shall not permit any of the
Contributed Entities or any of their Subsidiaries to take any action, other than in the ordinary course of business, consistent with past practice or as required by the SEC or by law, to effect any material change in any of its current accounting policies, procedures and practices.

                         (m) Payment of Claims. HCI shall not permit any of the
Contributed Entities or any of their Subsidiaries to pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted, unasserted, contingent or otherwise), other than such payment, discharge or satisfaction in the ordinary course of business and consistent with past practice.

                         (n) Waivers and Payments. HCI shall not permit any of
the Contributed Entities or any of their Subsidiaries to, other than in the ordinary course of business and consistent with past practice, waive any rights of substantial value or make any payment, direct or indirect, of any material liability before the same comes due in accordance with its terms, except to the extent (and only to the extent) to which HCI or any of the Contributed Entities receives equivalent value in exchange for such waiver or payment.

                         (o) Insurance. HCI shall not permit any of the
Contributed Entities or any of their Subsidiaries to fail to maintain its existing insurance coverage of all types in effect with respect to the Galaxy Business or, in the event any such coverage shall be terminated or lapse, to the extent available at reasonable cost, procure substantially similar substitute insurance policies which in all material respects are in at least such amounts and against such risks as are currently covered by such policies. Notwithstanding the foregoing, HCI shall not permit any of the Contributed Entities to renew any spacecraft insurance policy other than at the best available rate after competitive bidding.

                         (p) Affiliate Transactions. Except as set forth on
Schedule 7.2(p), HCI shall not permit any of the Contributed Entities or any of their Subsidiaries to engage in any transaction with, or enter into any agreement, arrangement, or understanding relating to the Galaxy Business with, directly or indirectly, any of such entity's affiliates (as defined in Rule 12(b)-2 under the Exchange Act) which involves the transfer of consideration or has a financial impact on such entity, other than pursuant to such agreements, arrangements, or understandings (i) existing on the date of this Agreement (all of which such agreements are considered to be Material Contracts for purposes of
Section 6.15) (ii) which are done on terms that the Board of Directors of the relevant Contributed Entity determines in good faith to be equal to, or more favorable to such Contributed Entity, than the terms such entity would be able to obtain from third parties in similar transactions and/or for similar goods or services or (iii) which are permitted by Section 7.2(n) hereof involving HCI or any of the Contributed Entities and any of their respective Subsidiaries.

                         (q) Galaxy Permits. Except for (i) Permits listed on
Schedule 6.6(b) which are indicated on such schedule to be subject to termination by the FCC upon the launch of another satellite into the location where certain Galaxy Satellites now are operating, and (ii) Permits which lapse or expire due to ordinary course changes in the Galaxy Business, HCI shall not permit any of the Contributed Entities or any of their Subsidiaries to surrender, allow to expire or be terminated, modify adversely, forfeit, or fail to renew or extend under regular terms any of the Galaxy Permits issued by the FCC (other than those related to Galaxy Ground Stations), or give the FCC or other Government Entity with jurisdiction any grounds to institute any proceeding for the revocation, suspension, or adverse modification of any Galaxy Permit issued by the FCC. Should the FCC or other Government Entity with jurisdiction institute any proceedings for the suspension, revocation or adverse modification of any such Galaxy Permits, HCI shall cause the Contributed Entity to use commercially reasonable efforts to promptly contest such proceedings and to seek to have such proceedings terminated in a manner that is favorable to such entities.

                         (r) Construction Permits and Applications. HCI shall
cause the Contributed Entity to use commercially reasonable efforts to maintain each FCC construction Permit (if any) listed on Schedule 6.6(b) in effect until the applicable construction projects are complete and will use commercially reasonable efforts to avoid having any pending FCC application listed on
Schedule 6.6(b) be dismissed or denied, except where (i) the loss of such Permit or pending application would not have a material adverse effect on the Galaxy Business or (ii) the maintenance of any such Permit would require an expenditure which would be in violation of subsection (e) above; provided, however, that Galaxy may, prior to or in connection with the Closing, amend the applications currently pending before the FCC for the Galaxy/Spaceway system in order to (i) make HCI or one of its Affiliates the applicant for Ka-band satellites at the following orbital locations: 49(Degree)W, 99(Degree)W, 101(Degree)W, 25(Degree)E, 54(Degree)E, 101(Degree)E, 111(Degree)E and 164(Degree)E, and (ii) make Newco the applicant for the rest of the BSS and Ka-band satellites sought in such application.

                         (s) Interference. HCI shall cause the Contributed
Entities to use their commercially reasonable efforts to protect the transmissions to and from the Galaxy Satellites and the Galaxy Ground Stations from interference from other radio communications facilities (existing or proposed), to the extent that such interference is prohibited by FCC Rules or inconsistent with rights accorded the Galaxy Satellites under the ITU's Radio Regulations and shall promptly notify PAS of any actual or threatened interference.

                         (t) No Restrictive Agreements. None of the Contributed
Entities shall enter into any contract, agreement, commitment, arrangement, lease (including with respect to personal property), policy or other instrument that (i) does not expire by the later of one (1) year after the date hereof or six (6) months after the Closing or (ii) is not subject to termination by such entity upon less than six months written notice to the other party thereto, which in either case materially restricts or limits such entity's ability to conduct its business or compete, including, without limitation, any restriction on its right to sell, lease or otherwise provide services from available transponder capacity to any person or entity for any purpose at any orbital location and in any frequency band, any geographical, market segment, product line or other industry limitation, or any exclusive or sole supply or vendor arrangement or agreement. Nothing in this Section 7.2(t) shall preclude or require any Contributed Entity from entering into agreements containing most favored nation provisions, options for additional services or capacity, rights of negotiation, or similar provisions, in each case in the ordinary course of business.

                         (u) Additional Property. HCI shall cause one of the
Contributed Entities to acquire a leasehold interest, for a term of at least 30 years and otherwise on commercially reasonable terms and conditions, in and to the real property on which are located the ground station and other improvements currently owned by HCSS located off of East Garton Road in Castle Rock, Colorado. In addition, such lease shall provide that any domestic or international satellite arc shall not be blocked by any improvement or structure on any adjoining land owned or controlled by HCSS, its successors and assigns. HCI shall cause one of the Contributed Entities to continue to negotiate, on commercially reasonable terms, for the acquisition of the fee interest of Texaco Exploration and Production, Inc. in and to approximately 752 acres located off Telegraph Road in Fillmore, California. In connection with the above mentioned acquisitions, PAS and its counsel shall be delivered copies of any draft agreements and, from time to time, shall be advised of the status of these matters. HCSS shall use best efforts (not involving the payment of money) to obtain customary non-disturbance agreements from the superior lessors of the lease described in item #2 of Schedule 6.17(b). Notwithstanding the foregoing, HCSS may enter into the lease agreement described on Schedule 6.17(d) on commercially reasonable terms and conditions.

                         (v) Certain Other Agreements. HCI shall not and shall
not permit any of the Contributed Entities or any of their Subsidiaries to enter into any contract, commitment or arrangement, whether written or oral, to do any of the acts prohibited by this Section 7.2 or to authorize, recommend, propose or announce an intention to do the same.

                 7.3 Interim Operations of Newco.

                         (a) Except as contemplated by this Agreement, or with
the prior written consent of PAS, during the period from the date of this Agreement to the Closing Date, Newco will conduct no operations and will preserve intact its business organization. Without limiting the generality of the foregoing and except as otherwise contemplated by this Agreement or in connection with the financing of the cash portion of the consideration payable in the Univisa Contribution and the Merger or the refinancing of indebtedness of Newco, Galaxy or PAS, Newco will not, prior to the Closing Date, without the prior written consent of PAS:

                              (i) adopt any amendment to its Certificate of
Incorporation or Bylaws; provided, that on or prior to the Closing Newco shall amend its Certificate of Incorporation in form and substance reasonably satisfactory to PAS, to provide for the protections set forth in Section 9.4(b) herein;

                              (ii) issue, pledge or sell, or authorize the
issuance, pledge or sale of additional shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, or any other securities in respect of, in lieu of, or in substitution for, shares of common stock outstanding on the date hereof;

                              (iii) declare, set aside or pay any dividend or
other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock;

                              (iv) authorize, recommend, propose or announce an
intention to adopt a plan of complete or partial liquidation or dissolution;

                              (v) take, or agree to commit to take, any action
that would make any representation or warranty contained in Article VI hereof inaccurate in any respect at, or as of any time prior to, the Closing Date; or

                              (vi) enter into a contract, commitment or
arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

                  7.4 Control of Galaxy and PAS. During the period from the date of this Agreement and continuing until the Closing Date (the "Interim Period"), control of the operations of PAS and its Subsidiaries shall remain with PAS and control of the Galaxy Business shall remain with HCI and the Contributed Entities. HCI agrees that neither it nor any of its Subsidiaries shall control, direct, supervise, or attempt to control, direct or supervise, the operations of PAS during this period. Likewise, the parties agree that neither PAS nor any of its Subsidiaries shall control, direct, supervise, or attempt to control, direct or supervise, the operations of the Galaxy Business during the Interim Period. Notwithstanding anything in this Agreement to the contrary, no action shall be taken hereunder constituting an assignment or transfer of control of an FCC license, permit, authorization or application requiring the prior consent or approval of the FCC without first obtaining such consent or approval.

                  7.5 Registration Statement and Proxy Statement/Prospectus. Promptly following the date of this Agreement, HCI, Galaxy, Newco and PAS shall cooperate and prepare, and PAS shall file with the SEC, the proxy statement with respect to the meeting of the stockholders of PAS in connection with the PAS Merger (the "Proxy Statement/Prospectus"), and HCI shall cause Newco to file with the SEC one or more Registration Statements on appropriate forms under the Securities Act and the Exchange Act with respect to the securities of Newco issuable in connection with the Merger or in connection with the financing of the cash portion of the consideration payable in the Univisa Contribution and the Merger or the refinancing of indebtedness of Newco, the Contributed Entities or PAS (each, a "Registration Statement"). The Proxy Statement/Prospectus will be included in the Registration Statement filed with respect to the shares of Newco Common Stock issuable in connection with the Merger. The respective parties will cause the Proxy Statement/Prospectus and each Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Newco shall use commercially reasonable efforts, and each of the Contributed Entities and PAS will cooperate with Newco, to have each Registration Statement declared effective by the SEC as promptly as practicable and to keep each Registration Statement effective as long as is necessary to consummate the transactions contemplated hereunder. The respective parties shall, as promptly as practicable, provide copies of any written comments received from the SEC with respect to the Proxy Statement/Prospectus and/or each Registration Statement to each other and advise each other of any verbal comments with respect thereto received from the SEC. Newco shall use commercially reasonable efforts to obtain, prior to the effective date of each Registration Statement, all necessary state securities law or "blue sky" permits or approvals required to carry out the transactions contemplated by such Registration Statement and will pay all expenses incident thereto. Newco agrees that the Proxy Statement/Prospectus and each amendment or supplement thereto at the time of mailing thereof and at the time of the meeting of stockholders of PAS, or, in the case of a Registration Statement and each amendment or supplement thereto, at the time it is filed and becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Newco in reliance upon and in conformity with written information concerning PAS furnished to Newco by PAS, specifically for use in the Proxy Statement/Prospectus. PAS agrees that the written information concerning PAS provided by it for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of stockholders of PAS, or, in the case of written information concerning PAS provided by PAS for inclusion in a Registration Statement or any amendment or supplement thereto, at the time it is filed and becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Proxy Statement/Prospectus will be made by PAS or Newco without the approval of the other parties hereto, which shall not be unreasonably withheld. Newco will advise PAS, promptly after it receives notice thereof, of the time when a Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Newco Common Stock issuable in connection with the transactions contemplated hereby for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or a Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

                  7.6 PAS Stockholders' Meeting. PAS will, as soon as practicable following the date of this Agreement, take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to promptly call, give notice of, convene and hold a PAS stockholders meeting for the purpose of voting on this Agreement and the transactions contemplated hereby. The Board of Directors of PAS shall, subject to its fiduciary duties, recommend this Agreement's approval by its stockholders and PAS shall take all lawful reasonable action to solicit such approval, including, without limitation, timely mailing of the Proxy Statement/Prospectus, subject to the provisions of Section 7.1(e); provided, however, that nothing in this sentence shall modify or eliminate PAS' absolute obligations in the prior sentence.

                  7.7 Access to Information.

                         (a) Each party (but as to the Hughes Parties, only in
connection with the Galaxy Business) shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of each other party reasonable access, during normal business hours during the period prior to the Closing Date, to all its properties, books, contracts, commitments and records and those of its Subsidiaries (including any tax returns or other tax related information pertaining to the party providing such information and its Subsidiaries) and, during such period, each party shall (and shall cause each of its Subsidiaries to) (but as to the Hughes Parties, only in connection with the Galaxy Business) furnish promptly to each other party (i) a copy of each report, schedule, registration statement and other document filed or received by such party or any such Subsidiary during such period pursuant to requirements of federal securities laws and (ii) all other information concerning the business, properties and personnel of such party or any such Subsidiary as any other party may reasonably request (including any tax returns or other tax related information pertaining to any party or its Subsidiaries, as the case may be); provided that, as to competitively sensitive information such as pricing or customer specific information, each party shall make such sensitive information available only to the other parties' advisers, lawyers and accountants (who shall maintain the confidentiality of such information consistent with the past practices of the parties to this Agreement) but not to the other parties, and, with respect to information protected by the attorney-client privilege, neither party shall be obligated to make such information available to the other party or its representatives. Each party agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section
7.7 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement.

                         (b) A Confidentiality Agreement, dated as of July 19,
1996 between PAS and HE (the "Confidentiality Agreement"), shall apply with respect to information furnished thereunder or hereunder and any other activities contemplated thereby.

                 7.8 Confidentiality.

                         (a) Preservation of Confidentiality Preservation of
Confidentiality. In connection with the negotiation of this Agreement, the preparation for the consummation of the transactions contemplated hereby and the performance of obligations hereunder, each party acknowledges that it will have access to confidential information relating to the other parties. The parties shall treat such information as confidential, preserve the confidentiality thereof and not disclose such information, except to their respective advisors and consultants in connection with the transactions contemplated hereby. Each of the parties agrees to maintain in confidence, and not to disclose to any third party, any ideas, methods, developments, inventions, improvements and business plans and information which are the confidential information of any other party. If, however, confidential information is disclosed, the disclosing party shall immediately notify each of the other parties in writing and take all steps required to prevent further disclosure.

                         (b) Property Right in Confidential Information Property
Right in Confidential Information. Until the Closing Date, all confidential information shall remain the property of the party who originally possessed such information. In the event of the termination of this Agreement for any reason whatsoever, each party shall return to the other parties all documents, work papers and other material (including all copies thereof) obtained from such parties in connection with the transactions contemplated hereby and will use commercially reasonable efforts, including, without limitation, instructing its employees and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter disclosed, through no act or omission of such party, in any manner making it available to the general public. If any party is required by any Law or order to disclose any confidential information, it shall provide the other parties with prompt notice of such request so that such other parties may seek an appropriate protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of such a waiver, a party is nonetheless compelled by Law or order to disclose confidential information, then such party may disclose that portion of the confidential information which such Law or order requires to be disclosed, provided that such party uses its reasonable efforts to preserve the confidentiality of the information, whereupon such disclosure shall not constitute a breach of this Agreement.

                         (c) Termination of Agreement Termination of Agreement.
Subject to any Law, each party hereto shall, and shall cause their Subsidiaries, Affiliates and representatives who obtain such information to, hold in confidence all such non-public information until such time as such information is otherwise publicly available, and, if this Agreement is terminated and if so requested by another party, each party and its Affiliates will, and will cause their Subsidiaries, Affiliates and representatives who obtain such information to, deliver to such other party all documents, work papers and other material (including copies extracts and summaries thereof) obtained by or on behalf of any of them directly or indirectly as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

                 7.9 Legal Conditions, Filings and Consents.

                         (a) Each of the Hughes Parties and PAS will (i)
cooperate with one another in determining whether any actions or filings are required in connection with obtaining any Government Entity approvals required to consummate the transactions contemplated by this Agreement and the Univisa Contribution Agreement (together with the "Collateral Agreements" thereunder), the Principal Stockholders Agreement, the Newco Stockholders Agreement, the Registration Rights Agreement, the Assurance Agreement, the Income Tax Indemnification and Allocation Agreement and the DTH Option Purchase Agreement (together, the "Related Agreements") (including, without limitation, furnishing all information required under the HSR Act), (ii) cooperate with one another in determining whether any actions, consents, approvals or waivers are required to be obtained from any corporate or equivalent governing body of any party, any of their Subsidiaries, or any stockholder of the foregoing, or whether any actions, consents, approvals or waivers are required to be obtained from any third parties, such as parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and the Related Agreements, (iii) endeavor in good faith to take all such actions or make any such filings, furnish information required in connection therewith, and seek in a timely manner to obtain any such actions, consents, approvals or waivers and
(iv) promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Univisa Share Contribution and the Merger and the other transactions contemplated by this Agreement and the Related Agreements. Without limiting the generality or effect of the foregoing, each of the Hughes Parties and PAS will, and will cause its Subsidiaries to, take all commercially reasonable actions necessary to obtain (and will cooperate with each other in obtaining) in a timely manner any consent, authorization, order or approval of, or any exemption by, any Government Entity or other public or private third party, required to be obtained or made by such entity in connection with the Asset Contribution, the Univisa Contribution, the Merger, this Agreement, any Related Agreement or the taking of any action contemplated hereby or thereby. Notwithstanding the foregoing, none of the parties shall be obligated hereby to enter into any consent decree or settlement agreement in order to resolve any such action.

                         (b) Without limiting the generality of the foregoing,
each party will, and each such party will cause their respective Subsidiaries to, diligently take or cooperate in the taking of all steps reasonably necessary or desirable and proper to prosecute expeditiously all requisite applications of

HCI, the Contributed Entities and PAS to the FCC and all similar foreign agencies seeking their consent to the transactions contemplated by this Agreement and to obtain a determination by the FCC that the grant of the applications made by HCI, the Contributed Entities and/or PAS to the FCC including those described in Section 7.9(c) below will serve the public interest, convenience and necessity. Each party will use commercially reasonable efforts to resolve such objections, if any, which may be asserted with respect to the transactions contemplated hereby and by all Related Agreements under any law. In the event an administrative proceeding or suit is instituted challenging the transactions contemplated hereby, each party will use commercially reasonable efforts to resist or resolve such proceeding or suit consistent with the terms of this Agreement. Each party will use commercially reasonable efforts to take such action as may be required (i) by any Government Entity in order to resolve such objections as it may have to the transactions contemplated hereby or (ii) by any federal or state court of the United States, in any suit brought by a private party or Government Entity challenging the transactions contemplated hereby, in order to avoid the entry of any order which has the effect of preventing the consummation of the transactions contemplated hereby on terms consistent with the terms of this Agreement to take any action that is likely to have a material adverse effect on it.

                         (c) Within fifteen (15) days after the date hereof, the
parties will file one or more requisite applications with the FCC requesting its written consent to the transactions contemplated by this Agreement (collectively, the "FCC Consent Application"). To the extent that any pending applications for Permits have not been granted by the Closing Date, PAS, HCI or a Contributed Entity, as the case may be, will immediately after closing, file all necessary documents with the FCC or equivalent agencies to amend those pending applications to reflect the consummation of the Asset Contribution, the Univisa Contribution and the Merger. In addition, to the extent that the Asset Contribution, the Univisa Contribution and the Merger will result in a change in ownership or control of an applicant for a Galaxy FCC Permit or a PAS FCC Permit that requires, under FCC Rules, that a major amendment be filed by that applicant after the Closing Date, within fifteen (15) days after the date hereof, HCI, a Contributed Entity or PAS, as appropriate, will file or cause to be filed by one of its Affiliates all appropriate documents requesting that the FCC exempt such a major amendment from any applicable "cut off" date and will also file such requests for any other required waivers of the FCC's rules and policies as to which the parties may agree. HCI, the Contributed Entities and PAS shall coordinate with each other prior to making any filings contemplated by this Section 7.9(c).

                         (d) If and to the extent that any lease, license,
contract, commitment or other agreement, including, without limitation, transponder lease agreements, which would otherwise be included within the definition of "Galaxy Assets," or any claim, right or benefit arising thereunder or resulting therefrom, is not capable of being transferred or conveyed to Newco in the Asset Contribution without the approval, consent or waiver of the other party thereto, and such approval, consent or waiver has not been obtained prior to the Closing, or if such transfer or conveyance would constitute a breach thereof, Galaxy or HCSS, as the case may be, shall hold such asset for the exclusive benefit of PAS and shall either obtain such consent or approval or provide PAS with the rights and benefits of the affected lease, license, contract, commitment, or other agreement for the term of such lease, license, contract, commitment or other agreement; provided that PAS shall assume the obligations and burdens thereunder.

                 7.10 Indemnification and Insurance for Directors and Officers.

                         (a) From and after the Closing Date all rights to
indemnification now existing in favor of individuals who at or prior to the Closing Date were directors or officers of any of the Contributed Entities, Newco or PAS or any of their respective Subsidiaries as set forth in their respective organizational documents shall survive the Asset Contribution, the Univisa Contribution and the Merger with respect to matters existing or occurring at or prior to the Closing Date and shall continue in full force and effect for a period of five years following the Closing Date.

                         (b) Each of HCI, the Contributed Entities, Newco and
PAS shall, and from and after the Closing Date, Newco shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing Date, an officer or director of HCI, any Contributed Entity, Newco or PAS or any of their respective Subsidiaries (each individually an "Indemnified Person" and, collectively, the "Indemnified Persons") against all losses, claims, damages, costs, expenses (including attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the Indemnified Person (which approval shall not be unreasonably withheld) as a result of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of HCI, any Contributed Entity, Newco or PAS or any of their respective Subsidiaries or out of or in connection with activities in such capacity, whether pertaining to any matter existing or occurring at or prior to the Closing Date and whether asserted or claimed prior to, or at or after, the Closing Date ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under the corporate law of the state in which it is incorporated to indemnify any such person and, without limiting the generality or effect of the foregoing, to the fullest extent provided in the respective organizational documents of HCI, the Contributed Entities, Newco and PAS and their respective Subsidiaries as in effect on the date hereof. Newco will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Person to the fullest extent permitted by law and, without limiting the generality or effect of the foregoing, to the fullest extent provided in the respective organizational documents of HCI, the Contributed Entities, Newco and PAS and their respective Subsidiaries as in effect on the date hereof. Without limiting the generality or effect of the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Persons (whether arising before or after the Closing Date), (i) the Indemnified Persons may retain counsel reasonably satisfactory to HCI or PAS, or from and after the Closing, Newco, and HCI or PAS shall, or from and after the Closing, Newco shall, pay all fees and expenses of such counsel for the Indemnified Persons promptly as statements therefore are received and (ii) HCI or PAS shall, or from and after the Closing, Newco shall use all reasonable efforts to assist in the vigorous defense of any such matter, provided that none of HCI or PAS, or from and after the Closing, Newco shall be liable for any settlement effected without its prior written consent, which consent shall not unreasonably be withheld. Any Indemnified Party wishing to claim indemnification under this Section 7.10, upon learning of any such claim, action, suit, proceeding or investigation, shall notify HCI or PAS, or from and after the Closing, Newco (but the failure so to notify shall not relieve a party from any liability which it may have under this
Section 7.10 except and only to the extent such failure materially prejudices such party), and shall deliver to HCI or PAS, or from and after the Closing, Newco, any undertaking contemplated or required by the corporate law of its state in which it is incorporated. The Indemnified Persons as a group may retain only one law firm to represent them with respect to each such matter unless there is, in the opinion of counsel to an Indemnified Person, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Persons or unless different defenses may exist. Each of HCI, the Contributed Entities, Newco and PAS agrees that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Indemnified Persons with respect to matters occurring through the Closing Date, shall survive the Asset Contribution, the Univisa Contribution and the Merger and shall continue in full force and effect for a period of not less than four years from the Closing Date; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities.

                         (c) For a period of five years after the Closing Date,
Newco will maintain in effect or replace with equivalent policies of directors' and officers' liability insurance as maintained by HCI, the Contributed Entities, Newco or PAS, as the case may be, and their respective Subsidiaries with respect to matters arising before the Closing Date, provided that Newco shall not be required to pay an annual premium for such insurance in excess of 175% of the last annual premium paid by HCI, a Contributed Entity, Newco or PAS, as the case may be, prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

                         (d) The provisions of this Section 7.10 are intended to
be for the benefit of, and shall be enforceable by, each Indemnified Person, his or her heirs and personal representatives and shall be binding on HCI, each Contributed Entity, Newco, PAS and on all successors and assigns thereof. In the event that Newco or any of its successors or assigns (i) reorganizes or consolidates with or merges into any other person and is not the resulting, continuing or surviving corporation or entity in such consolidation or merger or
(ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of such surviving corporations assume the obligations set forth in this Section 7.10.

                 7.11 Indemnification for Excluded and Contributed Liabilities.

                         (a) HCI agrees to indemnify, defend and hold harmless
Newco and each of its Subsidiaries and their respective successors-in-interest against any losses, claims, damages or liabilities, joint or several, arising out of or in connection with any loss, claim, damage or liability against or pertaining to any Hughes Party and/or their Affiliates (other than Newco and its Subsidiaries) other than the Galaxy Liabilities, and HCI shall reimburse Newco, each such Subsidiary and each such successor-in-interest (each, a "Newco Indemnified Party") for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage or liability.

                         (b) Newco agrees to indemnify, defend and hold harmless
each of HCI and Galaxy and their Subsidiaries after the Closing, and their respective successors-in-interest against any losses, claims, damages or liabilities, joint or several, arising out of or in connection with the Galaxy Liabilities assumed by Newco pursuant to the terms hereof, and Newco shall reimburse HCI or Galaxy, as the case may be, and each of their Subsidiaries and each such successor-in-interest (each, a "Hughes Indemnified Party") for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action.

                         (c) Whenever any claim shall arise for indemnification
under this Section 7.11, the Newco Indemnified Party or the Hughes Indemnified Party, as the case may be (in either case, an "Indemnified Party"), shall promptly notify the other party providing such indemnification (an "Indemnifying Party") in writing of such claim and, when known, the facts constituting the basis for such claim (in reasonable detail). Failure by any Indemnified Party to so notify the Indemnifying Party shall not relieve such Indemnifying Party of any liability hereunder except to the extent that such failure materially prejudices such Indemnifying Party.

                         (d) After the notice required by Section 7.11(c), if
the Indemnifying Party undertakes to defend any such claim, then the Indemnifying Party shall be entitled, if it so elects, to take control of the defense and investigation with respect to such claim and to employ and engage attorneys of its own choice to handle and defend the same, at the Indemnifying Party's cost, risk and expense, upon written notice to the Indemnified Party of such election, which notice acknowledges such Indemnifying Party's obligation to provide indemnification hereunder. The Indemnifying Party shall not settle any third-party claim that is the subject of indemnification without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld; provided, however, that the Indemnifying Party may settle a claim without the Indemnified Party's consent if such settlement (i) makes no admission or acknowledgement of liability or culpability with respect to such Indemnified Party, (ii) includes a complete release of the Indemnified Party and
(iii) does not require the Indemnified Party to make any payment or forego or take any action. The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial and defense of any lawsuit or action with respect to such claim and any appeal arising therefrom (including the filing in the Indemnified Party's name of appropriate cross-claims and counterclaims). The Indemnified Party may, at its own cost, participate in any investigation, trial and defense of such lawsuit or action controlled by the Indemnifying Party and any appeal arising therefrom.

                         (e) If, after receipt of a claim notice pursuant to
Section 7.11(c), the Indemnifying Party does not undertake to defend any such claim, the Indemnified Party may, but shall have no obligation to, contest any lawsuit or action with respect to such claim and the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party (including, without limitation, the settlement thereof without the consent of the Indemnifying Party). If there are one or more legal defenses available to the Indemnified Party that conflict with those available to the Indemnifying Party, the Indemnified Party shall have the right at the expense of the Indemnifying Party to assume the defense of the lawsuit or action; provided, however, that the Indemnified Party may not settle such lawsuit or action without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

                         (f) At any time after the commencement of defense of
any lawsuit or action, the Indemnifying Party may request the Indemnified Party to agree in writing to the abandonment of such contest or to the payment or compromise by the Indemnifying Party of such claim, whereupon such action shall be taken unless the Indemnified Party determines that the contest should be continued and so notifies the Indemnifying Party in writing within 15 days of receipt of such request from the Indemnifying Party. If the Indemnified Party determines that the contest should be continued, the Indemnifying Party shall be liable hereunder only to the extent of the lesser of (i) the amount which the other party(ies) to the contested claim had agreed to accept in payment or compromise as of the time the Indemnifying Party made its request therefor to the Indemnified Party or (ii) such amount for which the Indemnifying Party may be liable with respect to such claim by reason of the provisions hereof.

                 7.12 Notices of Certain Events.

                         HCI and PAS shall promptly notify each other of:

                              (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

                              (ii) any notice or other communication from any Government Entity in connection with the transactions contemplated by this Agreement;

                              (iii) any actions, suits, claims, investigations or proceedings commenced or, to the actual knowledge of the executive officers of the notifying party, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries;

                              (iv) an administrative or other order or notification relating to any material violation or claimed violation of Law;

                              (v) any facts of which it becomes aware relating to it that would cause the FCC to withhold or adversely determine any consent or ruling that the parties will be seeking pursuant to Section 7.9(c) hereof;

                              (vi) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date;

                              (vii) any facts of which it becomes aware with respect to any spacecraft related incidents or anomalies in connection with any Galaxy Satellite or any PAS Satellite; and

                              (viii) any material failure of any party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

provided, however, that the delivery of any notice pursuant to this Section 7.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  7.13 Publicity. So long as this Agreement is in effect, the parties will consult with each other and will mutually agree prior to the issuance of any press release or public announcement pertaining to this Agreement or the Related Agreements or the transactions contemplated hereby or thereby, including the Merger and the Asset Contribution, and shall not issue any such press release or make any such public announcement or permit any of their Subsidiaries to do the same prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with a national securities exchange (including the Nasdaq National Market), in which case the party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement, except for the FCC filings and HSR filings contemplated herein.

                  7.14 Rule 145 Affiliates. At least 30 days prior to the Closing Date, PAS shall deliver to Galaxy a letter identifying, to the best of PAS' knowledge, all persons who PAS expects will be, at the time of PAS' stockholder's meeting to consider the transactions contemplated by this Agreement, deemed to be "affiliates" of PAS for purposes of Rule 145 under the Securities Act ("PAS Affiliates"). PAS shall use its reasonable best efforts to cause each person or entity who is identified as a PAS Affiliate to deliver to HCI on or prior to the Closing Date an agreement substantially in the form of Exhibit H to this Agreement.

                  7.15 Supplemental Disclosure Schedules. Each of HCI, Galaxy and PAS shall supplement their respective Schedules delivered in connection with this Agreement as of the Closing Date to the extent necessary to reflect matters permitted by, or consented to by, the other parties under this Agreement. In addition, from time to time prior to the Effective Time, each of HCI and PAS will promptly deliver to the other parties such amended or supplemental Schedules as may be necessary to make the Schedules accurate and complete in all material respects as of the Closing Date; provided, however, that updating the information contained on the Schedules shall not be deemed an amendment of this Agreement unless the new information added to any such schedule reflects changes or actions taken since the date of this Agreement that are permitted under
Section 7.1 (with respect to PAS) and Section 7.2 (with respect to Galaxy). If not deemed an amendment, such supplement shall not have any effect for the purpose of determining the satisfaction of the conditions set forth in Article VIII of this Agreement.

                  7.16 Newco Employee Benefits Arrangements.

                         (a)      Replacement of Retirement Plan.

                              (i) The accrued benefits and liabilities, and
assets attributable to such accrued benefits and liabilities, under the HE Non-Bargaining Retirement Plan, and the trust related thereto (the "HE Retirement Plan"), of participants in such plan who are actively employed by the Galaxy Business immediately prior to the Effective Time, who have not retired under the HE Retirement Plan as of the Effective Time and who become employees of Newco effective as of the Effective Time or within 90 days thereafter (the "Transferred Retirement Plan Participants") shall, unless otherwise agreed to by PAS and HE, be transferred to a new trust under a separate plan established by Newco for the Transferred Retirement Plan Participants and other Newco employees, as hereinafter set forth. Newco shall, with the cooperation of HE, use its best efforts to accomplish the transfer of the foregoing assets and liabilities.

                              (ii) Effective as of the Effective Time, Newco
shall, unless otherwise agreed to by PAS and HE, establish a separate plan (the "Newco Retirement Plan") which shall be qualified under Section 401(a) of the Code and a trust related thereto which shall be exempt from taxation under
Section 501(a) of the Code. The Newco Retirement Plan shall be a defined benefit cash balance plan, or other type of retirement plan agreed to by PAS and HE. To the extent permitted by applicable law, credit for past service with the Galaxy Business or PAS prior to the Effective Time shall be given under the Newco Retirement Plan for the purposes of vesting and eligibility to participate. The Newco Retirement Plan shall, unless otherwise agreed to by PAS and HE, contain provisions for future contributions at a rate of 3 - 3 1/2% of the compensation of the participating Newco employees after the Effective Time.

                              (iii) The transfer of assets and liabilities from
the HE Retirement Plan to the Newco Retirement Plan shall be conditioned upon the receipt of requisite governmental approvals. Newco shall submit to the Internal Revenue Service a request for a determination letter as to the tax qualification and exempt status of the Newco Retirement Plan. Upon receipt by Newco and HE of such determination letter, or an opinion of counsel reasonably acceptable to HE and PAS, that the Newco Retirement Plan is tax qualified and exempt, HE and Newco shall file promptly with the Internal Revenue Service any required notice on Forms 5310-A regarding the transfer of assets and liabilities relating to the Transferred Retirement Plan Participants from the HE Retirement Plan to the Newco Retirement Plan. After proper notice has been given on Forms 5310-A without receiving an adverse response from the appropriate governmental agencies, the assets of the HE Retirement Plan transferable to such Newco Retirement Plan as provided herein shall be so transferred, but in no event later than 90 days after the Forms 5310-A have been filed with the Internal Revenue Service.

                              (iv) No assets and liabilities shall be
transferred unless the requirements of Section 414(l) of the Code are met with respect to the transfer. Assets to be transferred from the HE Retirement Plan to the Newco Retirement Plan shall be in cash. After the transfer of assets and liabilities, the payment of benefits accrued under the HE Retirement Plan prior to the Effective Time and payable to the Transferred Retirement Plan Participants shall be the sole responsibility of Newco.

                              (v) The amount of plan assets to be transferred
from the HE Retirement Plan to the Newco Retirement Plan shall be an amount determined by subtracting (B) from (A), where (A) as of the Effective Time equals the actuarially computed present value of all accrued benefits attributable to the Transferred Pension Plan Participants, determined on an ongoing plan basis employing the same actuarial assumptions as were used in determining plan funding for the most recently completed plan year, and where
(B) is any benefit payment attributable to accrued benefits to be transferred to and assumed under the Newco Retirement Plan, made after the Effective Time and prior to the transfer of plan assets and accompanying liabilities. The transferred assets shall exclude any receivable contributions. The amount of assets transferred in connection with the foregoing accrued benefits and liabilities shall not be less than the assets necessary to fund the accrued benefits and liabilities that would be transferred using the appropriate plan termination assumptions of the Pension Benefit Guaranty Corporation ("PBGC") under Section 414(l) of the Code.

                              (vi) The amount of the accrued benefits and
liabilities and assets attributable thereto to be transferred from the HE Retirement Plan to the Newco Retirement Plan in accordance with this Section 7.3(b) shall be jointly determined by actuaries selected by Newco and HE. In the event of dispute between the actuaries selected by Newco and HE as to whether the actuarial calculations so determined are calculated in accordance with this
Section 7.3(b), Newco and HE shall jointly select a third actuarial firm of national repute to review the calculation and the determination of the third actuarial firm shall be final and binding. In the event that Newco and HE are unable to select a third actuarial firm, an arbitrator shall appoint a third actuarial firm to make such determination, which appointment and determination shall be final and binding upon HE and Newco. Such arbitrator shall be appointed in accordance with the Commercial Arbitration Rules of the Los Angeles, California office of the American Arbitration Association. Newco shall pay the cost of the Newco's actuaries, HE shall pay the cost of HE's actuaries and, to the extent necessary, the cost of the third actuarial firm and arbitrator shall be shared equally between Newco and HE.

                         (b) Replacement of Savings Plan.

                              (i) The accounts and account balances and
liabilities under the HE Salaried Employees' Thrift and Savings Plan and the trust related thereto (the "HE Savings Plan") and the Advantage Benefits Consultants Inc. Regional Prototype Defined Contribution Plan and Trust (the "PAS Savings Plan") of active participants of such plans who become employees of Newco as of the Effective Time or within 90 days thereafter and former participants of the PAS Savings Plan, including without limitation retired participants and former participants entitled to deferred vested benefits and beneficiaries thereof under the PAS Savings Plan ("Transferred Savings Plan Participants"), shall, unless otherwise agreed to by PAS and HE, be transferred to a new trust under a separate plan established by Newco for the Transferred Savings Plan Participants and other Newco employees effective as of the Effective Time, either in a direct trust-to-trust transfer or in participant directed rollover distributions as hereinafter set forth. Newco shall, with the cooperation of HE, use its best efforts to accomplish the transfer of the foregoing assets and liabilities.

                              (ii) Effective as of the Effective Time, Newco
shall establish a defined contribution pension plan (the "Newco Savings Plan") which shall be qualified under Sections 401(a) and (k) of the Code and a trust related thereto which shall be exempt from taxation under Section 501(a) of the Code. The Newco Savings Plan shall contain provisions comparable to and no less favorable in the aggregate than the HE Savings Plan (other than the investment in GMH stock and matching contribution features) and, subject to applicable law, shall, unless otherwise agreed to by PAS and HE, provide for employer matching contributions at a rate of 4% of compensation, which may, in the discretion of Newco, be made in common stock of Newco, if the stock of Newco is publicly traded. To the extent permitted by applicable law, credit for past service with PAS and the Galaxy Business prior to the Effective Time shall be given under the Newco Savings Plan for the purposes of vesting and eligibility to participate.

                              (iii) The transfer of assets and liabilities from
the HE Savings Plan and the PAS Savings Plan to the Newco Savings Plan shall be conditioned upon the receipt of requisite governmental approvals. Newco shall submit to the Internal Revenue Service a request for a determination letter as to the tax qualification and exempt status of the Newco Savings Plan. Upon receipt by Newco and HE of a determination letter from the Internal Revenue Service, or an opinion of counsel reasonably acceptable to HE and PAS, that the Newco Savings Plan is qualified under Section 401(a) and (k) of the Code, the assets of the PAS Savings Plan and HE Savings Plan that are transferable to the Newco Savings Plan as provided herein shall be so transferred, but in no event later than 90 days after receipt by Newco and HE of such determination letter, whichever occurs later.

                              (iv) No assets and liabilities shall be
transferred in a direct trust-to-trust transfer unless the requirements of
Section 414(l) of the Code are met with respect to the transfer. After the transfer of assets and liabilities, the payment of benefits to the Transferred Savings Plan Participants accrued under the HE Savings Plan and PAS Savings Plan shall be the sole responsibility of Newco.

                         (c) Newco Stock Options. Newco shall provide stock
options to certain employees from and after the time that Newco's stock is publicly held. As soon as practicable after execution of the Merger Agreement, a committee shall be established which shall be composed of representatives of PAS and HCI (the "Joint Committee"). The Joint Committee shall make recommendations to the Board of Directors of Newco with regard to such stock options including, but not limited to, the following: (i) the form of stock option offered, which may be incentive stock options, nonqualified stock options, or a combination thereof; (ii) eligibility requirements to receive such stock options; (iii) vesting requirements; (iv) term of the stock options; (v) exercise price; and
(vi) the maximum number of shares to be offered through stock options, if required by law. The Joint Committee shall make such recommendations, and take all other actions necessary to carry out the requirements of this provision, by the Effective Time. Any stock options issued by Newco shall be registered with the applicable governmental agencies and shall comply with all applicable securities laws. The Board of Directors of Newco shall act upon such recommendations and, if necessary, obtain stockholder approval for the issuance of Newco stock pursuant to the options described herein.

                         (d) Retiree Medical Benefits. As soon as practicable
after the Effective Time, HCI or one of its Affiliates shall pay to all Galaxy Employees who are being transferred to Newco, who have not retired under a Galaxy retiree medical plan and who would be entitled to receive medical benefits upon retirement under a Galaxy ERISA Plan (as defined in Section 6.9(c)(i)) or any other plan or policy maintained by the Galaxy Business, HCI or one of its Affiliates, an amount of cash to be determined by HCI, after consultation with PAS, but in no case shall such cash amount paid to each employee be less than the cash amount to which the employee is legally entitled, if any.

                         (e) PAS ERISA Plans and PAS Benefits Arrangements.
Prior to the Effective Time, PAS shall take all actions which are reasonably necessary or appropriate to correct any material defects with respect to the compliance of each PAS ERISA Plan and PAS Benefit Arrangement with all Laws, including any actions which are reasonably necessary or appropriate to qualify any PAS ERISA Plan that is intended to be tax qualified under Section 401(a) of the Code.

                         (f) HCI Indemnification. HCI agrees to indemnify,
defend and hold harmless Newco and each of its Subsidiaries and their respective successor(s)-in-interest against any losses, claims, damages or liabilities, joint or several, arising from the Galaxy Business' participation in a controlled group, as defined in Section 414(b), (c), (m), and (o) of the Code, prior to the Effective Time except with respect to any losses, claims, damages or liabilities relating to the Galaxy Employees, who will be employed by Newco as of the Effective Time, the Galaxy ERISA Plans or the Galaxy Benefit Arrangements.

                         (g) PAS Indemnification. PAS agrees to indemnify,
defend and hold harmless Newco and each of its Subsidiaries and their respective successor(s)-in-interest against any losses, claims, damages or liabilities, joint or several, arising from PAS' participation in a controlled group as defined in Section 414(b), (c), (m) and (o) of the Code prior to the Effective Time except with respect to any losses, claims, damages or liabilities relating to PAS' employees who will be employed by Newco as of the Effective Time, the PAS ERISA Plans or the PAS Benefit Arrangements.

                  7.17 Further Action. Each party hereto shall, subject to the fulfillment at or before the Closing Date of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, if the consummation period for consummating the Asset Contribution, the Univisa Contribution and the Merger pursuant to consents granted by the FCC expires prior to the date established for the Closing Date, then each party will use its commercially reasonable efforts to obtain one or more extensions of the effectiveness of such consents so as to permit the consummation of the transactions contemplated by this Agreement in accordance with this Agreement. Each party hereto also agrees to cooperate with the other parties hereto in connection with communicating with Government Entities in connection with obtaining approvals of such entity required to effectuate the transactions contemplated hereby.

                  7.18 Documentation of Intercompany Agreements. On or prior to the Closing Date, each Contributed Entity shall enter into written agreements to document all previously undocumented arrangements with Affiliates of the Contributed Entities for material goods or services provided to the Galaxy Business, which new agreements shall be in form reasonably satisfactory to PAS and in substance consistent with the description of such arrangements set forth on Schedule 6.15.

                  7.19 Listing Application. Following execution of the Agreement, Newco shall prepare and submit to the New York Stock Exchange or the Nasdaq National Market a listing application covering the shares of Newco Common Stock issuable in the Asset Contribution and the Merger, and shall use reasonable efforts to obtain, prior to the Closing Date, approval for the listing of such Newco Common Stock, subject to official notice of issuance.

                  7.20 Leveraged Lease Guarantee. Promptly following the Closing, Newco shall enter into a customary agreement to pay and indemnify HE for obligations arising under existing guarantees provided by HE of leveraged leases of transponders used in the Galaxy Business.

                  7.21 Disposition of Assets. During the period from the date of this Agreement and continuing until the Closing Date, HCI shall cause all proceeds from any source with respect to the disposition (whether voluntary or involuntary) of any asset or group of assets disposed of in related transactions valued in excess of $60,000 (other than for satellites under construction) included in the Galaxy Business (net of (i) all taxes that are paid prior to the Closing as a result of such disposition if the Contributed Entity owning such asset or assets was a stand-alone company, (ii) any liabilities related to such asset or assets to the extent they no longer remain with the Galaxy Business and were not already netted from the proceeds of such disposition, and (iii) any and all reasonable transaction expenses (except normal recurring and operating expenses of the Galaxy Business) related to such disposition) to be separately identified and retained within the Closed System (as defined in Section 7.24) (the "Proceeds").

                  7.22 Related Agreements. Each of the Parties to this Agreement shall, and shall cause each of its Subsidiaries to, enter into and take all actions necessary to consummate the transactions contemplated by each of the Related Agreements to which it is a party, subject in each case to the terms and conditions of each such Related Agreement.

                  7.23 Standstill Restriction. For five years following the Closing, none of the Hughes Parties or their affiliates shall acquire, or come to hold, beneficially or otherwise, whether by purchase, exchange or otherwise, individually or in the aggregate more than eighty-one percent (81%) of the outstanding equity interests in Newco, except (i) pursuant to a merger which is approved by the holders of majority of the shares of Newco Common Stock not owned directly or indirectly by HE or any of its affiliates, (ii) pursuant to a tender offer recommended by the Disinterested Directors of Newco and second-step merger which offers the same per share consideration to all holders of Newco Common Stock and in which more than half the outstanding Newco Common Stock not owned by HCI and its affiliates at the inception of the transaction is either tendered or voted in favor of the transaction, and (iii) except pursuant to such other transaction as shall provide for parity of treatment of holders of Newco Common Stock and is approved by the holders of a majority of the shares of Common Stock not owned by HCI and its affiliates and by a majority of the Disinterested Directors of Newco. As used in this Agreement, "Disinterested Director" means a director of Newco that is not an existing or retired employee of Newco or any of its affiliates. As used in this Section 7.23, "affiliate" shall have the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

                  7.24 Capital Expenditures and the Closed System for Cash Management. Commencing as of July 1, 1996, HE will cause the Galaxy Business to operate as a separate stand-alone entity with respect to all aspects of its cash management including retention of the cash receipts and proceeds from all sources of the business together with the payment of all necessary operating expenses of the business (excluding non-cash outlays for expenses such as depreciation and amortization) and capital outlays (including those expenses and capital outlays that are directly attributable to the business but which may, for convenience purposes, be paid by HE and redistributed to the Galaxy Business). The Galaxy Business will also be responsible for the payment of all properly allocated costs of the Galaxy Business, including its allocated share of corporate and sector "General & Administrative" costs consistent with the past accounting practices of the Galaxy Business. The Galaxy Business will compute an income tax provision for the taxable earnings of the business in accordance with GAAP and will provide for the appropriate income taxes of the business including the determination and recognition of necessary deferred tax amounts (which deferred tax amounts may not be deducted as cash expenses). The aforementioned practices will constitute a "Closed System" of cash management. It is explicitly understood that HCI will be required to use cash proceeds retained in the business (other than Proceeds which may not be used for such purpose and which shall be part of the "Galaxy Assets" at the Closing) to fund additions to its "Capital Expenditures for Satellites Under Construction" accounts. For purposes of this Agreement, "Capital Expenditures for Satellites Under Construction" shall include manufacturing, launch and launch insurance, progress payments and capitalized interest amounts. HCI, with the assistance of HE, will continue to manage and pursue its capital expenditures program for the construction and development of satellites during the period from July 1, 1996 through the Closing as it deems necessary in the ordinary course of its business and consistent with prudent business practices. To the extent that additions to HCI's "Capital Expenditures for Satellites Under Construction" accounts as determined on a consistent basis and in accordance with GAAP and HCI's historical accounting practices and procedures, during the period from July 1, 1996 through the Closing of the Merger do not equal or exceed $575 million in the aggregate, HE shall be obligated to make up any difference in cash at the Closing.

                                  ARTICLE VIII
                                   CONDITIONS

                  8.1 Conditions to Each Party's Obligation to Effect the Asset Contribution, the Univisa Contribution and thConditions to Each Party's

Obligation to Effect the Asset Contribution, the Univisa Contribution and the Merger. The respective obligations of each party to effect the Asset Contribution, the Univisa Contribution and the Merger shall be subject to the satisfaction on or prior to the Closing Date (or, if permissible, waiver by the party for whose benefit such conditions exist) of the following conditions:

                         (a) No Order. No Government Entity shall have enacted,
issued, promulgated, enforced or entered any statute, rule, regulation or order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the transactions contemplated by this Agreement or any of the Related Agreements; provided, however, that the parties shall use their commercially reasonable efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

                         (b) Stockholder Approval. This Agreement and the
transactions contemplated hereby shall have been approved in the manner required by applicable law or by the applicable regulations of any stock exchange or other regulatory body, as the case may be, of the holders of the issued and outstanding shares of common stock of PAS.

                         (c) HSR Act. Any waiting period applicable to the
consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or the Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby, which action shall not have been withdrawn by the party instituting such action or dismissed or terminated pursuant to a final, non-appealable judgment of a United States federal court.

                         (d) FCC Consents. (i) The FCC shall have granted by
Final Order the FCC Consent Application, without conditions, qualifications or other restrictions that are likely to have a material adverse effect immediately after the Closing Date, on Newco or any of its Subsidiaries (other than the loss of pending applications at the FCC for Permits), whether imposed by the FCC or any other Government Entity; and (ii) except for Permits which lapse, expire or are terminated due to ordinary course changes in the business of PAS and the Galaxy Business, as the case may be, except as otherwise contemplated by this Agreement, each of the PAS Permits and the Galaxy Permits issued by the FCC shall be in full force and effect, unimpaired by any acts or omissions of Galaxy, PAS or their officers, directors, employees or agents. As used in this Agreement, the term "Final Order" means an order, action or decision of a Government Entity that has not been reversed, stayed or enjoined and as to which the time to appeal, petition for certiorari or seek reargument or rehearing or administrative reconsideration or review has expired and as to which no appeal, reargument, petition for certiorari or rehearing or petition for reconsideration or application for review is pending or as to which any right to appeal, reargue, petition for certiorari or rehearing or reconsideration or review has been waived in writing by each party having such a right or, if any appeal, reargument, petition for certiorari or rehearing or reconsideration or review thereof has been sought, the order or judgment of the court or agency has been affirmed by the highest court (or the administrative entity or body) to which the order was appealed or from which the argument or rehearing or reconsideration or review was sought, or certiorari has been denied, and the time to take any further appeal or to seek certiorari or further reargument or rehearing, or reconsideration or review, has expired. Notwithstanding the foregoing, HCI shall have the unilateral right within 60 days after public notice of such order, action or decision by the FCC to elect to waive this condition if HCI determines, in its sole discretion, that any pending appeal is not likely to have a material adverse effect on Newco and its Subsidiaries, taken as a whole, following the Asset Contribution, the Univisa Contribution and the Merger; provided that, if HCI fails to waive this condition within such 60-day period, then either party shall have the right to terminate this Agreement.

                         (e) Other Satellite Approvals. Each Government Entity
other than the FCC that has issued to PAS or any of its Subsidiaries (i) any Permit with respect to the operation of or transmission to or from a PAS Satellite or a ground station that communicates with a PAS Satellite (ii) any Permit with respect to the provision of broadcasting or communications services shall have, where required by applicable Law, approved the transfer of control or assignment, as applicable, of all such Permits as a result of the Merger without any material qualifications, restrictions or limitations and such approval shall have become a Final Order. Each Government Entity that has issued to any of the Contributed Entities (i) any Permit with respect to the operation of or transmission to or from a Galaxy Satellite or a ground station that communicates with a Galaxy Satellite, or (ii) any Permit with respect to the provision of broadcasting or communications services shall have, where required by applicable Law, approved the transfer of control or assignment, as applicable, of all such permits as a result of the Asset Contribution without any material qualifications, restrictions or limitations and such approval shall have become a Final Order.

                         (f) Other Approvals. All other approvals or orders by
Government Entities required to be obtained, and all filings, notices or declarations required to be made before any Government Entity (other than the FCC), by any party prior to the consummation of the transactions contemplated hereunder shall have been obtained from, and made with, all required Government Entities except for such authorizations, consents, waivers, orders, approvals, filings, notices or declarations, the failure to obtain or make which would not be likely to have a material adverse effect at or after the Closing Date, on Newco or any of its Subsidiaries.

                         (g) Registration Statement. The Registration Statement
with respect to the shares of Newco Common Stock issuable in connection with the Merger shall have become effective and shall be effective at the Effective Time, and no stop order suspending effectiveness of such Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, or, to the knowledge of HCI or PAS, threatened, and all necessary approvals under state securities laws relating to the issuance or trading of the shares of Newco Common Stock to be issued in connection with the Merger shall have been received.

                         (h) Related Agreements. Each of the Related Agreements
shall have been executed, delivered and, to the extent required to be performed by such agreements on or prior to the Closing Date, performed (or capable of being performed concurrently with consummation of the transactions contemplated hereby) by the parties thereto.

                         (i) Listing Application. The shares of Newco Common
Stock issuable in the Merger shall have been approved, upon official notice of issuance, for listing on either the New York Stock Exchange or the Nasdaq National Market.

                  8.2 Additional Conditions to Obligations of PAS. The obligation of PAS to effect the transactions contemplated hereby is subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by PAS:

                         (a) Representations and Warranties. Each of the
representations and warranties of the Hughes Parties set forth in this Agreement shall be true and correct in all material respects (without regard to any materiality limitations contained in any such representation or warranty, except that, subject to the next sentence below, the representation of HCI set forth in the last sentence of Section 6.4 shall be true and correct in all respects) as of the date of this Agreement (except to the extent such representations and warranties speak as of an earlier date or have been amended pursuant to Section
7.15 and, other than with respect to the representation of HCI set forth in the last sentence of Section 6.4, except for inaccuracies or omissions having or reasonably likely to have, individually or in the aggregate, an economic impact or consequence (or diminution in value) on the Galaxy Business of less than $50,000,000. A breach of the last sentence of Section 6.4 shall not be considered a failure of this condition precedent, provided any deficiency is cured by the Closing Date. PAS shall have received certificates of each of the Chief Executive Officer and the Chief Financial Officer of HCI to that effect.

                         (b) Performance of Obligations. Each of the Hughes
Parties and HE shall have performed in all material respects (other than the obligations of the Hughes Parties and HE pursuant to Sections 7.21 and 7.24, which shall be performed as agreed herein without regard to materiality) all obligations required to be performed by it under this Agreement and the Related Agreements to which it is a party on or before the Closing Date. PAS shall have received certificates of the Chief Executive Officer and Chief Financial Officer of HCI to that effect. Notwithstanding the foregoing, the obligations of PAS to effect the transactions contemplated by this Agreement shall not be relieved by the failure of any of the foregoing conditions if such failure is the result, directly or indirectly, of any breach by PAS of any of its material obligations under this Agreement.

                         (c) Material Adverse Change. Since the date of this
Agreement, there shall have been no change, occurrence or circumstance (or series of changes, occurrences or circumstances) in the business, operations, properties, assets, condition (financial or otherwise) or the results of operations or prospects of the assets of the Galaxy Business having or reasonably likely to have, individually or in the aggregate, an adverse economic impact or consequence (including diminution in value) of more than $200,000,000. Notwithstanding the foregoing, for purposes of this Section 8.2(c) none of the following shall be deemed to be a "change," "occurrence" or "circumstance": (i) the loss, denial or dismissal of any pending application for a Galaxy Permit that has been filed with the FCC or (ii) a loss, to the extent caused by or related to (A) a mere delay in the receipt of revenue, as opposed to the cancellation or modification of a contract, and the consequent loss of revenue related to such delay or (B) the launch or in-orbit failure of any Galaxy Satellite, to the extent such loss is covered by insurance.

                  8.3 Additional Conditions to Obligations of the Hughes Parties. The obligations of the Hughes Parties to effect the transactions contemplated hereby are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by HCI:

                         (a) Representations and Warranties. Each of the
representations and warranties of PAS set forth in this Agreement shall be true and correct in all material respects (without regard to any materiality limitations contained in any such representation or warranty) as of the date of this Agreement (except to the extent such representations and warranties speak as of an earlier date or have been amended pursuant to Section 7.15), except for inaccuracies or omissions having or reasonably likely to have, individually or in the aggregate, an economic impact or consequence (or diminution in value) on PAS and its Subsidiaries taken as a whole of less than $50,000,000. HCI shall have received certificates of the Chief Financial Officer and Chief Executive Officer of PAS to that effect.

                         (b) Performance of Obligations. PAS shall have
performed in all material respects all obligations required to be performed by it under this Agreement and the Related Agreements to which it is a party on or before the Closing Date. HCI shall have received certificates of the Chief Executive Officer and Chief Financial Officer of PAS to that effect. Notwithstanding the foregoing, the obligations of HCI to effect the transactions contemplated by this Agreement shall not be relieved by the failure of any of the foregoing conditions if such failure is the result, directly or indirectly, of any breach by any Hughes Party of any of their material obligations under this Agreement.

                         (c) Material Adverse Change. Since the date of this
Agreement, there shall have been no change, occurrence or circumstance (or series of changes, occurrences or circumstances) in the business, operations, properties, assets, condition (financial or otherwise) or the results of operations or prospects of the assets of PAS having or reasonably likely to have, individually or in the aggregate, an adverse economic impact or consequence (including diminution in value) of more than $200,000,000. Notwithstanding the foregoing, for purposes of this Section 8.3(c) none of the following shall be deemed to be a "change," "occurrence" or "circumstance": (i) the loss, denial or dismissal of any pending application for a PAS Permit that has been filed with the FCC or (ii) a loss, to the extent caused by or related to (A) a mere delay in the receipt of revenue, as opposed to the cancellation or modification of a contract, and the consequent loss of revenue related to such delay or (B) the launch or in-orbit failure of any PAS Satellite, to the extent such loss is covered by insurance.

                         (d) Termination of Options. PAS shall have delivered to
HCI written evidence of the agreement by each holder of Options to terminate such Options on or before the Effective Time.

                         (e) Termination of DTH Equity Obligations. PAS shall
have delivered to HCI evidence satisfactory to HCI that PAS will, as of the Closing Date, terminate all of its obligations under that certain Memorandum of Understanding, dated as of March 27, 1995, between PAS and Televisa, and the oral agreement between such parties regarding an equity interest in a DTH venture in the Iberian Peninsula.

                         (f) Resignation of PAS Directors. PAS shall have
delivered to HCI a letter of resignation from each person that is a director of PAS immediately prior to the Closing, which resignation shall be effective as of the Effective Time.

                                   ARTICLE IX
                           TERMINATION AND AMENDMENT

                  9.1 Termination. This Agreement may be terminated and the Asset Contribution, the Univisa Contribution and the Merger may be abandoned at any time prior to the Closing Date, whether before or after stockholder approval of the Merger:

                         (a) by mutual written consent of HCI and PAS or by
mutual actions of their respective Boards of Directors;

                         (b) by either PAS or HCI, so long as such party is not
in breach of its obligations hereunder, if the Asset Contribution, the Univisa Contribution and the Merger shall not have been consummated on or before that date which is fifteen (15) months from the date of this Agreement; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to HCI or PAS if failure to fulfill any obligation under this Agreement by a Hughes Party (in the case of HCI) or PAS (in the case of PAS) has been the cause of or resulted in the failure of either the Asset Contribution, the Univisa Contribution or the Merger to occur on or before such date, but the non-breaching party of the Hughes Parties or PAS that desires to proceed with the transactions contemplated hereby shall consummate such transactions as promptly as practicable;

                         (c) by either PAS or HCI upon a breach of any
representation, warranty, covenant or agreement on the part of PAS (with respect to HCI) or a Hughes Party (with respect to PAS) contained in this Agreement; or if any representation or warranty of PAS (with respect to HCI) or a Hughes Party (with respect to PAS) shall have become inaccurate or incomplete, in any case such that the conditions set forth in Sections 8.2 or 8.3, as the case may be, would be incapable of being satisfied on the Closing Date; provided, that in any case, a willful or reckless breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 9.1;

                         (d) by either HCI or PAS if any injunction or order of
a court or other competent authority preventing the consummation of any of the Asset Contribution, the Univisa Contribution or the Merger shall have become permanent, final and non-appealable;

                         (e) By either of PAS or HCI, if this Agreement and the
Merger shall fail to receive the requisite vote for approval and adoption by the stockholders of PAS;

                         (f) By HCI, if (i) the Board of Directors of PAS shall
withdraw, modify or change its recommendation of this Agreement in a manner adverse to any of the Hughes Parties or shall have resolved to do any of the foregoing, (ii) the Board of Directors of PAS shall have recommended to the stockholders of PAS any Acquisition Proposal or (iii) a tender offer or exchange offer for 15% or more of the outstanding shares of PAS Common Stock is commenced, and the Board of Directors of PAS recommends that the holders of such stock tender their shares in such tender or exchange offer; or

                         (g) By PAS' Board of Directors if, in the exercise of
its good faith judgment as to fiduciary duties owed to its stockholders imposed by law, and, provided that PAS' Board of Directors shall have complied with each of the requirements set forth in Section 7.1(e), PAS' Board of Directors adopts a Superior Acquisition Proposal.

                  9.2 Effect of Termination. In the event of termination of this Agreement by HCI or PAS as provided in Section 9.1, (a) written notice thereof shall forthwith be given to the other parties specifying the provision hereof pursuant to which such termination is made and (b) this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party or their respective Subsidiaries, Affiliates, officers, directors or stockholders except to the extent that such termination results from the willful or reckless breach by any party hereto of any of its representations or warranties, or of any of its covenants or agreements, in each case, as set forth in this Agreement. The last sentence of Section 7.7(a) and the provisions of Sections 7.8 and 9.3 shall survive any termination of this Agreement, unless otherwise agreed by HCI and PAS. Moreover, in the event of termination of this Agreement pursuant to Sections 9.1(c), 9.1(f) or 9.1(g), nothing herein shall prejudice the ability of the terminating party (with respect to a termination pursuant to Section 9.1(c)) or HCI (with respect to a termination pursuant to
Section 9.1(f) or 9.1(g)) from seeking damages from any other party for any willful breach of this Agreement, including, without limitation, attorney's fees, and the right to pursue any remedy at law or in equity.

                  9.3 Termination Fee. PAS agrees that if this Agreement shall be terminated pursuant to (i) Section 9.1(b) hereof at any time when (a) an Acquisition Proposal shall have been made by a third party but shall not have been rejected by PAS and (b) PAS or any of its Subsidiaries or PAS' stockholders shall thereafter consummate or agree to consummate a transaction which would constitute an Acquisition Proposal with any person within twelve (12) months from the date of such termination, (ii) Section 9.1(e) (with respect to the failure to obtain the requisite vote by the stockholders of PAS) and there shall have been made and not withdrawn or rejected an Acquisition Proposal, (iii)
Section 9.1(f), or (iv) Section 9.1(g), then in any such event PAS shall pay to HCI an amount equal to $80,000,000 (the "Termination Fee"), payable (x) in the case of termination under clause (i) above upon signing of a definitive agreement relating to such Acquisition Proposal referred to in clause (i) of this Section 9.3, or, if no such agreement is executed, then at the closing (and as a condition to the Closing) of such Acquisition Proposal, and (y) within one business day of termination of this Agreement upon any termination of this Agreement described in clauses (ii), (iii), or (iv) above. In any case in which a Termination Fee is payable by PAS under this Section 9.3, PAS also shall assume and pay or reimburse HCI for all reasonable fees and expenses incurred by HCI and its Affiliates (including the fees and expenses of their counsel, accountants, financial advisors and funding sources) which are specifically related to the matters contemplated by this Agreement and the Related Agreements, but not to exceed $7,500,000 in the aggregate, payable concurrently with the payment of the Termination Fee. PAS acknowledges that the agreements contained in this Section 9.3 hereof are an integral part of the transactions contemplated by this Agreement. Accordingly, if PAS shall fail to pay when due any amounts which shall become due under Section 9.3 hereof, PAS shall in addition hereto pay to HCI all costs and expenses (including fees and disbursements of counsel) incurred in collecting such overdue amounts, together with interest on such overdue amounts from the date such payment was required to be made until the date such payment is received at a rate per annum equal to the "reference rate" as announced from time to time by Bank of America NT&SA. Any payment required to be made pursuant to Section 9.3 shall be made when due by wire transfer of immediately available funds to an account designed by HCI.

                  9.4 Amendment.

                         (a) Subject to applicable law, this Agreement may be
amended, modified or supplemented only by written agreement of the parties at any time prior to the Effective Date with respect to any of the terms contained herein; provided, however, that, after this Agreement is adopted by PAS' stockholders, no such amendment or modification shall reduce the amount or change the form of consideration to be delivered to the holders of Shares or adversely affect the rights of such holders of Shares without the consent of PAS' stockholders duly obtained. In addition, HCI agrees not to amend, modify or terminate any of the Univisa Contribution Agreement, the Collateral Trust Agreement or the Pledge and Security Agreement without the prior written approval of PAS.

                         (b) In the enforcement, interpretation or amendment of
any provisions herein or under the Related Agreements by Newco affecting the rights and obligations of HE or its Affiliates following the Closing, Newco shall be represented by a committee of the Board of Directors of Newco comprised solely of Disinterested Directors.

                  9.5 Extension; Waiver. At any time prior to the Effective Time, and subject to applicable law, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.


                                   ARTICLE X
                               GENERAL PROVISIONS

                  10.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Sections 7.10 and 7.11 hereof and for those other covenants and agreements specifically requiring performance following the Closing. The Confidentiality Agreement shall survive the execution and delivery of this Agreement, and the provisions of the

Confidentiality Agreement shall apply to all information and material delivered by any party hereunder.

                  10.2 Expenses. Whether or not the Asset Contribution, the Univisa Contribution and the Merger are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses except as expressly provided herein and except that (a) the filing fees in connection with the HSR Act filing, (b) the filing fees in connection with the filing of the Proxy Statement/Prospectus and the Registration Statements with the SEC, (c) the filing fees in connection with necessary applications to the FCC and similar foreign agencies, (d) the expenses incurred in connection with printing and mailing the Registration Statement and the Proxy Statement/Prospectus and (e) fees and expenses related to any expert consultants (excluding attorneys and accountants) retained in connection with or related to any of the applications or filings otherwise contemplated by this Section 10.2, shall be shared equally by the Hughes Parties, on the one hand, and PAS, on the other hand.

                  10.3 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

                   (a)      if to any of the Hughes Parties, to:

                            Hughes Electronics Corporation
                            7200 Hughes Terrace
                            Los Angeles, California  90045
                            Attention:  Kenneth N. Heintz
                            Telephone:  (310) 568-7600
                            Telecopy:  (310) 568-6774

                            and

                            Hughes Electronics Corporation
                            7200 Hughes Terrace
                            Los Angeles, California  90045
                            Attention:  Robert Hall
                            Telephone:  (310) 568-7600
                            Telecopy:  (310) 568-7834
                           with a copy to:

                            Latham & Watkins
                            633 West Fifth Street, Suite 4000
                            Los Angeles, California 90071
                            Attention:  Bruce R. Lederman, Esq.
                            Telephone:  (213) 485-1234
                            Telecopy:  (213) 891-8763

                   (b)      if to PAS, to:

                            PanAmSat Corporation
                            One Pickwick Plaza
                            Greenwich, Connecticut  06830
                            Attention:  Frederick A. Landman
                            Telephone:  (203) 622-6664
                            Telecopy:  (203) 622-9163

                           with a copy to:

                            Chadbourne & Parke LLP
                            30 Rockefeller Plaza
                            New York, New York 10112
                            Attention:  Dennis J. Friedman, Esq.
                            Telephone:  (212) 408-5200
                            Telecopy:  (212) 541-5369

                  10.4 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. This Agreement shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties.

                  10.5 Entire Agreement; No Third-Party Beneficiaries; Rights of Ownership. This Agreement (together with the Related Agreements and any other documents and instruments referred to herein, including exhibits and schedules) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and, except as provided in Section 7.10 (which is intended to be for the benefit of the persons referred to therein and their beneficiaries, and may be enforced by them as third-party beneficiaries), is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  10.6 Assignment. Neither this Agreement nor any of the rights, interests, obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  10.7 Governing Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware (without reference to the choice of law provisions), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

                  10.8 Severability. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes the Agreement impossible to perform, in which case this Agreement shall terminate pursuant to Article IX hereof. Upon any such holding that any provision of this Agreement is null, void or unenforceable, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

                  10.9 Injunctive Relief. The parties acknowledge that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person or entity will be irreparably damaged and will not have an adequate remedy at law. Any such person or entity shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties shall raise the defense that there is an adequate remedy at law.

                  10.10 Attorneys' Fees. If any party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

                  10.11 Cumulative Remedies. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

                  10.12 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when executed and delivered by each of the parties.

 EXECUTION COPY


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Reorganization to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                              HUGHES COMMUNICATIONS, INC.

                                              By: /s/ Jerald F. Farrell
                                                 -----------------------------
                                                  Jerald F. Farrell
                                                  President


                                              HUGHES COMMUNICATIONS
                                              GALAXY, INC.

                                              By: /s/ Jerald F. Farrell
                                                 -----------------------------
                                                  Jerald F. Farrell
                                                  President


                                              HUGHES COMMUNICATIONS
                                              SATELLITE SERVICES, INC.

                                              By: /s/ Jerald F. Farrell
                                                 -----------------------------
                                                  Jerald F. Farrell
                                                  President


                                              HUGHES COMMUNICATIONS
                                              SERVICES, INC.

                                              By: /s/ Jerald F. Farrell
                                                 -----------------------------
                                                  Jerald F. Farrell
                                                  President


                                              HUGHES COMMUNICATIONS
                                              CARRIER SERVICES, INC.

                                              By: /s/ Jerald F. Farrell
                                                 -----------------------------
                                                  Jerald F. Farrell
                                                  President


                                              HUGHES COMMUNICATIONS
                                              JAPAN, INC.

                                              By: /s/ Jerald F. Farrell
                                                 -----------------------------
                                                  Jerald F. Farrell
                                                  President


                                              MAGELLAN INTERNATIONAL, INC.

                                              By: /s/ Charles H. Noski
                                                 -----------------------------
                                                  Charles H. Noski
                                                  President


                                              PANAMSAT CORPORATION

                                              By: /s/ Frederick A. Landman
                                                 -----------------------------
                                                  Frederick A. Landman
                                                  President

                                    EXHIBIT A

                               Assurance Agreement

EXHIBIT A
---------

                               ASSURANCE AGREEMENT


                  This ASSURANCE AGREEMENT (this "Agreement"), dated September 20, 1996, is entered into by and between HUGHES ELECTRONICS CORPORATION, a Delaware corporation ("HE"), PANAMSAT CORPORATION, a Delaware corporation ("PAS"), SATELLITE COMPANY, LLC, a Nevada limited liability company ("S Company") and MAGELLAN INTERNATIONAL, INC., a Delaware corporation ("Newco").

                                    RECITALS

         A. Concurrently with the execution and delivery hereof, (i) PAS is entering into an Agreement and Plan of Reorganization (the "Reorganization Agreement") with Hughes Communications, Inc., a California corporation ("HCI"), Hughes Communications Galaxy, Inc., a California corporation ("Galaxy"), Hughes Communications Satellite Services, Inc., a California corporation ("HCSS"), Hughes Communications Services, Inc., a California corporation ("HCS"), Hughes Communications Carrier Services, Inc., a California corporation ("HCCS"), Hughes Communications Japan, Inc., a California corporation ("HCJ"), and Newco, and
(ii) S Company is entering into a share exchange agreement (the "Univisa Contribution Agreement") with Newco, pursuant to which agreements Newco will acquire (i) the existing businesses of certain subsidiaries of HCI that together comprise the Galaxy Business (as defined in the Reorganization Agreement) and
(ii) the business of PAS.


         B. As a condition and inducement to PAS to enter into the Reorganization Agreement (and effect the transactions contemplated thereby) and S Company to enter into the Univisa Contribution Agreement (and effect the transactions contemplated thereby) HE has agreed to enter into this Agreement and perform its obligations contemplated hereby.

         C. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Reorganization Agreement.


                                    AGREEMENT

                  In consideration of the foregoing and the mutual promises contained herein and in the Reorganization Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Provision or Arrangement of Financing. On or before the Closing Date, HE will loan or arrange for one or more persons or entities that are not affiliated with either PAS or HE (each such person or entity, an "Unaffiliated Person") to loan to Newco and/or to one or more Subsidiaries of Newco (other than PAS, Univisa, Merger Sub or any of their respective direct or indirect Subsidiaries) one billion seven hundred twenty-five million dollars ($1,725,000,000), plus interest required under the Reorganization Agreement, which loan shall be funded on the Closing Date or as needed by Newco to pay the cash required by Newco to consummate the Univisa Contribution (including Newco's repurchase of shares of Newco Common Stock contemplated thereby) and the Merger; provided, however, that (i) HE's obligation to make or arrange any such loan or loans shall be conditioned upon satisfaction of all conditions to Closing contained in Sections 8.1 and 8.3 of the Reorganization Agreement; and (ii) if any such loan or loans are provided by an Unaffiliated Person, HE shall not be obligated to provide any form of guarantee or other credit enhancement in support of any such loan or loans provided by one or more Unaffiliated Persons. In the event HE makes any such loan or loans to Newco, the terms of such loan or loans shall be commercially reasonable as determined by Chase Manhattan Bank, Bank of America NT&SA and a third bank, if necessary to decide matters upon which such banks have failed to agree, chosen by such two banking institutions.

         2. Contribution of Galaxy Business. Subject to the terms and conditions set forth in the Reorganization Agreement, HE shall cause its Subsidiaries to take all actions necessary for Newco to own, upon consummation of the transactions contemplated by the Reorganization Agreement, all right, title and interest in and to the assets necessary to conduct the Galaxy Business, together with the Galaxy Liabilities. HE represents and warrants that (i) the Galaxy Employees are all of the employees who work primarily in the Galaxy Business,
(ii) the Galaxy Assets are all of the assets used in the Galaxy Business and
(iii) the Galaxy Business is conducted entirely through and by HCI and its subsidiaries, Galaxy, HCSS, HCS, HCCS and HCJ.

         3. Operation of Galaxy Business in Ordinary Course. Subject to the terms and conditions set forth in the Reorganization Agreement, HE shall cause its Subsidiaries to continue to operate the Galaxy Business in a manner consistent with the operation of the Galaxy Business prior to the date hereof.

         4. Performance Obligations. Subject to the terms and conditions set forth in the Reorganization Agreement, HE shall cause its Subsidiaries, including HCI, Galaxy, HCSS, HCS, HCCS, HCJ and Newco, to perform their respective obligations under the Reorganization Agreement and the Related Agreements. Within 45 days after the Closing Date, Newco shall provide HE with a reasonably detailed statement regarding compliance by HCI and its Affiliates with the funding requirements of the Reorganization Agreement, which statement shall be accompanied by a request for payment of any funding deficiency or an acknowledgment of any reimbursement of any overfunding that is owed. Promptly following the giving of such notice, HE or Newco, as the case may be, shall make the payment set forth in such notice. Without limiting the foregoing, HE agrees that where in the Reorganization Agreement or the Related Agreements it is stated that HE or its Affiliates will take or refrain from taking certain actions, HE will, or will cause its relevant Affiliate to, take or refrain from taking such action, as required by the pertinent provision.

         5. Leveraged Lease Guaranty. Subsequent to the Closing Date, HE shall continue to guaranty leveraged leases of transponders used in the Galaxy Business entered into prior to the date of this Agreement.

         6. Cross License of Intellectual Property. Prior to the Closing, HE shall, and shall cause its Subsidiaries to, enter into negotiations with representatives of PAS with the intent of executing and delivering at Closing a non-exclusive, royalty-free, perpetual Cross License Agreement, with standard terms and conditions mutually acceptable to HCI and PAS, whereby Newco shall have the right to use any HE Licensed Intellectual Property that was used in the Galaxy Business on or before the Closing and HE shall have the right to use any Galaxy Licensed Intellectual Property that was used in the Hughes Electronics businesses on or before the Closing. As used in this Agreement, the phrase "HE Licensed Intellectual Property" shall refer to all domestic, foreign, common law, registered and pending applications for patents, copyrights, trade secrets, know-how, confidential information, computer programs (including any source code), documentation, engineering and technical drawings, processes, methodologies, and technology (excluding any Intellectual Property owned and developed by Galaxy) of HE and its Affiliates that was used in the Galaxy Business on or before Closing. As used in this Agreement, the phrase "Galaxy Licensed Intellectual Property" shall mean all Newco owned domestic, foreign, common law, registered and pending applications for patents, copyrights, trade secrets, know-how, confidential information, computer programs (including any source code), documentation, engineering and technical drawings, processes, methodologies, and technology that are conveyed to Newco pursuant to Section 1.1 of the Reorganization Agreement.


         7. Miscellaneous.

         (a) Termination. This Agreement and all obligations contained hereunder shall terminate upon the date on which the Reorganization Agreement is terminated; provided that HE shall remain liable for its obligations hereunder if the termination of the Reorganization Agreement is pursuant to Section 9.1(c) thereof.

         (b) Expenses. All costs and expenses incurred in connection with this Agreement and transactions contemplated hereby shall be paid by the party incurring such expenses.

         (c) Interpretation. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." This Agreement shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties.

         (d) Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         (e) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto whether by operation of law or otherwise without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon and for the benefit of and be enforceable by the parties and their respective successors and assigns.

         (f) Governing Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware (without reference to the choice of law provisions), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

         (g) Severability. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby. Upon any such holding that any provision of this Agreement is null, void or unenforceable, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

         (h) Injunctive Relief. The parties acknowledge that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person or entity will be irreparably damaged and will not have an adequate remedy at law. Any such person or entity shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties shall raise the defense that there is an adequate remedy at law.

         (i) Attorneys' Fees. If any party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

         (j) Cumulative Remedies. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

         (k) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when executed and delivered by each of the parties.

         (l) Amendments, Waivers, Etc.

               (i) This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

               (ii) In the enforcement, interpretation or amendment of any provisions herein by Newco affecting the rights and obligations of HE or its Affiliates following the Closing, Newco shall be represented by a subcommittee of the Board of Directors of Newco comprised solely of Disinterested Directors.

               (iii) HE hereby agrees that no failure or delay by PAS, S Company or Newco, as the case may be, in exercising any right or remedy that any may have hereunder shall operate as a waiver of such right or remedy. HE hereby waives notice or demand of performance in the acceptance of its obligations hereunder. HE agrees that PAS, S Company or Newco may at any time, without notice to or consent of HE, and without in any manner affecting the liability of HE hereunder, amend, extend, modify, supplement or waive any term or condition of the Reorganization Agreement, and HE shall be bound by, and this Agreement shall automatically extend to the Reorganization Agreement as so amended, extended, modified, supplemented or waived without any action required by HE. The liability and obligations of HE hereunder shall be primary, direct and absolute and HE hereby waives any right to require that resort be had against any other person.

                  IN WITNESS WHEREOF, the parties have executed this Assurance Agreement as of the date first written above.


                                           HUGHES ELECTRONICS CORPORATION

                                       By:
                                          --------------------------------
                                           Charles H. Noski
                                           Senior Vice President and
                                           Chief Financial Officer



                                           PANAMSAT CORPORATION

                                       By:
                                          -------------------------------
                                           Frederick A. Landman
                                           President



                                           MAGELLAN INTERNATIONAL, INC.

                                       By:
                                          -------------------------------
                                           Charles H. Noski
                                           President



                                           SATELLITE COMPANY, LLC

                                       By:
                                          -------------------------------
                                      Name:
                                     Title:

                                   EXHIBIT B


              Income Tax Indemnification and Allocation Agreement

               INCOME TAX INDEMNIFICATION AND ALLOCATION AGREEMENT

                  This AGREEMENT (this "Agreement"), dated as of __________ __, 199_, is entered into by and between HUGHES ELECTRONICS CORPORATION, a Delaware corporation ("HE"), and MAGELLAN INTERNATIONAL, INC., a Delaware corporation ("Newco").

                                    RECITALS

                  A. HE, HCI, Galaxy, HCSS, HCS, HCCS, HCJ, PAS and Newco are parties to an Agreement and Plan of Reorganization dated as of September 20, 1996 (the "Reorganization Agreement"), pursuant to which (i) each of Galaxy and HCSS will transfer certain of their assets, liabilities, business and operations to Newco, (ii) HCI will transfer all of the stock of each of HCS, HCCS and HCJ to Newco, and (iii) the common and Class A stockholders of PAS and S Company will transfer, directly and indirectly, all of their stock in PAS to Newco.

                  B. The foregoing transfers pursuant to the Reorganization Agreement are intended to comprise an integrated transaction subject to Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

                  C. General Motors Corporation ("GM") is the common parent of an affiliated group of corporations within the meaning of Section 1504(a) of the Code (the "GM Group"), which, upon consummation of the Reorganization, will include HE, HCI, Galaxy and HCSS.

                  D. Upon consummation of the Reorganization Agreement, Newco will be the common parent of a separate affiliated group of corporations within the meaning of Section 1504(a) of the Code (the "Newco Group"), which will include HCS, HCCS, HCJ, Univisa, Univisa Satellite Holdings, Inc., PAS and the subsidiaries of PAS.

                  E. HE has agreed to indemnify and hold harmless the Newco Group against all federal, state and local income tax liabilities of Galaxy, HCSS, HCS, HCCS and HCJ for taxable years and other periods ending on or before, or including, the Closing Date, on the terms provided herein.

                  F. After the Closing Date, the parties will not treat the operations of HE and its subsidiaries as being unitary, for state and local income tax reporting purposes, with those of Newco and its subsidiaries, except as determined by HE, in its reasonable judgment, based on applicable state or local law, or as required by a state or local tax authority.

                                    AGREEMENT

                  In consideration of the foregoing and the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, HE and Newco, intending to be legally bound, agree as follows:

                                    Article 1

                                   Definitions

                  1.01 For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

                  "Accounting Firm" -- Deloitte & Touche, LLP.

                  "Affected Newco Group Member(s)" -- with respect to an Overlap Group, the member or members of the Newco Group included therein.

                  "Closing Date" -- the date on which the Reorganization Agreement is consummated.

                  "Disaffiliation Year" -- as to any member of the Newco Group, a taxable year or other period in which such member is not included in an Overlap Group after having been so included.

                  "Dispute Notice" -- as defined in Section 2.2(f) hereof.

                  "Galaxy" -- Hughes Communications Galaxy, Inc.

                  "GM Group" -- as defined in the introductory paragraphs hereof.

                  "HCCS" -- Hughes Communications Carrier Services, Inc.

                  "HCI" -- Hughes Communications, Inc.

                  "HCJ" -- Hughes Communications Japan, Inc.

                  "HCS" -- Hughes Communications Services, Inc.

                  "HCSS" -- Hughes Communications Satellite Services, Inc.

                  "HE Federal Adjustment" -- any adjustment to federal Income Tax liability, whether initiated by the Internal Revenue Service or by taxpayer, through a claim for refund or otherwise, to any item of income, gain, loss, expense, deduction or credit of Galaxy, HCSS, HCS, HCCS or HCJ included in a consolidated federal income tax return of the GM Group for any taxable year ending on or before the Closing Date, which adjustment has become final, whether by judicial decision, settlement, closing agreement or otherwise.

                  "HE State Adjustment" -- any adjustment to state Income Tax liability by a state or local tax authority or by taxpayer, through a claim for refund or otherwise, to any item of income, gain, loss, expense, deduction or credit of Galaxy, HCSS, HCS, HCCS or HCJ included in a consolidated or combined state or local income tax return of the GM Group or any component thereof, or in a separate state or local income tax return, for any taxable year or period ending on or before, or including, the Closing Date, which adjustment has become final, whether by judicial decision, settlement, closing agreement or otherwise.

                  "HE Subsidiaries" -- as defined in Section 4.01.

                  "Income Taxes" -- for purposes of this agreement, taxes imposed by any federal, state, local or other taxing authority of or in the United States which are on, based upon, measured by, or with respect to (A) net or gross income of the taxpayer or (B) multiple bases (including, but not limited to, corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based upon, measured by, or calculated with respect to, is described in clause (A) above.

                  "Newco Group" -- as defined in the introductory paragraphs hereof.

                  "Newco Overlap Tax or Refund" -- with respect to a taxable year (or other period) of an Overlap Group, the hypothetical consolidated, combined or separate state or local income tax liability or rights to refunds for such taxable year or other period of the Affected Newco Group Members, calculated as if such Affected Newco Group Members were a separate group of corporations filing a consolidated or combined return (or, in the case of a single member, a separate return) in accordance with applicable state or local law for all taxable periods. The Newco Overlap Tax shall be determined annually, with respect to each Overlap Group, in accordance with the following principles:

                           (1) loss and credit carryovers of the Affected Newco Group Members for taxable years ending after the Closing Date, shall be taken into account, to the extent permitted by applicable state or local law (on the hypothetical basis referred to in the first sentence of this paragraph), whether or not such carryovers were taken into account in computing the Overlap Group Tax Liability for a preceding taxable year; provided, however, that to the extent that such carryovers were taken into account in computing the Overlap Group Tax Liability for a preceding taxable year, this provision shall be applied as if there were no applicable limitation on the number of years to which the applicable losses or credits may be carried;

                           (2) for purposes of clause (1), the first taxable year ending after the Closing Date shall be deemed to have commenced on the day after the Closing Date, based, to the extent practicable, on an interim closing of the books of the GM Group members included in the Overlap Group, in accordance with the principles of Treasury Regulation
         Section 1.1502-76, as if separate returns had been filed for the HE Subsidiaries for such Pre-Closing Tax Period and all prior taxable periods;

                           (3) items of income, gain, loss, expense, deduction and credit of the Affected Newco Group Members shall be determined based on the elections and methods of computation specified by HE and used in the Overlap Group's consolidated or combined state or local income tax return for the taxable year.

                  "Overlap Group" -- as defined in the definition of "Parent."

                  "Overlap Group Tax Liability" -- with respect to an Overlap Group, the consolidated or combined state or local income tax liability of such Overlap Group, as determined under applicable state or local law, for any taxable year for which such Overlap Group files or is required to file a consolidated or combined state or local income tax return.

                  "Parent" -- GM or such other corporation which shall be the parent of, or which shall be responsible for filing a consolidated or combined state or local income tax return for, a group of corporations that includes at least one member of the GM Group and at least one member of the Newco Group ("Overlap Group"). It is understood that both the identity of the Parent of an Overlap Group and the membership of an Overlap Group may differ from one jurisdiction to another.

                  "Separate Federal Income Tax Liability" -- for any taxable year or other period, the federal income tax liability of the Newco Group, calculated on a consolidated basis.

                  "Separate State or Local Tax Liability" -- for any taxable year or other period and for each applicable state or local jurisdiction, the state or local income tax liability of the Newco Group or any member or members thereof, calculated on a separate, consolidated or combined basis, as applicable.

                  "Surviving NOL" -- as defined in Section 3.06(c) hereof.

                  "Tax Changes" -- as defined in Section 2.02(b) hereof.

                  "With (Without) Calculation" -- as defined in Section 2.02(c) hereof.


                                    Article 2

                                    Indemnity

                  2.01 By HE. (a) Subject to Section 2.02 hereof, HE shall be responsible for and shall indemnify and hold harmless the Newco Group against, and shall be entitled to any refund of, Income Taxes (including interest, penalties and other additions) of each of Newco, Galaxy, HCSS, HCS, HCCS and HCJ for all taxable years or other periods ending on or before, or including (for the portion of the taxable year ending at the close of business on), the Closing Date, including, without limitation, Income Taxes of the HE Subsidiaries relating to or arising out of the transfers by them pursuant to the Reorganization Agreement. HE shall also indemnify and hold harmless the Newco Group for all taxable years (or other periods) against any liability (as a result of Treasury Regulation Section 1.1502-6(a) or otherwise) for Income Taxes imposed with respect to HE or any other person (other than the HE Subsidiaries) which is or has ever been affiliated with HE or the HE Subsidiaries, or with whom HE or the HE Subsidiaries otherwise joins or has ever joined (or is or has ever been required to join) in filing any consolidated, combined or unitary tax return, prior to the Closing).

                  (b) Transfer taxes (such as license fees, registration fees, stamp duties, documentation fees, sales taxes, property taxes and other similar taxes or charges, together with any penalties, fines or interest thereon or other additions thereto, but not including Income Taxes) applicable to the transfers by HCI and the HE Subsidiaries pursuant to the Reorganization Agreement shall be for the account of HE. HE shall indemnify and hold harmless Newco and the other members of the Newco Group from and against all liability for such transfer taxes.

                  2.02     Tax Benefits and Detriments

                  (a) If an HE Federal Adjustment or an HE State Adjustment results in a tax benefit or detriment (as described below) to the Newco Group or any member thereof, Newco will pay the amount of such tax benefit to HE, or HE will pay the amount of such tax detriment to Newco, as such tax benefit or detriment is realized, as hereinafter provided.

                  (b) HE will notify Newco promptly of any HE Federal Adjustment and any HE State Adjustment that may result in a tax benefit or detriment to the Newco Group or any member thereof. Each such notification (a "Change Notice") shall be in writing and shall explain with reasonable specificity the change or changes ("Tax Changes") to: (i) the federal income tax attributes of the affected member or members of the Newco Group to be reflected in the consolidated federal income tax returns, including amended returns with respect to prior years, to be filed by the Newco Group; and (ii) the state and local income tax attributes of the affected member or members of the Newco Group to be reflected in the consolidated, combined or separate state and local income tax returns, including amended returns with respect to prior years, to be filed by the Newco Group or any member or members thereof.

                  (c) With respect to each taxable year ending after the Closing Date, Newco will calculate the Separate Federal Income Tax Liability of the Newco Group, first, by taking into account, to the extent permitted by applicable law, all Tax Changes, as described in all current and prior year Change Notices (the "With Calculation"); and, second, by disregarding all such Tax Changes (the "Without Calculation"). If the Newco Group's Separate Federal Income Tax Liability under the With Calculation exceeds its Separate Federal Income Tax Liability under the Without Calculation, HE shall pay the amount of such excess to Newco. If the Newco Group's Separate Federal Income Tax Liability under the Without Calculation exceeds its Separate Federal Income Tax Liability under the With Calculation, Newco shall pay the amount of such excess to HE.

                  (d) With respect to each taxable year ending after the Closing Date, Newco will calculate, for each applicable state and local jurisdiction, the Separate State or Local Tax Liability of the Newco Group or the members thereof, on a consolidated, combined or separate basis, as applicable, first, by taking into account, to the extent permitted by applicable law, all Tax Changes, as described in all current and prior year Change Notices (the "With Calculation"); and, second, by disregarding all such Tax Changes (the "Without Calculation"). If the Newco Group's Separate State or Local Tax Liability under the With Calculation exceeds its Separate State or Local Tax Liability under the Without Calculation, HE shall pay the amount of such excess to Newco. If the Newco Group's Separate State or Local Tax Liability under the Without Calculation exceeds its Separate State or Local Tax Liability under the With Calculation, Newco shall pay the amount of such excess to HE.

                  (e) All calculations and payments required pursuant to this
Section 2.02 with respect to a taxable year shall be made by the due date (including extensions) of Newco's consolidated federal income tax return for such year. Newco shall, at least 60 days before such due date, deliver to HE, for its review, work papers setting forth with reasonable specificity the With and Without Calculations and the Tax Changes taken into account for purposes of such Calculations.

                  (f) If HE wishes to dispute any With and Without Calculations, it shall deliver to Newco, within 30 days after receipt of Newco's work papers, a notice ("Dispute Notice") specifying in recordable detail those items as to which HE disagrees, the reasons for disagreement and its proposed adjustments to the With and Without Calculations. If a Dispute Notice is delivered, HE and Newco shall use their reasonable best efforts to reach agreement on the disputed items or amounts. If HE and Newco cannot reach agreement within 10 days of the delivery of a Dispute Notice, the disputed items will be submitted to the Accounting Firm for determination, as provided herein. The Accounting Firm shall deliver to HE and Newco, as promptly as practicable, a written report setting forth its determination of the disputed items, which determination shall be final, conclusive and binding on the parties and shall not be subject to appeal to any court or tribunal. HE and Newco shall each bear its own expenses in connection with the preparation of work papers, the issuance of Dispute Notices and the submission of disputes to the Accounting Firm, except that the fees and expenses of the Accounting Firm shall be shared equally by HE and Newco.


                                   Article 3

                 State and Local Income Taxes of Overlap Groups

                  3.01 Applications. This Article 3 shall be applicable only to the extent that HE determines, in its reasonable judgment, based on applicable state or local law, or a state or local tax authority requires, that state or local income tax returns should be filed with respect to an Overlap Group. The sole obligations and rights to refunds of the Newco Group in respect of state and local Income Taxes of an Overlap Group is as provided in this Article 3.

                  3.02 Estimated Tax Payments. Not less than fifteen (15) business days prior to the date on which Parent is required to make payments of estimated tax on behalf of an Overlap Group (including payments of tax due with a request for an extension to file), Newco shall submit to HE a calculation of the separate estimated tax liability of the Affected Newco Group Members, determined based on the Newco Overlap Tax (with respect to such Overlap Group) for the taxable year in question. Newco shall pay the amount so calculated to HE not later than the due date of Parent's estimated tax payment. Newco shall also remit to HE the amount of any interest, penalties or other additions to tax which would have been due on such estimated payment, if Newco had made such payment directly to the applicable tax authority.

                  3.03 Payment of Separate Group Tax Liability. For each taxable year (or other period) of an Overlap Group, Newco, on behalf of the Affected Newco Group Members, shall prepare and deliver to HE, within four months after the end of the taxable year, a calculation of the Newco Overlap Tax (with respect to such Overlap Group) for such taxable year (or other period). Not later than the filing due date (including extensions) for the Overlap Group for such taxable year, (a) Newco shall pay to HE the excess, if any, of the Newco Overlap Tax for such taxable year (or applicable portion thereof) over the estimated tax payments previously made by Newco to HE in respect thereof, together with any interest, penalties or other additions to tax which would have been due if Newco had made such payment directly to the applicable tax authority, or (b) HE shall pay to Newco an amount equal to the excess, if any, of such estimated tax payments previously made by Newco over such Newco Overlap Tax, or (c) HE shall pay to Newco the amount of the Newco Overlap Refund for such taxable year (or component thereof), if any, together with any interest thereon which would have been receivable if Newco had received such refund directly from the applicable taxing authority plus the amount of any estimated tax payments previously made by Newco for such taxable year (or portion thereof).

                  3.04 Subsequent Adjustments. If the Overlap Group Tax Liability of an Overlap Group (or any item entering into the computation thereof) is adjusted by a state or local tax authority, then, as such adjustments become final, by judicial decision, settlement, closing agreement or otherwise, the Newco Overlap Tax (with respect to such Overlap Group) shall be recomputed to the extent necessary to reflect such adjustments, and Newco shall pay to HE any increase, or HE shall pay to Newco any decrease, in the Newco Overlap Tax. Any such payment shall be due not later than (i) five business days before the due date for any additional payment of tax by the Parent, (ii) five business days after the receipt of a refund by any member of the Overlap Group or (iii) five business days after the adjustment in question becomes final, if such adjustment does not result in a payment of additional tax or receipt of a refund. Newco shall also pay to HE any interest, penalties or additions to tax which would have been due, if Newco had made such payment directly to the applicable tax authority. The parties recognize that the Overlap Group Tax Liability of an Overlap Group and the Newco Overlap Tax may be recomputed under this Section 3.04 or Section 3.05 hereof more than once.

                  3.05 Other Recomputations. If an adjustment to the Overlap Group Tax Liability of an Overlap Group, or to the related Newco Overlap Tax, is not provided for in Section 3.04 hereof (such as a recomputation of amounts due hereunder to reflect a carryback item or an erroneous calculation), then either HE or Newco, as the case may be, shall make a payment to the other in such amount and at such time as shall be determined in accordance with the principles of Section 3.04 hereof.

                  3.06 Termination of Overlap Group. If an Overlap Group is terminated:

                  (a) HE and Newco shall consult with and provide each other with such information as may relate to the prior inclusion of members of either Group in the Overlap Group.

                  (b) Unless otherwise consented to by the Parent, neither the Newco Group nor any member thereof shall elect to carry back to a taxable year of an Overlap Group any losses or other tax attributes incurred in a Disaffiliation Year, unless otherwise required by law.

                  (c) If net operating loss carryovers generated by an Affected Newco Group Member while included in an Overlap Group have not been used, prior to the first Disaffiliation Year, in calculating the related Newco Overlap Tax and have not expired, but rather have been used by the GM Group in a Disaffiliation Year or have otherwise been retained by the GM Group (the "Surviving NOL"), HE shall pay to Newco the amount, if any, by which, for a Disaffiliation Year, the state or local income tax liability of such Affected Newco Group Members would be reduced if the Surviving NOL (net of any portion hereof taken into account under this Section 3.06(c) in a prior Disaffiliation
Year), were an available net operating loss carryforward to such Disaffiliation Year (subject to the expiration thereof or to any limitation on the use thereof under applicable state or local law). HE shall pay such amount to Newco not later than the date on which Newco is required to satisfy such state or local income tax liability for such Disaffiliation Year.

                  3.07 Disputes. If HE or Newco disputes any calculation of any tax liability or required payment under this Article 3, such dispute shall be finally resolved by the Accounting Firm using the dispute resolution procedures set forth in Article 2 hereof.


                                    Article 4

                            Miscellaneous Provisions

                  4.01 Preparation and Filing of Tax Returns. HE shall prepare and timely file or shall cause to be prepared and timely filed all Federal, state and local Income Tax returns in respect of Galaxy, HCSS, HCS, HCCS and HCJ (the "HE Subsidiaries"), their assets or activities that (i) are required to be filed on or before the Closing Date or (ii) are required to be filed after the Closing Date and (A) are includable in the Income Tax returns of the GM Group or
(B) are with respect to Income Taxes and are required to be filed on a separate tax return basis for any taxable year (or period thereof) ending on or before the Closing Date. Newco shall prepare or cause to be prepared and shall file or cause to be filed all other tax returns required of HCS, HCCS and HCJ, or in respect of their assets or activities (or the assets and activities of Galaxy and HCSS transferred to Newco). Any such tax returns filed after the date of this Agreement shall be prepared on a basis consistent with the last previous such tax returns filed in respect of the HE Subsidiaries, unless HE or Newco, as the case may be, concludes that there is no reasonable basis for such position.

                  4.02 Tax Sharing Agreements. From and after the Closing Date, neither the Newco Group nor any member thereof shall be a party to or have any liability under any tax sharing agreement or arrangement, other than this Agreement, with any member of the GM Group.

                  4.03 Carryforwards and Carrybacks. Newco shall cause HCS, HCCS and HCJ to elect, where permitted by law, to carry forward any net operating loss, charitable contribution or other item arising after the Closing Date that could, in the absence of such an election, be carried back to a taxable period of the GM Group ending on or before the Closing Date in which HCS, HCCS and HCJ were included in a consolidated tax return of the GM Group. Newco, on its own behalf and on behalf of its affiliates, hereby waives any right to use or apply any net operating loss, charitable contribution or other item (other than any net capital loss, foreign tax credit or research and development credit which are not permitted by law to be carried forward) of HCS, HCCS and HCJ for any tax year ending on any date following the Closing Date to any period of HCS, HCCS, and HCJ ending on or before the Closing Date and reserves the right to use or apply any such net capital loss, foreign tax credit or research and development credit of HCS, HCCS, and HCJ for any tax year ending on any date following the Closing Date to any period of HCS, HCCS or HCJ ending on or before the Closing Date, provided, however, that if any such net capital loss, foreign tax credit or research and development credit shall be carried back to any such period, Newco shall indemnify HE and its affiliates (other than HCS, HCCS and HCJ) for all reasonable costs and expenses incurred by HE or any of such affiliates in filing such claims or in connection with any audit of such claims.

                  4.04 Refunds. HE shall be entitled to retain, or receive immediate payment from Newco or any of its subsidiaries or affiliates (including HCS, HCCS and HCJ) of, any refund or credit with respect to Income Taxes (including, without limitation, refunds and credits arising by reason of amended tax returns filed after the Closing Date or otherwise) with respect to any tax period ending on or before the Closing Date relating to the HE Subsidiaries; provided, however, that (i) Newco, HCS, HCCS and HCJ shall be entitled to retain, or receive immediate payment from HE of, any such refund or credit to the extent that such refund or credit arises as a result of the use or application (as provided in Section 4.03) of any net capital loss, foreign tax credit or research and development credit of HCS, HCCS or HCJ for any tax year ending on any date following the Closing Date to any period of HCS, HCCS or HCJ ending on or before the Closing Date and (ii) to the extent that HE or any of its affiliates (other than HCS, HCCS and HCJ) would, but for the carryback by HCS, HCCS or HCJ of any such net capital loss, foreign tax credit or research and development credit, be entitled to a refund or credit in respect of any net capital loss, foreign tax credit or research and development credit of HE or any of HE's affiliates (other than HCS, HCCS and HCJ), HE shall be entitled to receive immediate payment from Newco of the amount of any such amount to the extent Newco has previously received a refund or credit from a carryback to HE's return. Newco and HCS, HCCS and HCJ shall be entitled to retain, or receive immediate payment from HE of, any refund or credit with respect to Income Taxes with respect to any taxable period beginning after the Closing Date relating to HCS, HCCS and HCJ.

                  4.05 Method of Payment. Unless the parties otherwise agree, all payments by a party pursuant to this Agreement shall be made by wire transfer to a bank account designated from time to time by the other party. The paying party shall also provide a notice of payment to the recipient.

                  4.06 Interest. If any payment hereunder is not timely paid, interest shall accrue on the unpaid amount at the applicable federal, state or local rate, as the case may be, for deficiencies. A payment will be deemed to be timely paid only if actually received by the payee on or before the due date thereof.

                  4.07     Cooperation; Document Retention; Confidentiality.

                  (a) Upon the reasonable request, HE and Newco shall promptly provide (and shall cause their respective subsidiaries to provide) the requesting party with such cooperation and assistance, documents and other information, without charge, as may be necessary or reasonably helpful in connection with (i) the preparation and filing of any original or amended tax return, (ii) the conduct of any audit or other examination or any judicial or administrative proceeding involving to any extent taxes or tax returns within the scope of this Agreement, or (iii) the verification by a party of an amount payable hereunder to, or receivable hereunder from, another party. Such cooperation and assistance shall include, without limitation: the provision on demand of books, records, documentation or other information relating to any relevant tax return; the execution of any document that may be necessary or reasonably helpful in connection with the filing of any tax return by GM, Newco or any member of the GM Group or Newco Group, or in connection with any audit, proceeding, suit or action of the type generally referred to in the preceding sentence, including, without limitation, the execution of powers of attorney and extensions of applicable statutes of limitations; the prompt and timely filing of appropriate claims for refund; and the use of reasonable best efforts to obtain any documentation from a governmental authority or a third party that may be necessary or helpful in connection with the foregoing. Each party shall make its employees and facilities available on a mutually convenient basis to facilitate such cooperation.

                  (b) HE and Newco shall retain or cause to be retained all tax returns, and all books, records, schedules, workpapers and other documents relating thereto, until the expiration of all applicable statutes of limitations (including any waivers or extensions thereof). The parties hereto shall notify each other in writing of any waivers, extensions or expirations of applicable statutes of limitations, and shall provide at least thirty (30) days prior written notice of any intended destruction of the documents referred to in the preceding sentence. A party giving such a notification shall not dispose of any of the foregoing materials without first obtaining the written approval (which may not be unreasonably withheld) of the notified party.

                  (c) Except as required by law or with the prior written consent of the other party, all tax returns, documents, schedules, workpapers and similar items made available under this Section 4.03 or otherwise pursuant to this Agreement, and all information contained in any of the foregoing shall be kept confidential by the parties hereto and their representatives, shall not be disclosed to any other person or entity and shall be used only for the purposes provided herein.

                  4.08 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, but no assignment (other than an assignment by HE of its rights and obligations hereunder to another member of the GM Group to which HE shall have assigned all of its right, title and interest in and to the Newco capital stock then owned by HE or a subsidiary thereof) shall relieve any party's obligations hereunder without the written consent of the other party.

                  4.09 Interpretation. Whenever reference in this Agreement is made to a Section, such reference shall be to a Section hereof unless otherwise indicated. The headings contained herein are for purposes of reference only and shall not in any way affect the meaning and interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used herein, they shall be deemed to be followed by the words "without limitation." This Agreement shall not be construed for or against any party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties.

                  4.10 Entire Understanding. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may not be amended without the written consent of each of the parties hereto.

                  4.11 Conflict of Law. The validity, interpretation and performance of this Agreement shall be controlled by and construed under the laws of the State of Delaware (without reference to the choice of law provisions).

                  4.12 Notices. All notices, requests, demands, statements, bills and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when received, if personally delivered; when transmitted, if transmitted by telecopy; the day after it is sent, if sent for next day delivery to a domestic address by a recognized overnight delivery service; and upon receipt, if sent by certified or registered mail, return receipt requested. In each case, notice shall be sent:

                           (a)      To Hughes:

                                    Director, Taxes
                                    Hughes Electronics Corporation
                                    7200 Hughes Terrace
                                    P.O. Box 45066
                                    Los Angeles, California  90045-0066
                                    Telecopy:  (310) 568-7096

                           (b)      To Newco:

                                    Robert Hall
                                    Hughes Electronics Corporation
                                    7200 Hughes Terrace
                                    Los Angeles, California  90045-0066
                                    Telecopy:  (310) 568-7834

                                    and

                                    Kenneth N. Heintz
                                    Hughes Electronics Corporation
                                    7200 Hughes Terrace
                                    Los Angeles, California  90045-0066
                                    Telecopy:  (310) 568-6774

                  4.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  4.14 Disputes. To the extent not otherwise provided herein, any dispute between the parties shall be finally resolved by the Accounting Firm using the dispute resolution procedures set forth in Article 2 hereof.

                  4.15 Effective Date. This Agreement shall be effective as of the Closing Date.

                  EXECUTION COPY IN WITNESS WHEREOF, the parties have executed this Income Tax Indemnification and Allocation Agreement as of the day and year first above written.

                                          HUGHES ELECTRONICS CORPORATION

                                       By: /s/ Charles H. Noski
                                          --------------------------------
                                          Charles H. Noski
                                          Senior Vice President and
                                          Chief Financial Officer



                                          MAGELLAN INTERNATIONAL, INC.

                                       By: /s/ Charles H. Noski
                                          --------------------------------
                                          Charles H. Noski
                                          President

                                    EXHIBIT C

                        Principal Stockholders Agreement

                        PRINCIPAL STOCKHOLDERS AGREEMENT


                  This PRINCIPAL STOCKHOLDERS AGREEMENT (this "Agreement"), dated September 20, 1996, is entered into by and among HUGHES COMMUNICATIONS, INC., a California corporation ("HCI"), HUGHES COMMUNICATIONS GALAXY, INC., a California corporation ("Galaxy"), SATELLITE COMPANY, L.L.C., a Nevada limited liability company ("S Company"), UNIVISA SATELLITE HOLDINGS, INC., a Delaware corporation which owns all of the outstanding Class B Common Stock of Panamsat Corporation (the "Class B Holder"), the holders of Class A Common Stock of Panamsat Corporation (the "Class A Holders"), and the Trustees of that certain Voting Trust of certain holders of Class A Common Stock of Panamsat Corporation (the "Class A Trustee," and together with S Company, the Class B Holder, and the Class A Holders, the "Stockholders").

                                    RECITALS

                  A. Immediately prior to the execution of this Agreement, Galaxy, HCI and Panamsat Corporation have entered into an Agreement and Plan of Reorganization (as such agreement may hereafter be amended from time to time, the "Reorganization Agreement"), and HCI, Galaxy, S Company and Grupo Televisa, S.A. have entered into a Stock Contribution and Exchange Agreement (as such agreement may hereafter be amended from time to time, the "Univisa Contribution Agreement").

                  B. As an inducement and a condition to entering into the Reorganization Agreement and the Univisa Contribution Agreement, HCI and Galaxy have required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement.

                                    AGREEMENT

                  In consideration of the foregoing and the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                           1. Certain Definitions. Capitalized terms used and
not defined herein have the respective meanings ascribed to them in the Reorganization Agreement. For purposes of this Agreement:

                           "Beneficially Own" or "Beneficial Ownership" with
respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act.

                           "Common Stock" shall mean at any time the Class A
Common Stock, par value $.01 per share, the Class B Common Stock, $.01 per share, and the Common Stock, par value $ .01 per share, of Panamsat Corporation.

                           "Existing Shares" shall mean the shares of Common
Stock owned by the Stockholders on the date hereof.

                           "Permitted Transfer" means a sale, transfer,
assignment or other disposition to a Permitted Transferee.

                           "Permitted Transferee" means, as to the Class A
Holders, any other Class A Holder and any person who is (A) the spouse or former spouse of, or any lineal descendent of, or any spouse of such lineal descendant of, or the grandparent, parent, brother or sister of, or spouse of such brother or sister of, a Class A Holder or Permitted Transferee; (B) upon the death of any Class A Holder or any Permitted Transferee of such person, the executors of the estate of such Class A Holder or such Permitted Transferee, and any of such Class A Holder's or such Permitted Transferee's heirs, testamentary trustees, devisees, or legatees; (C) any trust principally for the benefit of one or more of the foregoing Class A Holders or Permitted Transferees; (D) upon the disability of any Class A Holder or Permitted Transferee, any guardian or conservator of such Class A Holder or such Permitted Transferee; or (E) any corporation, partnership or other entity if all of the beneficial ownership is held by Class A Holders or Permitted Transferees; provided that in each case such transferee assumes and agrees to perform and becomes a party to this Agreement, agrees not to make an Acquisition Proposal, and agrees not to dissent in the Merger, all on terms reasonably acceptable to HCI and Galaxy, and provided further that as a result of any such transfer no Class A Common Stock is converted into Common Stock, par value $ .01 per share, of Panamsat Corporation. For purposes of this Agreement, when a Permitted Transferee has acquired Shares in accordance herewith, such person shall be deemed a "Stockholder" hereunder.

                           "Person" shall mean an individual, corporation,
limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity.

                           "Shares" shall mean the Existing Shares and any
shares of Common Stock acquired by any Stockholder in any capacity after the date hereof and prior to the termination of this Agreement. "Shares" shall include Shares acquired upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise. In the event of a stock dividend or distribution, or any change in the Common Stock by reason of any stock dividend, split-up, recapitalization, reclassification, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed, reclassified or exchanged and appropriate adjustments shall be made to the terms and provisions of this Agreement. "Shares" shall also include voting trust certificates issued in respect of any Shares. Notwithstanding the foregoing, "Shares" shall not include Common Stock issued upon exercise of Panamsat Corporation employee options covering up to 200,000 shares, which options are outstanding on the date hereof.

          2.        Voting of Shares; No Inconsistent Agreements.

                           (a) Each Stockholder hereby severally and not jointly
and solely with respect to the Shares held of record or Beneficially Owned by such Stockholder, agrees that during the period commencing on the date hereof and continuing until the termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Common Stock, however called, or in connection with any written consent of the holders of Common Stock, such Stockholder shall vote (or cause to be voted) the shares of Common Stock held of record or Beneficially Owned by such Stockholder (i) in favor of the Merger, the execution, delivery and performance of the Reorganization Agreement and the approval and adoption of the terms thereof and each of the other actions contemplated by the Reorganization Agreement and this Agreement and any actions required in furtherance thereof and hereof (the "Subject Transactions"); (ii) against any Acquisition Proposal and against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement under the Reorganization Agreement or the Univisa Contribution Agreement or this Agreement; and (iii) except as otherwise agreed to in writing in advance by HCI and Galaxy, and regardless of the status of the Merger and the transactions contemplated by this Agreement, the Reorganization Agreement, or the Univisa Contribution Agreement, against the following actions (other than pursuant to the terms of this Agreement, the Reorganization Agreement, or the Univisa Contribution Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Panamsat Corporation or any of its Subsidiaries;
(B) any sale, lease or transfer by Panamsat Corporation of a material amount of assets (including stock) of Panamsat Corporation or any of its Subsidiaries, or a reorganization, restructuring, recapitalization, special dividend, dissolution or liquidation of Panamsat Corporation or any of its Subsidiaries; or (C)(1) any change in a majority of the persons who constitute the board of directors of Panamsat Corporation or any of its Subsidiaries; (2) any change in the present capitalization of Panamsat Corporation or any of its Subsidiaries including any proposal to sell a substantial equity interest in Panamsat Corporation or any of its Subsidiaries; (3) any amendment of Panamsat Corporation or any of its Subsidiaries' charters or By-laws; (4) any other change in Panamsat Corporation or any of its Subsidiaries' corporate structure or business; or (5) any other action which, in the case of each of the matters referred to in clauses (C)(1),
(2), (3) or (4), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by this Agreement, the Reorganization Agreement and the Univisa Contribution Agreement.

                           (b) Each Stockholder severally and not jointly agrees
that it shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained herein, including in this Section 2. Further, each Stockholder severally and not jointly agrees that it will, if the Board of Directors of Panamsat Corporation fails or refuses (other than as a result of breach by HCI or any of its Affiliates of the Reorganization Agreement or because HCI and its Affiliates will not or cannot satisfy the conditions precedent thereto) to submit the Subject Transactions to Panamsat Corporation stockholders, vote all Shares held of record or Beneficially Owned by it to (i) call or cause to be called a special meeting of stockholders of Panamsat Corporation (or effect a written consent) to remove the directors of Panamsat Corporation who have so failed or refused, or to increase the size of the Board of Directors and elect a majority of new directors who will submit the Subject Transactions to the stockholders of Panamsat Corporation for a vote, and (ii) use its reasonable efforts to effect such removal and replacement, or increase and election, and the submission of the Subject Transactions to the stockholders of Panamsat Corporation; and (iii), at any time after initial approval by the stockholders of Panamsat Corporation of the Subject Transactions, if so requested by HCI, to approve all or any actions incident to the Subject Transactions or the other matters referred to in this Section 2 by stockholder written consent.

            3.        Other Stockholder Covenants.

                           (a) Restriction on Transfer; Proxies and
Non-interference. From the date hereof through the Closing Date or the earlier termination of this Agreement in accordance with its terms, and except for Permitted Transfers or as expressly permitted herein or by the Reorganization Agreement or the Univisa Contribution Agreement in connection with the transactions contemplated hereby and thereby, each Stockholder severally and not jointly agrees that it shall not directly or indirectly:

                                (i) offer for sale, sell, transfer, tender,
pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of (collectively, "transfer"), any or all of the Shares or any interest therein; provided that nothing in this Agreement shall in any manner restrict the ability of the Stockholders to pledge or encumber any Shares in connection with one or more bona fide loans or advances to such Stockholder by one or more institutional lenders, but only if and so long as (A) each such lender expressly (on behalf of itself and any transferee of the collateral) assumes and agrees to perform and becomes a party to this Agreement, agrees not to make an Acquisition Proposal, and agrees not to dissent in the Merger, which agreement shall be on terms reasonably acceptable to HCI and Galaxy, (B) as a result of such pledge or encumbrance the subject Shares are not converted into Common Stock, par value $ .01 per share, of Panamsat Corporation, and (C), in the event of any foreclosure or other sale or retention of Shares by such a lender, the subject Shares are so converted (a loan or advance meeting such requirements being herein called a "Loan");

                                (ii) grant any proxies or powers of attorney,
deposit the Shares into a voting trust or enter into a voting agreement with respect to the Shares; provided that nothing in this Agreement shall in any manner restrict the ability of any Stockholder to enter into any voting agreement in connection with any Loan which is operative only upon default under such Loan and is not inconsistent with this Agreement; or

                                (iii) take any action that would make any
representation or warranty of such Stockholder contained herein untrue or incorrect or would result in a breach by such Stockholder of its obligations under this Agreement or a breach by Panamsat Corporation of its obligations under the Reorganization Agreement.

Notwithstanding the foregoing, at any time or times prior to the Closing S Company (and, indirectly, the Class B Holder), on the one hand, and the Class A Holders as a group, on the other hand, and their respective Permitted Transferees, shall each have the right to sell, directly or indirectly, up to an aggregate of 2,500,000 Shares (i.e., up to an aggregate of 5,000,000 Shares collectively); provided that, by mutual agreement between S Company and the Class A Holders, the foregoing Share amounts may be increased to up to 5,000,000 Shares each (i.e., up to an aggregate of 10,000,000 Shares, collectively). Except for Shares converted to Common Stock, par value $ .01 per share, of Panamsat Corporation and sold in a registered public offering or pursuant to Rule 144 under the Securities Act (which shall upon such sale cease to be subject to this Agreement), Shares transferred pursuant to the next preceding sentence may be transferred only if the Shares upon transfer are converted to Common Stock, par value $ .01 per share, of Panamsat Corporation, and, on terms reasonably acceptable to HCI and Galaxy, the transferee assumes and agrees to perform and becomes a party to this Agreement, agrees not to make an Acquisition Proposal, and not to dissent in the Merger. Notwithstanding any of the foregoing, no transfer of Shares may be made during a period of up to 30 days prior to the Closing commencing on such date as HCI shall notify the Stockholders to cease transfers pursuant to this sentence.

                           (b) No Solicitation.

                                (i) From the date hereof through the Closing
Date or the earlier termination of this Agreement in accordance with its terms, each Stockholder severally and not jointly agrees that it shall not, and shall not permit any of its Subsidiaries, or any of its or their officers, directors, employees, representatives, agents or Affiliates (including, without limitation, any investment banker, attorney or accountant retained by any Stockholder) to, directly or indirectly, enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with, any Person or group, other than HCI, Galaxy and their Affiliates, concerning any Acquisition Proposal. Each Stockholder severally and not jointly agrees that it will immediately notify HCI and Galaxy if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested with respect to any Acquisition Proposal, and notify HCI and Galaxy of the terms of any proposal which it may receive in respect of any such Acquisition Proposal, including the identity of the prospective purchaser or soliciting party if known.

                                (ii) Each Stockholder severally and not jointly
further agrees to use its best efforts as a stockholder to cause Panamsat Corporation not to, directly or indirectly, solicit, initiate, seek, or encourage (including by way of furnishing information or assistance), or take other action to facilitate, any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to, an Acquisition Proposal.

                                (iii) The provisions of this Section 3(b) shall
not prohibit any director of Panamsat Corporation from taking actions in his capacity as such which are permitted or required under the Reorganization Agreement.

                           (c) Reliance. Each Stockholder understands and
acknowledges that HCI and Galaxy are entering into the Reorganization Agreement and the Univisa Contribution Agreement in reliance upon each Stockholder's execution and delivery of this Agreement.

                           (d) Further Assurances. From time to time, at HCI or
Galaxy's request and without further consideration, each Stockholder severally and not jointly agrees that it shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. Without limitation, each Class A Holder which is a party thereto and the Class A Trustee agrees severally and not jointly that it will cause the Voting Trust Agreement dated as of February 28, 1995 to be amended to the extent required (if any) to permit each and all of them to enter into and perform this Agreement.

                           (e) Stockholder Termination Fee. In the event that
the Reorganization Agreement is terminated in circumstances under which the Termination Fee is payable by Panamsat Corporation to HCI pursuant to Section
9.3 of the Reorganization Agreement, and any Acquisition Proposal is consummated, then each Stockholder shall pay to HCI one business day after determination of an amount (the "Stockholder Termination Fee") equal to the product of (x) the number of Shares Beneficially Owned by such Stockholder on the date hereof (as set forth on Exhibit A hereto), multiplied by (y) the excess of (i) the per share value of consideration paid or payable in consequence of consummation of the Acquisition Proposal (with the value of any non-cash consideration being determined by agreement of HCI and such Stockholder) over
(ii) $30. In the event that the consideration paid or payable in consequence of consummation of the Acquisition Proposal: (i) consists solely of cash, then the Stockholder Termination Fee shall be payable solely in cash, or (ii) consists of cash and other non-cash property, or solely non-cash property, then the Stockholder Termination Fee shall be payable in cash and such non-cash property in the same proportion as the cash bears to the value of the non-cash property issued or issuable in consequence of consummation of the Acquisition Proposal (as such value is determined above).

                  If HCI and such Stockholder fail to agree promptly on the value of such non-cash consideration, then the parties shall appoint an independent investment banking firm reasonably acceptable to HCI and such Stockholder to act as arbitrator (the "Arbitrator"). Upon the selection of the Arbitrator, HCI on the one hand and such Stockholder on the other shall deliver to the Arbitrator and to each other their last and final offer concurrently in writing (the "Certified Offers"). The Certified Offers shall list one amount which the submitting party asserts is the appropriate valuation of such non-cash consideration as of the date of submittal. The Arbitrator's sole role shall be to select which one of the two Certified Offers most closely approximates the valuation the Arbitrator would have determined for such non-cash consideration, taking into account current market valuations of any publicly traded securities which constitute such non-cash consideration. The Arbitrator shall notify the parties of such determination. The determination of the Arbitrator shall be binding on the parties. All costs and expenses of the Arbitrator shall be borne by the parties whose Certified Offer is not selected.

                  Each Stockholder acknowledges that the agreements contained in this Section 3(e) are an integral part of the transactions contemplated by this Agreement and the Reorganization Agreement. Accordingly, if the Stockholder shall fail to pay when due any amounts which shall become due under Section 3(e) hereof, the Stockholder shall in addition hereto pay to HCI all costs and expenses (including fees and disbursements of counsel) incurred in collecting such overdue amounts, together with interest on such overdue amounts from the date such payment was required to be made until the date such payment is received at a rate per annum equal to the "reference rate" as announced from time to time by Bank of America, NT&SA. Any payment required to be made pursuant to this Section 3(e) shall be made when due by wire transfer of immediately available funds to an account designated by HCI.

                      4. Representations and Warranties of Stockholders.
Each Stockholder hereby severally and not jointly (and solely with respect to itself and the Shares held of record or Beneficially Owned by such Stockholder) represents and warrants to HCI and Galaxy as follows:

                           (a) Ownership of Shares. Such Stockholder is the
record and/or Beneficial Owner of the Existing Shares set forth on Exhibit A hereto. On the date hereof, the Existing Shares constitute all of the Shares owned of record or Beneficially Owned by such Stockholder. With respect to the number of shares set forth opposite such Stockholder's name on Exhibit A hereto, and with the exceptions noted thereon, such Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement. The execution and delivery of this Agreement does not cause an automatic conversion of the Shares.

                           (b) Due Authorization. Such Stockholder is, as
applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite capacity, power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution and delivery by such Stockholder of this Agreement and the performance by such Stockholder of its obligations hereunder have been duly and validly authorized by such Stockholder and no other proceedings on the part of the such Stockholder are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement enforceable against such Stockholder in accordance with its terms except to the extent (i) such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                           (c) No Conflicts. Except for filings, authorizations,
consents and approvals contemplated by the Reorganization Agreement or the Univisa Contribution Agreement and necessary for the consummation of the transactions contemplated hereby and thereby, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of the organizational documents of such Stockholder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such Stockholder or any of its properties or assets.

                           (d) No Encumbrances. Except as set forth on Exhibit
A, the Shares and the certificates representing such Shares are now, and at all times during the term hereof, will be, held by such Stockholder, or by a nominee, custodian or trust for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such arising hereunder.

                           (e) No Finder's Fees. No broker, investment banker,
financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

                     5. Representations and Warranties of HCI and Galaxy.
HCI and Galaxy jointly and severally represent and warrant to the Stockholders as follows:

                           (a) Organization. Each of HCI and Galaxy is a
corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all requisite corporate power or other power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution and delivery by HCI and Galaxy of this Agreement and the performance by HCI and Galaxy of their obligations hereunder have been duly and validly authorized by their respective Board of Directors and, except as contemplated by the Reorganization Agreement, no other corporate proceedings on the part of HCI or Galaxy are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

                           (b) Agreement. This Agreement has been duly and
validly executed and delivered by HCI and Galaxy and constitutes a valid and binding agreement of HCI and Galaxy enforceable against HCI and Galaxy in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

                           (c) No Conflicts. Except for filings, authorizations,
consents, and approvals contemplated by the Reorganization Agreement or the Univisa Contribution Agreement and necessary for the consummation of the transactions contemplated hereby and thereby, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by HCI and Galaxy and the consummation by HCI and Galaxy of the transactions contemplated hereby, and
(ii) none of the execution and delivery of this Agreement by HCI and Galaxy, the consummation by HCI and Galaxy of the transaction contemplated hereby or compliance by HCI and Galaxy with any of the provisions hereof shall (A) conflict with or result in any breach of the charter or bylaws of HCI or Galaxy,
(B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modifications or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which HCI or Galaxy is a party or by which HCI or Galaxy of their respective properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to HCI or Galaxy or their respective properties or assets.

                     6. Legend.

                           (a) Each Stockholder severally and not jointly agrees
with, and covenants to, HCI and Galaxy that such Stockholder shall not request that Panamsat Corporation register the transfer (by book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is in compliance with this Agreement.

                           (b) Each Stockholder severally and not jointly agrees
that it shall promptly after the date hereof surrender to Galaxy all certificates representing the Shares held by such Stockholder, and Galaxy shall place the following legend on such certificates, which legend, except as otherwise expressly provided in this Agreement, shall remain on such certificates until the earliest of a sale thereof in a registered public offering or pursuant to Rule 144 under the Securities Act or the termination of this Agreement:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT, DATED AS OF SEPTEMBER 20, 1996 AMONG CERTAIN STOCKHOLDERS, HUGHES COMMUNICATIONS, INC. AND HUGHES COMMUNICATIONS GALAXY, INC. THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFER OR ENCUMBRANCE AND VOTING. A COPY OF THIS AGREEMENT IS AVAILABLE AT THE PRINCIPAL OFFICE OF THE COMPANY."

                     7. Termination. Subject to the next two sentences, this Agreement shall terminate upon the earliest of (i) the Closing Date, (ii) termination of the Reorganization Agreement in accordance with its terms, or
(iii) termination of the Univisa Contribution Agreement in accordance with its terms; provided that the provisions of Section 3(e) and of Section 10 shall survive any termination of this Agreement, and provided further that no such termination shall relieve any party of liability for a breach hereof prior to termination. If the Reorganization Agreement is terminated and a termination fee is payable pursuant to Section 9.3 thereof, at the election of HCI and Galaxy, this Agreement shall not terminate and the Stockholders will vote their Shares as provided in Section 2(a). In any event, this Agreement shall terminate no later than twenty-four (24) months after the date hereof. Any approval, adoption or consent by any Stockholder pursuant to Section 3(a) shall be null and void ab initio if the Reorganization Plan or the Univisa Contribution Agreement is terminated other than pursuant to or as a result of Section 9.3 of the Reorganization Agreement.

                      8. Confidentiality and Public Announcements. The parties recognize that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, each of the parties hereto severally and not jointly agrees not to disclose or discuss such matters with anyone not a party to this Agreement (other than its counsel, advisors, corporate parents and Affiliates) without the prior written consent of the other parties hereto, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or disclosures its counsel advises are necessary in order to fulfill its obligations imposed by law or the requirements of any securities exchange. At all times during the term of this Agreement, the parties hereto will consult with each other before issuing or making any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby and will use good faith efforts to agree on the text of public reports, statements or releases. For purposes of this Section, any consultation or consent required of HCI or Galaxy may be obtained from either, and any consultation or consent required from the Stockholders may be obtained from (x) in respect of Class A Holders and the Class A Trustee, Mary Anselmo, and (y) in respect of the Class B Holder and S Company, Lawrence Dam.

                      9. Voting Agreement. Each of HCI and Galaxy agrees that it shall vote (or cause to be voted) all shares of Common Stock with respect to which HCI or Galaxy has voting power in favor of the Merger, the execution and delivery of the Reorganization Agreement and the Univisa Contribution Agreement and the approval and adoption of the terms thereof and each of the other actions contemplated by the Reorganization Agreement and the Univisa Contribution Agreement and any action required in furtherance thereof.

                      10. General Provisions.

                           (a) Nonsurvival of Representations, Warranties and
Agreements. Except as provided in Section 7, none of the representations, warranties, covenants and agreements in this Agreement shall survive the Closing Date.

                           (b) Expenses. Whether or not the transactions
contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except as otherwise specifically noted herein or in the Reorganization Agreement.

                           (c) Notices. All notices, requests, demands and other
communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

                           (i) if to HCI or Galaxy, to:

                                    Hughes Communications, Inc.
                                    1500 Hughes Way
                                    Long Beach, CA  90810-9928
                                    Attention:  Jerald F. Farrell, President
                                    Telephone:       (310) 525-5010
                                    Telecopy:        (310) 525-5015

       with copies to:

                                    Latham & Watkins
                                    633 West Fifth Street, Suite 4000
                                    Los Angeles, California 90071
                                    Attention:  Bruce R. Lederman, Esq.
                                    Telephone:       (213) 485-1234
                                    Telecopy:        (213) 891-8763

                           (ii) if to the Stockholders, to the respective
addresses and with the copies set forth on Exhibit A.

                           (d) Interpretation. When a reference is made in this
Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". This Agreement shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties. All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified.

                           (e) Entire Agreement; No Third-Party Beneficiaries.
This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                           (f) Assignment. Except in connection with Permitted
Transfers or as permitted in Section 3(a), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (whether by operation of law or otherwise) by any Stockholder without the consent of HCI and Galaxy, or by HCI or Galaxy without the consent of the Stockholders holding 66_% of the Shares subject to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                           (g) Governing Law. This Agreement shall be construed,
interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware (without reference to the choice of law provisions), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

                           (h) Severability. Each party agrees that, should any
court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby. Upon any such holding that any provision of this Agreement is null, void or unenforceable, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

                           (i) Injunctive Relief. The parties acknowledge that
it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person or entity will be irreparably damaged and will not have an adequate remedy at law. Any such person or entity shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties shall raise the defense that there is an adequate remedy at law.

                           (j) Attorneys' Fees. If any party to this Agreement
brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

                           (k) Cumulative Remedies. All rights and remedies of
either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

                           (l) Counterparts. This Agreement may be executed in
two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when executed and delivered by each of the parties.

                           (m) Amendments, Waivers, Etc. This Agreement may not
be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

                           (n) Binding Agreement. Each Stockholder agrees that
this Agreement and the obligations hereunder shall attach to the Shares and, except as permitted in Section 3(a), shall be binding upon any person or entity to which legal or Beneficial Ownership of such shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heirs, distributees, guardians, administrators, executors, legal representatives, or successors or other transferees (for value or otherwise) and any other successors in interest. Notwithstanding any transfer of Shares, except as provided in Section 3(a), the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

                           (o) Obligations of the Stockholders. The liabilities
and obligations of each Stockholder under any provision of this Agreement are several and not joint and apply solely to such Stockholder and to the Shares held of record or Beneficially Owned by such Stockholder. No Stockholder shall have any liability or obligation under this Agreement for any act, omission or breach by any other Stockholder.

                           (p) Service of Process. Each of the parties hereto
irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party's address set forth herein, or by any other method provided or permitted under Delaware law. Additionally, each party hereby appoints RL&F Service Corp., One Rodney Square, Wilmington, Delaware 19801 as agent for service of process in Delaware.

                           (i) Consent and Jurisdiction. Each party irrevocably
and unconditionally agrees and consents that any suit, action or other legal proceeding arising out of or related to this Agreement shall be brought and heard in New Castle County, State of Delaware and each party irrevocably consents to personal jurisdiction in any and all tribunals in said County.

                  IN WITNESS WHEREOF, the parties have executed this Principal Stockholders Agreement as of the date first written above.

                                     HUGHES COMMUNICATIONS, INC.

                                     By: /s/ Jerald F. Farrell
                                        ---------------------------
                                        Jerald F. Farrell
                                        President


                                     HUGHES COMMUNICATIONS GALAXY, INC.

                                     By: /s/ Jerald F. Farrell
                                        ---------------------------
                                        Jerald F. Farrell
                                        President


                                     SATELLITE COMPANY, L.L.C.

                                     By: /s/ Guillermo Canedo White
                                        ---------------------------
                                        Guillermo Canedo White
                                        Authorized Signatory


                                     UNIVISA SATELLITE HOLDINGS, INC.

                                     By: /s/ Lawrence W. Dam
                                        ---------------------------
                                        Lawrence W. Dam
                                        President

                              CLASS A STOCKHOLDERS


               /s/ Mary Anselmo
      -------------------------------------------------------------------------
      Name: Mary Anselmo, individually, and as a trustee of the Article VII Trust created by the RENE ANSELMO REVOCABLE TRUST DATED JUNE 10, 1994 and as a successor trustee under the Voting Trust Agreement dated as of February 28, 1995 and as a trustee of the RAYCE ANSELMO TRUST DATED DECEMBER 23, 1991


               /s/ Frederick A, Landman
      -------------------------------------------------------------------------
      Name:    Frederick A. Landman, individually and as a trustee of the
               Article VII Trust created by the RENE ANSELMO REVOCABLE TRUST DATED JUNE 10, 1994 and as a successor trustee under the Voting Trust Agreement dated as of February 28, 1995


               /s/ Lourdes Saralegui
      -------------------------------------------------------------------------
      Name: Lourdes Saralegui, individually and as a trustee of the Article VII Trust created by the RENE ANSELMO REVOCABLE TRUST DATED JUNE 10, 1994 and as a successor trustee under the Voting Trust Agreement dated as of February 28, 1995


               /s/ Pier Landman
      -------------------------------------------------------------------------
      Name: Pier Landman, individually and as the sole trustee of the CHLOE LANDMAN TRUST DATED JUNE 10, 1988 and the sole trustee of the RISSA LANDMAN TRUST DATED JUNE 10, 1988


               /s/ Edward J. Landau
      -------------------------------------------------------------------------
      Name: Edward J. Landau, as co-trustee of the FREDERICK A. LANDMAN IRREVOCABLE TRUST DATED DECEMBER 22, 1995


               /s/ Patrick J. Costello
      -------------------------------------------------------------------------
      Name: Patrick J. Costello, as co-trustee of the FREDERICK A. LANDMAN IRREVOCABLE TRUST DATED DECEMBER 22, 1995


               /s/ Reverge Anselmo
      -------------------------------------------------------------------------
      Name:    Reverge Anselmo, individually

                                    Exhibit A
                       to Principal Stockholders Agreement
--------------------------------------------------------------------------------
                                                NUMBER OF SHARES
                                    ............................................
NAME AND ADDRESS FOR NOTICE         CLASS A           CLASS B           COMMON
                                   OF RECORD         OF RECORD        OF RECORD
                                  BENEFICIARY       BENEFICIARY      BENEFICIARY
--------------------------------------------------------------------------------
HCI
Galaxy
Satellite Company, L.L.C.
Univisa Satellite Holdings, Inc.
Mary Anselmo
Mary Anselmo, as Trustee
Reverge Anselmo
Reverge Anselmo, as Trustee
Patrick Costello, Trustee
Edward J. Landau, Trustee
Frederick A. Landman
Frederick A. Landman, as Trustee
Pier Landman, Trustee

               TOTAL                 0.00             0.00                 0.00


                                   Encumbrances:
                                  Notice Copies:

Note A:

                  All of the Shares listed opposite the names of the Class A Holders above are subject to the provisions of a Voting Trust Agreement dated as of February 28, 1995 among the Class A Holders, a copy of which has been made available to HCI and Galaxy, and are owned of record by the Class A Trustees. In addition, ___________________ has the sole dispositive power over the Shares listed opposite the Article VII Trust created by the ____________ Revocable Trust dated June 10, 1994 and the Shares listed opposite their name above.

                                    EXHIBIT D

                         Univisa Contribution Agreement





                  See Exhibit 2.4 to Form 10-Q filed herewith.

                                    EXHIBIT E

                          DTH Option Purchase Agreement





                See Exhibit 10.13.1 to Form 10-Q filed herewith.

                                    EXHIBIT F

                          Registration Rights Agreement

EXHIBIT F
---------

                          REGISTRATION RIGHTS AGREEMENT


                  This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of _________________, 199__, is entered into by and among MAGELLAN INTERNATIONAL, INC., a Delaware corporation (the "Company"), and the persons listed on the signature page hereof (the "Stockholders").

                                    RECITALS

                           A. The Company and the Stockholders desire to enter
into this Agreement for the purpose of granting to the Stockholders certain rights with respect to registering under the Securities Act of 1933, as amended, shares of Common Stock, par value $.01 per share, of the Company.

                           B. The Common Stock is being acquired by the
Stockholders pursuant to the transactions (the "Transactions") contemplated by the Agreement and Plan of Reorganization, dated as of September 20, 1996, among Panamsat Corporation, Hughes Communications, Inc., and the Company, among others (the "Plan of Reorganization"), and the Stock Contribution and Exchange Agreement, dated as of September 20, 1996, among Satellite Company, L.L.C., Hughes Communications, Inc., and the Company, among others (the "Exchange Agreement").

                           C. The Stockholders are also parties to a Stockholder
Agreement of even date (the "Stockholder Agreement").

                                    AGREEMENT

                  In consideration of the Recitals and mutual promises contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                           1. Definitions. As used in this Agreement, the
following terms shall have the following meanings:

                  "Advice" shall have the meaning set forth in Section 5 hereof.

                  "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Business Day" means any day that is not a Saturday, a Sunday or a legal holiday on which banking institutions in the State of New York are not required to be open.

                  "Capital Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock issued by such person, including each class of common stock and preferred stock of such person.

                  "Class A Holder" means a Holder whose Common Stock was received in the Transactions in respect of the Class A Common Stock of Panamsat Corporation.

                  "Class B Holder" means a Holder whose Common Stock was received in the Transactions pursuant to the Exchange Agreement.

                  "Common Stock" means the Common Stock, par value $0.01 per share, of the Company issued to any Holder named on the signature pages hereof in the Transactions or any other shares of capital stock or other securities of the Company into which such shares of Common Stock shall be reclassified or changed, including, by reason of a merger, consolidation, reorganization or recapitalization. If the Common Stock has been so reclassified or changed, or if the Company pays a dividend or makes a distribution on the Common Stock in shares of capital stock or subdivides (or combines) its outstanding shares of Common Stock into a greater (or smaller) number of shares of Common Stock, a share of Common Stock shall be deemed to be such number of shares of stock and amount of other securities to which a holder of a share of Common Stock outstanding immediately prior to such change, reclassification, exchange, dividend, distribution, subdivision or combination would be entitled.

          "Company" shall have the meaning set forth in the heading hereof.

          "Delay Period" shall have the meaning set forth in Section 2(d) hereof.

          "Demand Notice" shall have the meaning set forth in Section 2(a) hereof.

          "Demand Registration" shall have the meaning set forth in Section 2(b) hereof.

          "Effectiveness Period" shall have the meaning set forth in Section 2(d) hereof.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Hold Back Period" shall have the meaning set forth in Section 4 hereof.

          "Holder" means a person who owns Registrable Shares and is either (i) a Stockholder or (ii) a Permitted Transferee.

          "Inclusion Notice" shall have the meaning set forth in Section 2(a).

          "Hughes Communications, Inc. Holder" means Hughes Communications, Inc. and any Holder whose Common Stock was issued to Hughes Communications, Inc. in the Transactions.

          "Interruption Period" shall have the meaning set forth in Section 5 hereof.

          "Permitted Assignee" means a Holder who acquires (a) more than $ 15 million in value of Common Stock at the date of transfer from a Holder, or (b) Common Stock from a Holder in a transfer in which consent to assignment of this Agreement is granted pursuant to Section 10(e), in either case in a transfer exempt pursuant to Rule "4(1-1/2)" (or any similar private transfer exemption), provided that in each case the transferee assumes and agrees to perform and becomes a party to this Agreement.

          "Permitted Transferees" means, as to any Hughes Communications, Inc. Holder, any controlled Affiliate of GM or any Permitted Transferee; as to S Company, Grupo Televisa, S.A., any controlled Affiliate of Grupo Televisa, S.A., or any Permitted Transferee; and as to the Class A Holders, (A) any other Class A Holder, (B) any person who is the spouse or former spouse of, or any lineal descendent of, or any spouse of such lineal descendant of, or the grandparent, parent, brother or sister of, or spouse of such brother or sister of, a Class A Holder or Permitted Transferee of such person; (C) upon the death of any Class A Holder or any Permitted Transferee of such person, the executors of the estate of such Class A Holder or Permitted Transferee, any of such Class A Holder's or such Permitted Transferee's heirs, testamentary trustees, devisees, or legatees;
(D) any trust principally for the benefit of one or more of the foregoing Class A Holders or Permitted Transferees; (E) upon the disability of any Class A Holder or Permitted Transferee, any guardian or conservator of such Class A Holder or Permitted Transferee; or (F) any corporation, partnership or other entity if all of the beneficial ownership is held by Class A Holders or any Permitted Transferees; and as to any Stockholders, any person who is a Permitted Assignee; provided that in each case such transferee assumes and agrees to perform and becomes a party to this Agreement.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Piggyback Registration" shall have the meaning set forth in Section 3 hereof.

          "Prospectus" means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

          "Registrable Shares" means shares of Common Stock unless (i) they have been effectively registered under Section 5 of the Securities Act and disposed of pursuant to an effective Registration Statement, or (ii) all of such Common Stock of a Holder can be freely sold and transferred without restriction under Rule 144 or Rule 145 under the Securities Act or any successor rule such that, after any such transfer referred to in this clause (ii), such securities may be freely transferred without restriction under the Securities Act. Notwithstanding the foregoing, any shares of Common Stock held by a Stockholder shall be "Registrable Shares" until such Stockholder ceases to own at least 1% of the then outstanding Common Stock, $ .01 par value, of the Company. Further, no Holder who is not a Stockholder shall be deemed to own Registrable Shares after five years from the date hereof.

          "Registration" means registration under the Securities Act of an offering of Registrable Shares pursuant to a Demand Registration or a Piggyback Registration.

          "Registration Period" means, as to any Holder, the period beginning on the date hereof and ending on the date when such Holder no longer owns any Registrable Shares.

          "Registration Statement" means any registration statement under the Securities Act of the Company that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Shelf Registration" shall have the meaning set forth in Section 2(b) hereof.

          "Stockholder Agreement" shall have the meaning set forth in Recital C.

          "Transactions" shall have the meaning set forth in Recital B.

          "Underwritten Registration or Underwritten Offering" means a registration under the Securities Act in which securities of the Company are sold to an underwriter for reoffering to the public.

                     2.  Demand Registration.

                     (a) Subject to the last sentence of this Section 2(a), any Holder shall have the right during the Registration Period, by written notice (the "Demand Notice") given to the Company, to request the Company to register under and in accordance with the provisions of the Securities Act all or any portion of the Registrable Shares designated by such Holders; provided, however, that the aggregate value (at the respective dates of such notices) of Registrable Shares requested to be registered pursuant to any Demand Notice and pursuant to any related Inclusion Notices received pursuant to the following sentence shall be at least $ 100 million. Upon receipt of any such Demand Notice, the Company shall promptly notify all other Holders of the receipt of such Demand Notice and allow them the opportunity to include Registrable Shares held by them in the proposed registration by submitting their own written notice to the Company requesting inclusion of a specified number of such Holders' Registrable Securities (the "Inclusion Notice"). In connection with any Demand Registration in which more than one Holder participates, in the event that such Demand Registration involves an underwritten offering and the managing underwriter or underwriters participating in such offering advise in writing the Holders of Registrable Shares to be included in such offering that the total number of Registrable Shares to be included in such offering exceeds the amount that can be sold in (or during the time of) such offering without delaying or jeopardizing the success of such offering (including the price per share of the Registrable Shares to be sold), then the amount of Registrable Shares to be offered for the account of such Holders shall be reduced pro rata on the basis of the number of Registrable Shares to be registered by each such Holder; provided if the registration of Registrable Shares held by Mary Anselmo is necessary in connection with any payment of estate taxes by her estate, such registration by the estate of Mary Anselmo shall have priority over any registration of Registrable Shares by a Class B Holder or any Holder who acquired such securities directly or indirectly from or through a Class B Holder. The Class A Holders as a group and the Class B Holders as a group shall each be entitled to three Demand Registrations pursuant to this Section 2; Hughes Communications, Inc. shall be entitled to six Demand Registrations pursuant to this Section 2; if any such Demand Registration does not become effective or is not maintained for a period (whether or not continuous) of at least 180 days (or such shorter period as shall terminate when all the Registrable Shares covered by such Demand Registration (other than any shares reserved for issuance upon exercise of the underwriters' overallotment option) have been sold pursuant thereto), the affected Holders will be entitled to an addition Demand Registration pursuant hereto. It is agreed that the registration of Registrable Shares pursuant to an Inclusion Notice shall not be deemed to be a Demand Registration. Nothing in this Section 2(a) shall limit any rights pursuant to Section 3 hereof. Nothing in this Agreement shall limit the rights and obligations of the parties under the Stockholder Agreement, including pursuant to Sections 2(a) and 2(b) thereof. Notwithstanding anything herein to the contrary, the exercise of each Demand Registration under this Section 2(a) by the Class A Holders shall require the approval of the Class A Holders, and their Permitted Transferees, owning a majority of the Registrable Shares then owned by all Class A Holders and their Permitted Transferees.

                     (b) The Company, within 45 days of the date on which the Company receives a Demand Notice given by Holders in accordance with Section 2(a) hereof, shall file with the SEC, and the Company shall thereafter use commercially reasonable efforts to cause to be declared effective, a Registration Statement on the appropriate form for the registration and sale, in accordance with the intended method or methods of distribution, of the total number of Registrable Shares specified by the Holders in such Demand Notice, which may include a "shelf" registration (a "Shelf Registration") pursuant to Rule 415 under the Securities Act (a "Demand Registration").

                     (c) The Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective and to keep each Registration Statement filed pursuant to this Section 2 continuously effective and usable for the resale of the Registrable Shares covered thereby (i) in the case of a Registration that is not a Shelf Registration, for a period of 90 days from the date on which the SEC declares such Registration Statement effective and (ii) in the case of a Shelf Registration, for a period of 180 days from the date on which the SEC declares such Registration Statement effective, in either case (x) until all the Registrable Shares covered by such Registration Statement (other than any shares reserved for issuance upon exercise of the underwriters' overallotment option) have been sold pursuant to such Registration Statement, and (y) as such period may be extended pursuant to this Section 2.

                     (d) The Company shall be entitled to postpone the filing of any Registration Statement otherwise required to be prepared and filed by the Company pursuant to this Section 2, or suspend the use of any effective Registration Statement under this Section 2, for a reasonable period of time, but not in excess of 90 days (a "Delay Period"), if the chief executive officer or chief financial officer of the Company determines that in such executive officer's reasonable judgment and good faith the registration and distribution of the Registrable Shares covered or to be covered by such Registration Statement would materially interfere with any pending material financing, acquisition or corporate reorganization or other material corporate development involving the Company or any of its subsidiaries or would require premature disclosure thereof and promptly gives the Holders written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the period of the anticipated delay; provided, however, that (i) the aggregate number of days included in all Delay Periods during any consecutive 12 months shall not exceed the aggregate of (x) 120 days minus (y) the number of days occurring during all Hold Back Periods and Interruption Periods during such consecutive 12 months and (ii) a period of at least 60 days shall elapse between the termination of any Delay Period, Hold Back Period or Interruption Period and the commencement of the immediately succeeding Delay Period. If the Company shall so postpone the filing of a Registration Statement, the Holders of Registrable Shares to be registered shall have the right to withdraw the request for registration by giving written notice from the Holders of a majority of the Registrable Shares that were to be registered to the Company within 45 days after receipt of the notice of postponement or, if earlier, the termination of such Delay Period (and, in the event of such withdrawal, such request shall not be counted for purposes of determining the number of requests for registration to which the Holders of Registrable Shares are entitled pursuant to this Section 2). The time period for which the Company is required to maintain the effectiveness of any Registration Statement shall be extended by the aggregate number of days of all Delay Periods, all Hold Back Periods and all Interruption Periods occurring during such Registration and such period and any extension thereof is hereinafter referred to as the "Effectiveness Period." The Company shall not be entitled to initiate a Delay Period unless it shall (A) to the extent permitted by agreements with other security holders of the Company, concurrently prohibit sales by such other security holders under registration statements covering securities held by such other security holders and (B) in accordance with the Company's policies from time to time in effect, forbid purchases and sales in the open market by senior executives of the Company.

                     (e) The Company shall not include any securities that are not Registrable Shares in any Registration Statement filed pursuant to this
Section 2 without the prior written consent of (i) the Class A Holders of a majority in number of the Registrable Shares held by Class A Holders covered by such Registration Statement, and (ii) the Class B Holder(s) of a majority in number of the Registrable Shares held by such Class B Holders covered by such Registration Statement, and (iii) Hughes Communications, Inc. Holders with respect to Registrable Shares held by such Hughes Communications, Inc. Holders covered by such Registration Statement.

                     (f) Holders of a majority in number of the Registrable Shares to be included in a Registration Statement pursuant to this Section 2 may, at any time prior to the effective date of the Registration Statement relating to such Registration, revoke such request by providing a written notice to the Company revoking such request. The Holders of Registrable Shares who revoke such request shall reimburse the Company for all its out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement; provided, however, that, if such revocation was pursuant to Section 2(d) (for a postponement) or was based on the Company's failure to comply in any material respect with its obligations hereunder, such reimbursement shall not be required, and such registration shall not count against the maximum number of Demand Registrations to which the applicable Holders are entitled under Section 2(a). In addition, if pursuant to the terms of this Section 2(f), the Holders reimburse the Company for its out of pocket expenses incurred in the preparation, filing and processing of any Registration Statement requested, and subsequently revoked by such Holder(s), such registration shall not count against the maximum number of Demand Registrations to which the applicable Holder(s) are entitled under Section 2(a).

                      3.        Piggyback Registration.

                     (a) Right to Piggyback. If at any time during the Registration Period the Company proposes to file a registration statement under the Securities Act with respect to a public offering of securities of the same type as the Registrable Shares pursuant to a firm commitment underwritten offering solely for cash for its own account (other than a registration statement (i) on Form S-8 or any successor forms thereto, or (ii) filed solely in connection with a dividend reinvestment plan or employee benefit plan of the Company or its Affiliates) or for the account of any holder of securities of the same type as the Registrable Shares (to the extent that the Company has the right to include Registrable Shares in any registration statement to be filed by the Company on behalf of such holder), then the Company shall give written notice of such proposed filing to the Holders at least 15 days before the anticipated effective date. Such notice shall offer the Holders the opportunity to register such amount of Registrable Shares as they may request (a "Piggyback Registration"). Subject to Section 3(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein within 10 days after notice has been given to the Holders. Each Holder shall be permitted to withdraw all or any portion of the Registrable Shares of such Holder from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration; provided, however, that if such withdrawal occurs after the filing of the Registration Statement with respect to such Piggyback Registration, the withdrawing Holders shall reimburse the Company for the portion of the registration expenses payable with respect to the Registrable Shares so withdrawn.

                     (b) Priority on Piggyback Registrations. The Company shall permit the Holders to include all such Registrable Shares on-the-same terms and conditions as any similar securities, if any, of the Company included therein. Notwithstanding the foregoing, if the Company or the managing underwriter or underwriters participating in such offering advise the Holders in writing that the total amount of securities requested to be included in such Piggyback Registration exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then the amount of securities to be offered for the account of the Holders and other holders of securities who have piggyback registration rights with respect thereto shall be reduced (to zero if necessary) pro rata on the basis of the number of common stock equivalents requested to be registered by each such Holder or holder participating in such offering.

                     (c) Right to Abandon. Nothing in this Section 3 shall create any liability on the part of the Company to the Holders if the Company in its sole discretion should decide not to file a registration statement proposed to be filed pursuant to Section 3(a) hereof or to withdraw such registration statement subsequent to its filing and prior to the later of its effectiveness or the release of the Registrable Shares for public offering by the managing underwriter, in the case of an underwritten public offering, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

                4. Holdback Agreement. If (i) the Company shall file a registration statement with respect to the Common Stock or similar securities or securities convertible into, or exchangeable or exercisable for, such securities and (ii) the Company (in the case of a nonunderwritten public offering by the Company pursuant to such registration statement) advises the Holders in writing that a public sale or distribution of Registrable Shares would materially adversely affect such offering or the managing underwriter or underwriters (in the case of an underwritten public offering by the Company pursuant to such registration statement) advises the Company in writing (in which case the Company shall notify the Holders) that a public sale or distribution of Registrable Shares would have material adverse impact on such offering, then each Holder shall, to the extent not inconsistent with applicable law, refrain from effecting any public sale or distribution of Registrable Shares during the 10 days prior to the effective date of such registration statement and until the earliest of (A) the abandonment of such offering, (B) 90 days from the effective date of such registration statement and (C) if such offering is an underwritten offering, the termination of any "hold back" period obtained by the underwriter or underwriters in such offering from the Company in connection therewith (each such period, a "Hold Back Period").

                5. Registration Procedures. In connection with the registration obligations of the Company pursuant to and in accordance with Sections 2 and 3 hereof (and subject to Sections 2 and 3 hereof), the Company shall use commercially reasonable efforts to effect such registration to permit the sale of such Registrable Shares in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible (but subject to Sections 2 and 3 hereof):

                     (a) At least ten (10) business days before filing a Registration Statement or prospectus or any amendments or supplements thereto, furnish to the Holders who are participating in such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders and such underwriters (and their respective counsel), and, in the case of a Demand Registration, the Company will not file any Registration Statement or amendment thereto or any prospectus or any supplement thereof to which the Registering Holders or the underwriters, if any, shall reasonably object;

                     (b) prepare and file with the SEC a Registration Statement for the sale of the Registrable Shares on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate in accordance with such Holders' intended method or methods of distribution thereof, subject to Section 2(b) hereof, and, subject to the Company's right to terminate or abandon a registration pursuant to Section 3(c) hereof, use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective as provided herein;

                     (c) prepare and file with the SEC such amendments (including post-effective amendments) to such Registration Statement, and such supplements to the related Prospectus, as may be required by the rules, regulations or instructions applicable to the Securities Act during the applicable period in accordance with the intended methods of disposition specified by the Holders of the Registrable Shares covered by such Registration Statement, make generally available earnings statements satisfying the provisions of Section 11(a) of the Securities Act (provided that the Company shall be deemed to have complied with this clause if it has complied with Rule 158 under the Securities Act), and cause the related Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; provided, however, that before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act), the Company shall furnish to the Holders of Registrable Shares covered by such Registration Statement and their counsel for review and comment, copies of all documents required to be filed;

                     (d) notify the Holders of any Registrable Shares covered by such Registration Statement promptly and (if requested) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or the related Prospectus or for additional information regarding such Holders,
(iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading:

                     (e) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction in the United States;

                     (f) furnish to the Holder of any Registrable Shares covered by such Registration Statement, each counsel for such Holders and each managing underwriter, if any, without charge, one conformed copy of such Registration Statement, as declared effective by the SEC, and of each post-effective amendment thereto, in each case including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and deliver, without charge, such number of copies of the preliminary prospectus, any amended preliminary prospectus, each final Prospectus and any post-effective amendment or supplement thereto, as such Holder may reasonably request in order to facilitate the disposition of the Registrable Shares of such Holder covered by such Registration Statement in conformity with the requirements of the Securities Act;

                     (g) prior to any public offering of Registrable Shares covered by such Registration Statement, use commercially reasonable efforts to register or qualify such Registrable Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Holders of such Registrable Shares shall reasonably request in writing; provided, however, that the Company shall in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time so qualified or to execute or file a general consent to service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject;

                     (h) upon the occurrence of any event contemplated by paragraph 5(d)(v) above, prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated or deemed to be incorporated therein by reference and file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder (including upon the termination of any Delay Period), such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                     (i) use commercially reasonable efforts to cause all Registrable Shares covered by such Registration Statement to be listed on each securities exchange or automated interdealer quotation system, if any, on which similar securities issued by the Company are then listed or quoted;

                     (j) use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and any securities exchange or regulatory body;

                     (k) on or before the effective date of such Registration Statement, provide the transfer agent of the Company for the Registrable Shares with printed certificates for the Registrable Shares covered by such Registration Statement which are in a form eligible for deposit with The Depository Trust Company;

                     (l) if such offering is an underwritten offering, make available for inspection by any Holder of Registrable Shares included in such Registration Statement, any underwriter participating in any offering pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), such financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries and affiliates (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibilities; provided, however, that the Records that the Company determines, in good faith, to be confidential and which it notifies the Inspector in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to the Company, which agreement shall permit the disclosure of such Records in such Registration Statement or the related Prospectus if either (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided however, that (A) any decision regarding the disclosure of information pursuant to subclause (i) shall be made only after consultation with counsel for the applicable Inspectors and the Company and (B) with respect to any release of Records pursuant to subclause
(ii), each Holder of Registrable Shares agrees that it shall, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company so that the Company, at the Company's expense, may undertake appropriate action to prevent disclosure of such Records; and

                     (m) if such offering is an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the Holders of a majority of the Registrable Shares being sold in connection therewith (including those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Shares, and in such connection,
(i) use commercially reasonable efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and counsel to the Holders of the Registrable Shares being sold), addressed to each selling Holder of Registrable Shares covered by such Registration Statement and each of the underwriters as to the matters customarily covered in opinions requested in underwritten offerings and such other matters may be reasonably requested by such counsel and underwriters, (ii) use commercially reasonable efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of Registrable Shares covered by the Registration Statement (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings (iii) if requested and if an underwriting agreement is entered into, provide indemnification provisions and procedures substantially to the effect set forth in Section 8 hereof with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder. In addition, the Company agrees (i) not to effect any public sale or distribution of its Common Stock, par value $.01 per share, or any securities convertible into or exchangeable or exercisable for such securities, during the 10 days prior to the effective date of any underwritten Demand or Piggyback Registration and until the earliest of (A) the abandonment of such offering, or
(B) the termination of any "hold back" period reasonably requested by the underwriters (with exceptions for issuances pursuant to outstanding options, warrants, and convertible or exchangeable securities, pursuant to employee and dividend reinvestment plans, and such other exceptions as are customary or agreed with the managing underwriter).

                     The Company may require each Holder of Registrable Shares covered by a Registration Statement to furnish such information regarding such Holder and such Holder's intended method of disposition of such Registrable Shares as it may from time to time reasonably request in writing. If any such information is not furnished within a reasonable period of time after receipt of such request, the Company may exclude such Holder's Registrable Shares from such Registration Statement.

                     Each Holder of Registrable Shares covered by a Registration Statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(d)(ii), 5(d)(iii), 5(d)(iv) or 5(d)(v) hereof, that such Holder shall forthwith discontinue disposition of any Registrable Shares covered by such Registration Statement or the related Prospectus until receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(h) hereof, or until such Holder is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus (such period during which disposition is discontinued being an "Interruption Period") and, if requested by the Company, the Holder shall deliver to the Company (at the expense of the Company) all copies then in its possession, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Shares at the time of receipt of such request.

                     Each Holder of Registrable Shares covered by a Registration Statement further agrees not to utilize any material other than the applicable current preliminary prospectus or Prospectus in connection with the offering of such Registrable Shares.

                6. Registration Expenses. Whether or not any Registration Statement is filed or becomes effective, the Company shall pay all costs, fees and expenses incident to the Company's performance of or compliance with this Agreement, including (i) all registration and filing fees, including NASD filing fees, (ii) all fees and expenses of compliance with securities or Blue Sky laws, including reasonable fees and disbursements of counsel in connection therewith,
(iii) printing expenses (including expenses of printing certificates for Registrable Shares and of printing preliminary and final prospectuses if the printing of prospectuses is requested by the Holders or the managing underwriter, if any), (iv) messenger, telephone and delivery expenses, (v) fees and disbursements of counsel for the Company, (vi) fees and disbursements of all independent certified public accountants of the Company (including expense of any "cold comfort" letters required in connection with this Agreement) and all other persons retained by the Company in connection with this Agreement and the Registration Statement, and (vii) all other costs, fees and expenses incident to the Company's performance or compliance with this Agreement. Notwithstanding the foregoing, the fees and expenses of any persons retained by any Holder, including counsel for such Holders, and any discounts, commissions or brokers' fees or fees of similar securities industry professionals and any transfer taxes relating to the disposition of the Registrable Shares by a Holder, will be payable by such Holder and the Company will have no obligation to pay any such amounts.

                7. Underwriting Requirements.

                     (a) Subject to Section 7(b) hereof, any Holder giving a Demand Notice shall have the right, by written notice, to request that any Demand Registration provide for an underwritten offering.

                     (b) In the case of any underwritten offering pursuant to a Demand Registration, the Holders of a majority of the Registrable Shares covered by the Demand Notice to be disposed of in connection therewith shall select the institution or institutions that shall manage or lead such offering, which institution or institutions shall be reasonably satisfactory to the Company. In the case of any underwritten offering pursuant to a Piggyback Registration, the Company shall select the institution or institutions that shall manage or lead such offering.

                8. Indemnification.

                     (a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Shares whose Registrable Shares are covered by a Registration Statement or Prospectus, the officers, directors and agents and employees of each of them, each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgment, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by or on behalf of such Holder expressly for use therein or by any underwriter in a Demand Registration; provided, however, that the Company shall not be liable to any such Holder to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) having previously been furnished by or on behalf of the Company with copies of the Prospectus, such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Shares by such Holder to the person asserting the claim from which such Losses arise and (ii) the Prospectus would have corrected in all material respects such untrue statement or alleged untrue statement or such omission or alleged omission; and provided further, however, that the Company shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if (x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in all material respects in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or currently with the sale of Registrable Shares. In connection with any Underwritten Offering, the Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to Indemnification of Holders of Registrable Shares, or on such other terms as are reasonable and customary and requested by the managing underwriter.

                     (b) Indemnification by Holder of Registrable Shares. In connection with any Registration Statement in which a Holder is participating, such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with such Registration Statement or the related Prospectus and agrees to indemnify, to the full extent permitted by law, the Company, its directors, officers, agents or employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the directors, officers, agents or employees of such controlling Persons, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such Registration Statement or the related Prospectus or any amendment or supplement thereto, or any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is based upon any information so furnished in writing by or on behalf of such Holder to the Company expressly for use in such Registration Statement or Prospectus.

                     (c) If any Person shall be entitled to indemnity hereunder (an "Indemnified Party"), indemnified party shall give prompt notice to the party from which such indemnity is sought (the "Indemnifying Party") of any claim or of the commencement of any proceeding with respect to indemnitee party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or proceeding, to assume, at the indemnifying party's expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that (i) an indemnified party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (1) the indemnifying party agrees to pay such fees and expenses; (2) the indemnifying party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such indemnified party; or (3) the named parties to any proceeding (including impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it that are inconsistent with those available to the indemnifying party or that a conflict of interest is likely to exist among such indemnified party and any other indemnified parties (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party); and (ii) subject to clause (3) above, the indemnifying party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party shall not be subject to any liability for any settlement made without its consent. The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

                     (d) Contribution. If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the this Section 8(d). Notwithstanding the provision of this Section 8(d), an indemnifying party that is a Holder shall not be required to contribute any amount which is in excess of the amount by which the total proceeds received by such Holder from the sale of the Registrable Shares sold by such Holder (net of all underwriting discounts and commissions) exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                9. Rule 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company covenants that it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the SEC under the Securities Act) and the rules and regulations adopted by the SEC thereunder (or if the Company is not required to file such reports, the Company will, upon the request of any Holder of Registrable Shares, make publicly available other information), and will take such further action as any Holder of Registrable Shares may reasonably request, all to the extent required from time to time to enable such Holder of Registrable Shares to sell Registrable Shares within the exemption provided by
(i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Shares, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                10. Miscellaneous.

                     (a) Termination. This Agreement and the obligations of the Company and the Holders hereunder (other than Section 8 hereof) shall terminate on the first date on which no Registrable Shares remain outstanding.

                     All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to: [to come]

                     Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". This Agreement shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties. All terms defined in this Agreement in the singular shall have the same comparable meanings when used in the plural and vice versa, unless otherwise specified.

                     Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                     Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned (whether by operation of law or otherwise) by any Holder without the consent of the Company, or by the Company without the consent of Holders of at least a majority in number of the Registrable Shares then outstanding provided that any Holder can assign its rights hereunder to a Permitted Transferee or Permitted Assignee of $15 million or more in value of Common Stock without the consent of the Company. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. In no event shall any transferee of Common Stock be entitled, solely as a result of such transfer, to any of the benefits of this Agreement or to enforce the same.

                     (f) Governing Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware (without reference to the choice of law provisions), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

                     Severability. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby. Upon any such holding that any provision of this Agreement is null, void or unenforceable, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

                     Injunctive Relief. The parties acknowledge that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person or entity will be irreparably damaged and will not have an adequate remedy at law. Any such person or entity shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties shall raise the defense that there is an adequate remedy at law.

                     Attorneys' Fees. If any party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

                     Cumulative Remedies. All rights and remedies of any party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

                     Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when executed and delivered by each of the parties.

                     (l) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority in number of the Registrable Shares then outstanding, or the Holders have obtained the written consent of the Company.

                     (m) Other Agreements. Without the approval of Holders owning at least two-thirds in interest of each of the Hughes Communications, Inc. Holders, the Class A Holders, and the Class B Holders of the Registrable Shares, the Company shall not enter into any registration rights agreement ranking pari passu or senior to this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.



                                            MAGELLAN INTERNATIONAL, INC.

                                            By:
                                               -----------------------------
                                               Charles H. Noski
                                               President


                                            STOCKHOLDERS

                                            HUGHES COMMUNICATIONS, INC.

                                            By:
                                               -----------------------------
                                               Jerald F. Farrell
                                               President


                                            SATELLITE COMPANY, L.L.C.

                                            By:
                                               -----------------------------
                                                Member

                              CLASS A STOCKHOLDERS



   Name: Mary Anselmo, individually, and as a trustee of the Article VII Trust created by the RENE ANSELMO REVOCABLE TRUST DATED JUNE 10, 1994 and as a successor trustee under the Voting Trust Agreement dated as of February 28, 1995 and as a trustee of the RAYCE ANSELMO TRUST DATED DECEMBER 23, 1991



   Name: Frederick A. Landman, individually and as a trustee of the Article VII Trust created by the RENE ANSELMO REVOCABLE TRUST DATED JUNE 10, 1994 and as a successor trustee under the Voting Trust Agreement dated as of February 28, 1995



   Name:        Lourdes  Saralegui,  individually  and as a trustee of the
                Article VII Trust created by the RENE ANSELMO REVOCABLE TRUST DATED JUNE 10, 1994 and as a successor trustee under the Voting Trust Agreement dated as of February 28, 1995



   Name: Pier Landman, individually and as the sole trustee of the CHLOE LANDMAN TRUST DATED JUNE 10, 1988 and the sole trustee of the RISSA LANDMAN TRUST DATED JUNE 10, 1988



   Name:        Edward  J.  Landau,  as  co-trustee  of the  FREDERICK  A.
                LANDMAN IRREVOCABLE TRUST DATED DECEMBER 22, 1995


   Name:        Patrick J.  Costello,  as  co-trustee  of the FREDERICK A.
                LANDMAN IRREVOCABLE TRUST DATED DECEMBER 22, 1995



   Name:        Reverge Anselmo, individually

                                    EXHIBIT G

                              Stockholder Agreement

EXHIBIT G
---------

                              STOCKHOLDER AGREEMENT


                  This STOCKHOLDER AGREEMENT (this "Agreement"), dated as of _________ __, 199__, is entered into by and among MAGELLAN INTERNATIONAL, INC., a Delaware corporation ("Holding Company" or the "Company"), HUGHES COMMUNICATIONS, INC., a California corporation ("HCI"), the Class A Holders listed on the signature page hereof (the "Class A Holders"), and SATELLITE COMPANY, L.L.C., a Nevada limited liability company ("S Company").

                                    RECITALS

                  A. Pursuant to that certain Agreement and Plan of Reorganization by and among Panamsat Corporation, HCI and Hughes Communications Galaxy, Inc. and certain other subsidiaries of HCI (as such agreement may be hereafter amended from time to time, the "Reorganization Agreement"), HCI has organized Holding Company to acquire Hughes Communications Galaxy, Inc. and cause a subsidiary of Holding Company to merge with and into Panamsat Corporation in each case upon the terms and conditions set forth in the Reorganization Agreement.

                  B. Pursuant to that certain Stock Contribution and Exchange Agreement by and among HCI, Hughes Communications Galaxy, Inc., S Company and Grupo Televisa, S.A. (as such agreement may be hereafter amended from time to time, the "Univisa Contribution Agreement"), HCI and Hughes Communications Galaxy, Inc. have agreed to cause Holding Company to acquire from S Company all of the outstanding shares of capital stock of Univisa, Inc., a Delaware corporation which indirectly owns all of the shares of Class B Common Stock, par value $.01 per share, of Panamsat Corporation.

                  C. Pursuant to the Reorganization Agreement and the Univisa Contribution Agreement, each of Panamsat Corporation and Hughes Communications Galaxy, Inc. will become subsidiaries of Holding Company, and HCI, the Class A Holders and S Company will become stockholders of Holding Company.

                  D. The parties desire to enter into this Agreement to regulate certain aspects of their relationships with regard to each other and Holding Company.

                                    AGREEMENT

                  In consideration of the foregoing and the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound thereby, agree as follows:

                  1. Certain Defined Terms. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Reorganization Agreement. For purposes of this Agreement:

                  "Affiliate" means with respect to any person or entity (i) any other person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with that person or entity, (ii) any spouse, immediate family member or other relative who has the same principal residence of any person (in the case of an individual), (iii) any trust in which any person or entity has a beneficial interest and (iv) any corporation or other organization of which any such persons or entities described in clause (i) or
(ii) above collectively own more than 50% of the equity of such entity.

                  "Closed Periods" means the total of (a) the number of days prior to Closing during which PanAmSat Corporation Common Stock could not be sold as a result of notices given by HCI pursuant to the last sentence of
Section 3(a) of the Principal Stockholders Agreement, and (b) any Delay Periods, Hold Back Periods or Interruption Periods (each as defined in the Registration Rights Agreement) which occur after the Commencement Date (as defined in Section 2(b)(i)) and result in a delay or suspension of a Demand Registration or a Piggyback Registration (as defined in the Registration Rights Agreement) by the Minority Stockholders or their Permitted Transferees.

                  "Ending Date" means the date when restrictions on the ability of HCI and its Affiliates to sell or transfer Shares under Section 2(b) end. That date shall be the earliest of (a) a Termination Event or (b) twelve (12) months after the Commencement Date plus Closed Periods, if any.

                  "Exempt Transfer" means any transfer of Shares by HCI or its Affiliates to any of its or their Affiliates (other than the Company or any of its Subsidiaries).

                  "Holding Company Common Stock" means the common stock, $.01 par value, of Holding Company.

                  "HCI Sale" means any sale, exchange or other disposition by HCI or its Affiliates of Shares, other than an Exempt Transfer or a sale of Shares pursuant to a registration statement under the Securities Act, which at the time of determination represent more than 5% of the outstanding Holding Company Common Stock. "HCI Sale" shall not include, in the case of Holding Company or any of its Subsidiaries, any sale of Holding Company Common Stock. Nothing in this Agreement shall limit any rights the Stockholders may have to participate in any such offering under the Registration Rights Agreements, nor shall the definition "HCI Sale" limit the restrictions contained in Section 2(b) in any way.

                  "HCI Total Sale" means, as of any date of determination, the sale, exchange or other disposition by HCI and each of its Affiliates other than in an Exempt Transfer of 100% of their Shares.

                  "Low Ownership Event" means, as of any date of determination, any sale, exchange or other disposition of Shares by the Minority Stockholders which causes the Minority Stockholders to beneficially own, in the aggregate, less than the Requisite Level.

                  "Minority Stockholders" means, each of the Class A Holders, S Company and their respective Permitted Transferees, which collectively shall be the "Minority Stockholders".

                  "Permitted Transfers" means a sale, transfer or assignment or other disposition to a Permitted Transferee.

                  "Permitted Transferees" means, as to HCI, any transferee in an Exempt Transfer or any Permitted Transferee; as to S Company, Grupo Televisa, S.A., any controlled Affiliate of Grupo Televisa, S.A., or any Permitted Transferee; as to the Class A Holders, (A) any other Class A Holder, (B) any person who is the spouse or former spouse of, or any lineal descendent of, or any spouse of such lineal descendant of, or the grandparent, parent, brother or sister of, or spouse of such brother or sister of, a Class A Holder or Permitted Transferee of such person; (C) upon the death of any Class A Holder or any Permitted Transferee of such person, the executors of the estate of such Class A Holder or Permitted Transferee, any of such Class A Holder's or such Permitted Transferee's heirs, testamentary trustees, devisees, or legatees; (D) any trust principally for the benefit of one or more of the foregoing Class A Holders or Permitted Transferees; (E) upon the disability of any Class A Holder or Permitted Transferee, any guardian or conservator of such Class A Holder or Permitted Transferee; or (F) any corporation, partnership or other entity if all of the beneficial ownership is held by Class A Holders or any Permitted Transferees; and as to any Stockholders, any person to whom a transfer may be made pursuant to the provisions of Section 8(e); provided that in each of the foregoing cases such transferee assumes and agrees to perform and becomes a party to this Agreement.

                  "Registration Rights Agreement" means the agreement of that
                   -------------------------------
name of even date among the parties.

                  "Requisite Level" means 5% or more of the number of shares of Holding Company Common Stock outstanding immediately after the consummation of the transactions contemplated by the Reorganization Agreement and the Univisa Contribution Agreement and prior to any further issuances for refinancing or other purposes, as such total number is adjusted to reflect stock splits, combinations, stock dividends, recapitalizations, reclassifications, and similar transactions.

                  "Shares" means the shares of Holding Company Common Stock owned by the Stockholders at the time of determination.

                  "Stockholders" means, collectively, HCI, and its Affiliates who own Shares, the Class A Holders, S Company, and their respective Permitted Transferees, each of which shall individually be a "Stockholder".

                  "Termination Event" means a Low Ownership Event or an HCI Total Sale.

                  2. Certain Restrictions on the Purchase and Sale of Shares.

                           (a) Take-Along Right. HCI on behalf of itself and its
Affiliates hereby agrees:

                              (i) With respect to any proposed HCI Sale, each
Minority Stockholder (each a "Take-Along Stockholder"), shall have the right (the "Take-Along Right") to join in such sale and to sell a number of whole Shares equal to the number derived by multiplying the total number of Shares proposed to be transferred by a fraction, the numerator of which is the total number of Shares owned by such Take-Along Stockholder and the denominator of which is the total number of Shares owned by HCI and its Affiliates and all Take-Along Stockholders proposing to so join.

                              (ii) Any Shares purchased from Take-Along
Stockholders pursuant to this Section 2(a) shall be paid for at the same price per Share and (to the extent applicable) upon the same terms and conditions as such proposed transfer by HCI and its Affiliates.

                              (iii) HCI shall (on its own behalf and on behalf
of any of its Affiliates effecting an HCI Sale), not less than 30 days prior to such proposed HCI Sale, notify each Take-Along Stockholder in writing of such HCI Sale (the "Sale Notice"). Such notice shall: (A) state the number of Shares proposed to be transferred, (B) identify the proposed purchaser(s), (C) state the proposed amount and form of consideration and terms and conditions of payment, and (D) confirm that each proposed purchaser has been informed of the Take-Along Right provided for in this Section 2(a) and has agreed to purchase Shares in accordance with the terms thereof.

                              (iv) The Take-Along Right may be exercised by any
Take-Along Stockholder by delivery of a written notice to HCI proposing to sell Shares (the "Take-Along Notice") within 30 days following the Sale Notice, which Take-Along Notice shall state the amount of Shares that such Take-Along Stockholder proposes to include in such transfer. If no Take-Along Notice is received during such 30-day period, HCI and its Affiliates shall have the right, for a 30-day period after the expiration of such 30-day period, to transfer the Shares specified in the Sale Notice on terms and conditions no more favorable than those stated in such notice.

                              (v) In the event that a purchaser refuses to
purchase Shares from the Take-Along Stockholders on the same terms and conditions as specified in the Sale Notice, then HCI and its Affiliates shall not sell any Shares to that purchaser in the HCI Sale.

                          (b)      Certain Sale Restrictions.

                              (i) Neither HCI nor its Affiliates may, directly
or indirectly, issue, sell, exchange or otherwise dispose of, or offer or agree, directly or indirectly, to issue, sell, exchange or otherwise dispose (including through purchase by the Company or any of its Affiliates) of Shares or common equity of the Company or any of its Subsidiaries, or any interest therein, or securities convertible into or exercisable or exchangeable for Shares or such common equity interests, or offer or enter into any contract, option or other arrangement or understanding to effect any such transactions, during the period
(A) beginning on the Closing and (B) ending on the Ending Date, provided, however, that restrictions on sales by the Company shall not commence (the "Commencement Date") until the earlier of (x) the first anniversary of the Closing (eighteen months following the Closing in the event the Minority Stockholders or their Affiliates sell more than five million Panamsat Shares (other than to Permitted Transferees) between the date of the Reorganization Agreement and the Closing) and (y) the date the Company shall notify the Minority Stockholders that it has completed the refinancing of up to $1.5 billion of indebtedness incurred by the Company in connection with the transactions contemplated by the Reorganization Agreement and the Univisa Contribution Agreement (it being agreed that the exemption from the restriction on sales by the Company pursuant to this clause shall only apply to sales, the net proceeds of which are entirely used to refinance such indebtedness); and provided further that the foregoing restrictions shall not apply to reasonable issuances by the Company for employee plans, in acquisitions from non-Affiliates, pursuant to a dividend reinvestment plan, or upon exercise or conversion of previously issued options, warrants or convertible securities.

                              (ii) Each of the Minority Stockholders agrees
severally and not jointly and solely with respect to itself and the Shares owned beneficially or of record by it, not to offer, sell or transfer the Shares, or any interest therein, or securities convertible into Shares, or offer or enter into any contract, option or other arrangement or understanding to effect any sale or transfer of Shares or interests therein or securities convertible into or exercisable or exchangeable for Shares, to any person that is not a Permitted Transferee, after the Closing and prior to the Commencement Date. Notwithstanding the foregoing, Minority Stockholders may offer and sell or transfer Shares, or interests therein, or securities convertible into or exercisable or exchangeable for Shares, to persons other than Permitted Transferees in private transactions with the consent of HCI, which consent will be granted if, in HCI's reasonable judgment, such transfer will not materially and adversely affect Holding Company's financing plans or on the price of or demand for Holding Company Common Stock, and the purchaser provides assurances satisfactory to HCI that it will not prior to the Commencement Date sell any of such Shares at a time or with an effect which may materially and adversely affect such financing plans of Holding Company or the price of or demand for Holding Company Common Stock. Further notwithstanding the foregoing, the Minority Stockholders may pledge their Shares as collateral for a bona fide loan, provided that the lender, on terms reasonably acceptable to HCI and the Company, agrees that upon liquidation of such collateral the lender or any transferee will assume and agree to perform this Agreement or, if requested by HCI or the Company, waive all rights under this Agreement.

                              (c) Standstill Right. HCI agrees that HCI and its
Affiliates shall not acquire or come to hold beneficially or otherwise, whether by purchase, exchange or otherwise, more than 81% of the outstanding common equity interests in Holding Company, except (i) pursuant to a merger which is approved by the holders of a majority of the shares of Holding Company Common Stock not owned by HCI and its Affiliates, (ii) pursuant to a tender offer recommended by a majority of the Disinterested Directors of the Holding Company and second-step merger which offers the same per share consideration to all holders of Holding Company Common Stock and in which more than half the outstanding Holding Company Common Stock not owned by HCI and its Affiliates at the inception of the transaction is either tendered or voted in favor of the transaction, and (iii) except pursuant to such other transaction as shall provide for parity of treatment of holders of Holding Company Common Stock and is approved by the holders of a majority of the shares of Holding Company Common Stock not owned by HCI and its Affiliates and by a majority of the Disinterested Directors of Holding Company.

                  3.          Governance and Business Operations.

                              (a) Board of Directors. The Stockholders, on
behalf of themselves and their Affiliates and Permitted Transferees, hereby agree to take all necessary action (including, without limitation, voting the Common Stock of the Company beneficially owned by them, calling special meetings of stockholders of the Company and executing and delivering written consents) such that the Board of Directors of the Company shall consist of ten (10) members designated as herein provided. HCI shall designate all members of the Board of Directors not designated by the Minority Stockholders. For so long as Mr. Frederick A. Landman is Chief Executive Office of the Company, he shall be one of HCI's designees. The Minority Stockholders shall be entitled to initially designate two (2) directors of the Company, one (1) of whom may be designated by the Class A Holders and one (1) of whom may be designated by S Company. For so long as the Class A Holders and their Permitted Transferees, as a group (the "A Group"), beneficially own a number of Shares which is greater than the number of shares comprising 4% of the outstanding Common Stock of the Company immediately after the consummation of the transactions contemplated by the Reorganization Agreement and the Univisa Contribution Agreement and prior to any further issuances for refinancing or other purposes (as such Shares may be adjusted to reflect stock splits, combinations, stock dividends, recapitalizations, reclassifications, and similar transactions, the "Director Minimum Shares"), at each subsequent meeting of stockholders of the Company (or action by consent in lieu thereof), the A Group shall be entitled to designate one director, to be selected by a majority vote of the Shares beneficially owned by the A Group. For so long as S Company and its Permitted Transferees, as a group (the "B Group"), beneficially own a number of Shares greater than the Director Minimum Shares, at each subsequent meeting of stockholders of the Company (or action by consent in lieu thereof), the B Group shall be entitled to designate one director, to be selected by a majority vote of the Shares benefically owned by the B Group.

                              (b) Transactions with Affiliates. HCI and its
Affiliates (other than the Company and its Subsidiaries) shall not propose or approve any loan, advance or guarantee to, from, or for the benefit of, or sell, lease, transfer or otherwise dispose of any of their properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, Holding Company or any Subsidiary of Holding Company, except on terms that are no less favorable to Holding Company or such Subsidiary than those (including, without limitation, prices) ordinarily entered into in comparable transactions by HCI or the relevant Affiliate on an arms' length basis with an unrelated party. All material transactions (and all other transactions which the Chief Executive Officer of the Holding Company may designate) between HCI and its Affiliates on the one hand, and Holding Company or its Subsidiaries on the other, shall be reviewed by a committee comprised of Disinterested Directors, and approval of such transactions by such committee shall be conclusive evidence of compliance with the provisions of this Section 3(b). Upon such approval, unless required by such directors after due consideration, Holding Company or such Subsidiaries may enter into and perform the approved transactions with HCI and its Affiliates without competitive bidding or other special procedures.

                 (c)      HE Covenant Not to Compete.  HCI agrees:

                              (i) Until the fifth anniversary after the Closing
Date, HE and any entity owned 50% or more by HE (excluding Holding Company and its Subsidiaries) (the "Committing Companies") shall not compete with Holding Company or any of its Subsidiaries after the Closing in the "Galaxy Business" (as defined below) in any geographic area except as allowed under subsection
(iii) below.

                              (ii) As used herein, the "Galaxy Business" shall
mean: (A) the sale or lease of, or the provision of satellite services via, transponder capacity on satellites operating in geostationary earth orbit in the C-band, Ka-band and Ku-band frequencies for the transmission of video, audio and data signals; and (B) the provision of telemetry, tracking and control services for such satellites and for other satellites operating in geostationary earth orbit in the C-band, Ka-band, Ku-band, L-band and UHF-band frequencies or other frequency bands that may be utilized in the future; but in each case excluding the sale or lease of transponder capacity and telemetry, tracking and control services provided on or for any satellite that has both (x) multiple (six or more) receive and transmit beams and (y) an on-board satellite payload processor which can switch uplink signals in one beam to a downlink signal in one of multiple beams.

                              (iii) The Committing Companies shall not be
restricted from conducting any business that falls within the following categories (the "Exclusivity Exceptions"):

                              (A) All aspects of the direct-to-home satellite
business, whether done through Galaxy Latin America, DIRECTV International, Inc., DIRECTV USA or any other entity owned 50% or more by HE including, but not limited to, (x) the provision of services directly to consumers via satellite;
(y) the sale or lease of transponders or channels therein to third parties engaging in the direct-to-home satellite business in which any of the Committed Companies is involved (whether by ownership of an interest in a satellite or any part of the capacity thereof or in any related or associated business), whether in the FSS or BSS bands; and (z) the provision of programming to cable head ends, which in each of cases (y) and (z) is ancillary to any direct-to-home satellite business in which the Committing Companies have an interest; provided that if there is excess capacity available on a satellite used primarily in the direct-to-home satellite business, the sale or lease of such excess capacity shall not be precluded by the foregoing restriction;

                              (B) All aspects of value added services, i.e., the
sale of business services which include the provision of transponder capacity that is ancillary to the provision of such services by the Committing Companies including, but not limited to, shared hub VSAT business or DIRECPC or distance learning or any similar type of services that may now or in the future be provided or developed by HE or any of its Affiliates (other than Holding Company and its Subsidiaries);

                              (C) All aspects of the business of providing
satellite or transponder capacity or portions thereof of any type or kind to the United States government, or any department or agency thereof;

                              (D) The provision by the Committing Companies of
project financing, or the acceptance by any of them of a minority equity position in any other satellite operating or service company, as part of a satellite sale;

                              (E) All aspects of the business of manufacturing
and selling or leasing satellites in their entirety, other than the sale or lease of individual transponders or portions thereof (except with respect to such sale or lease of transponders as otherwise provided for in this Section
(iii)); and

                              (F) As part of the acquisition of a third party
where the competing business is not a substantial part of such acquired business provided that such competing business shall be disposed of in a commercially reasonable manner as soon as commercially reasonable after such acquisition.

                              (iv) The parties acknowledge that the Galaxy
Business does not include, and the Committing Companies are retaining, the following: all aspects of the business of providing mobile satellite services and all aspects of the satellite-based business commonly referred to by HE as the "Spaceway" business.

                              (d) Holding Company's Covenant Not to Compete.
Holding Company and its controlled Affiliates shall not engage in any aspect of the direct broadcast satellite business other than through the sale or lease of transponders or channels therein or the provision of transponder services and the provision of other value added services ancillary thereto to third parties engaged in the direct broadcast satellite business, provided that Holding Company and its Subsidiaries shall not be precluded from providing project financing to such third parties or the acceptance of a minority equity position in a third party in connection with the sale or lease of transponders or channels therein or the provision of transponder services. For so long as Grupo Televisa, S.A. and its controlled Affiliates own any Holding Company Common Stock, neither Holding Company nor any of its controlled Affiliates will own an equity interest in a direct-to-home enterprise offering predominantly Spanish language programming in the Americas or the Iberian Peninsula.

                              (e) First Offer Rights. In the event that Holding
Company determines to launch a satellite with the following frequencies: Ku BSS frequencies (11.7 - 12.5 Ghz in Region 1, 12.2 - 12.7 Ghz in Region 2 and 11.7 -
12.2 Ghz in Region 3) (the "BSS Band") into any of the following orbital slots as such orbital slots may be modified in the FCC authorization process, the ITU registration process, or in the course of frequency coordination with other systems: East Longitude: 36(Degree), 40(Degree), 48(Degree), 54(Degree), 101(Degree), 124.5(Degree), 132(Degree), 149(Degree), 164(Degree) and 173(Degree); and West Longitude: 49(Degree) and 67(Degree) (the "BSS Satellites"), the Company shall give HE or its designated Subsidiaries (referred to herein as the "HE Designee") notice of such determination and the HE Designee shall have the opportunity (the "First Opportunity") to enter into a full life service agreement with respect to some or all, but not less than half of the available capacity in the BSS Band on the applicable BSS Satellite, of the BSS transponders (the "BSS Transponders") on the first BSS Satellite that the Company intends to place into each such slot on terms and conditions to be negotiated in good faith and consistent with normal business practice. The negotiation period with respect to capacity on each such BSS Satellite shall be for three months (the "Negotiation Period"). The Negotiation Period may be initiated by either party on notice to the other at any time within the time period set forth below. Applied separately to each BSS Satellite, the Negotiation Period shall begin on the date on which the Company notifies the HE Designee of a firm commitment to construct a BSS Satellite; and shall commence not more than thirty months prior to the proposed launch of the BSS Satellite and end not later than fifteen (15) months prior to the date that the BSS Satellite is scheduled to be launched. If negotiations are not initiated by either party by such date or successfully concluded with a binding service agreement within the Negotiation Period, unless HE has given Company a final offer (as defined below), neither party shall have any further obligation pursuant to this Section 3(e), with respect to the BSS Satellite in question. The conclusion or failure to conclude such an agreement as to one orbital slot shall not, however, affect the parties' rights and obligations hereunder as to the remaining BSS Satellites for other orbital slots referenced in this Section, if still extant.

                  At any time prior to the end of the applicable negotiation period specified above, HE shall have the right to make to the Company HE's "best and final offer" (a "Final Offer") of the price at which it is willing to enter into an end of life service agreement for a stated number of BSS Transponders on the BSS Satellite, which must be on terms and conditions that are otherwise acceptable to the Company.

                  If HE makes the Final Offer, for as long as it is held open (i.e., that it may be accepted by the Company without HE's subsequent right to withdraw it), the Company will not, without first offering HE the opportunity to do so, enter into a purchase or long term transponder service agreement for the same number or fewer BSS Band transponders than proposed by HE at a lower price per BSS Transponder (which, for the purposes of comparison, will be calculated on a net present value basis as determined by the Company, but notified to HE so that HE may make an adjustment in its offer to reflect this net present value) than the price stated in the Final Offer. The Company may condition its offer to HE on HE's acceptance of such other price, quantity, length of term and other terms and conditions that the Company would offer a third party at the time (the "Revised Offer"). HE shall have ten (10) days to accept the Company's Revised Offer or it shall be deemed to have been rejected. For the avoidance of doubt, the previous sentence shall not apply to the Company's acceptance of the Final Offer, as to which no further acceptance or rejection by HE is required or permitted. The Company shall also notify HE at such time as the Company lowers its price for long term transponder agreements on the applicable BSS satellite for the number of transponders and for the service terms which had been included in the Final Offer, which notice shall be given not fewer than ten (10) business days before the reduced price is offered to any third party, during which period HE will have the right to accept such revised offer. As used in this Section 3(e), "Company" or "Holding Company" includes its Subsidiaries or any of them.

                              4. Representations and Warranties of Minority
Stockholders. Each Minority Stockholder hereby severally and not jointly (and solely with respect to itself and the Shares owned of record or beneficially by such Stockholder) represents and warrants to HCI and the Company as follows:


                              (a) Ownership of Shares. Such Minority Stockholder
is the record and beneficial owner of the Shares set forth on Exhibit A hereto, and such shares constitute all of the Shares owned of record or beneficially by such Minority Stockholder. With respect to the number of shares set forth opposite such Minority Stockholder's name on Exhibit A hereto, and with the exceptions noted thereon, such Minority Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

                              (b) Due Authorization. Such Minority Stockholder
is, as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite capacity, power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution and delivery by such Minority Stockholder of this Agreement and the performance by such Minority Stockholder of its obligations hereunder have been duly and validly authorized by such Minority Stockholder and no other proceedings on the part of such Minority Stockholder are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Minority Stockholder and constitutes a valid and binding agreement enforceable against such Stockholder in accordance with its terms except to the extent (i) such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                              (c) No Conflicts. Except for filings,
authorizations, consents and approvals as contemplated by the Reorganization Agreement or the Univisa Contribution Agreement and necessary for the consummation of the transactions contemplated thereby which have been obtained,
(i) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Minority Stockholder and the consummation by such Minority Stockholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by such Minority Stockholder, the consummation by such Minority Stockholder of the transactions contemplated hereby or compliance by such Minority Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of the organizational documents of such Minority Stockholder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Minority Stockholder is a party or by which such Minority Stockholder or any of its properties or assets may be bound, or
(C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such Minority Stockholder or any of its properties or assets.

                              5. Representations and Warranties of HCI. The
Company and HCI jointly and severally represent and warrant to each Minority Stockholder as follows:

                              (a) Organization. Each such corporation is a
corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power or other power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution and delivery by such corporation of this Agreement and the performance by such corporation of its obligations hereunder have been duly and validly authorized by all necessary corporate action of such corporation.

                              (b) Agreement. This Agreement has been duly and
validly executed and delivered by such corporation and constitutes a valid and binding agreement of such corporation enforceable against it in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

                              (c) No Conflicts. Except for filings,
authorizations, consents, and approvals as contemplated by the Reorganization Agreement or the Univisa Contribution Agreement and necessary for the consummation of the transactions contemplated thereby which have been obtained,
(i) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such corporation and the consummation by such corporation of the transactions contemplated hereby, and (ii) none of the execution and delivery of this Agreement by such corporation, the consummation by such corporation of the transaction contemplated hereby or compliance by such corporation with any of the provisions hereof shall (A) conflict with or result in any breach of the charter or bylaws of such corporation, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modifications or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such corporation is a party or by which such corporation of its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such corporation or its properties or assets.

                           6.        Legend.

                              (a) Each Stockholder severally and not jointly
agrees that it will not request Holding Company to register the transfer (by book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement.

                              (b) Each Stockholder severally and not jointly
agrees that it shall promptly after the date hereof surrender to Holding Company all certificates representing the Shares held by such Stockholder, and Holding Company shall place the following legend on such certificates, which legend shall remain on such certificates until the sale of such Shares to a person who is not a Stockholder or the termination of this Agreement, whichever is earlier:

 "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT, DATED AS OF _________ __, 199__ BETWEEN STOCKHOLDERS AND THE COMPANY. THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND VOTING. A COPY OF SUCH AGREEMENT IS AVAILABLE AT THE PRINCIPAL OFFICE OF THE COMPANY."

                              7. Term of Agreement. This Agreement has been
entered into in connection with the transactions contemplated by the Reorganization Agreement described in Recital A and the Univisa Contribution Agreement described in Recital B and shall become effective upon the Closing. This Agreement shall terminate upon the earlier of (i) five years from the Closing Date, or (ii) the occurrence of a Termination Event. Notwithstanding the foregoing, the provisions of Sections 2(c) (Standstill), 3(b) (Transactions with Affiliates), 3(c) and (d) (covenants not to compete), 3(e) (first offer), and 8 (miscellaneous) shall terminate five years after the Closing Date.

                              8. Miscellaneous.

                              (a) Expenses. All costs and expenses incurred in
connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

                              (b) Notices. All notices, requests, demands and
other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to: [to come].

                              Interpretation. When a reference is made in this
Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". This Agreement shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties. All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified.

                              (d) Entire Agreement; No Third-Party
Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                              (e) Assignment. Except to a Permitted Transferee,
neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (whether by operation of law or otherwise) by any Minority Stockholder without the consent of HCI or by HCI or its Affiliates without the consent of Minority Stockholders holding 66_% of the Shares held by Minority Stockholders, which consent may be granted or withheld in such party's discretion. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. No person who is not a Stockholder or Permitted Transferee who acquires Shares shall have any rights under this Agreement except to the extent that the assignment thereof has been approved as required by Section 8(e), nor any obligations hereunder except to the extent expressly assumed.

                              (f) Governing Law. This Agreement shall be
construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware (without reference to the choice of law provisions), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

                              (g) Severability. Each party agrees that, should
any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby. Upon any such holding that any provision of this Agreement is null, void or unenforceable, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

                              (h) Injunctive Relief. The parties acknowledge
that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person or entity will be irreparably damaged and will not have an adequate remedy at law. Any such person or entity shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties shall raise the defense that there is an adequate remedy at law.

                              (i) Attorneys' Fees. If any party to this
Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

                              (j) Cumulative Remedies. All rights and remedies
of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

                              (k) Counterparts. This Agreement may be executed
in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when executed and delivered by each of the parties.

                              (l) Amendments, Waivers, Etc. This Agreement may
not be amended, changed, supplemented, or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto; provided that performance hereof by any Minority Stockholder may be waived by HCI and performance hereof by HCI, its Affiliates or the Company may be waived by Minority Stockholders holding 66 2/3 % of the Shares held by Minority Stockholders.

                              (m) Obligations of Stockholders. The liabilities
and obligations of each Stockholder under any provision of this Agreement are several and not joint and apply solely to such Stockholder and to the Shares held of record or beneficially owned by such Stockholder. No Stockholder shall have any liability or obligation under this Agreement for any act, omission or breach by any other Stockholder.

                              (n) Service of Process. Each of the parties hereto
irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party's address set forth herein, or by any other method provided or permitted under Delaware law. Additionally, each party hereby appoints RL&F Service Corp., One Rodney Square, Wilmington, Delaware 19810, as agent for service of process in Delaware.

                              (o) Consent and Jurisdiction. Each party
irrevocably and unconditionally agrees and consents that any suit, action or other legal proceeding arising out of or related to this Agreement shall be brought and heard in New Castle County, State of Delaware, and each party irrevocably consents to personal jurisdiction in any and all tribunals in said County.

                IN WITNESS WHEREOF, the parties have executed this Stockholder Agreement as of the date first above written.

                                        MAGELLAN INTERNATIONAL, INC.

                                        By:
                                           -----------------------------
                                                 Charles H. Noski
                                                 President



                                        HUGHES COMMUNICATIONS, INC.

                                        By:
                                           -----------------------------
                                                 Jerald F. Farrell
                                                 President



                                        SATELLITE COMPANY, L.L.C.

                                        By:
                                           -----------------------------
                                                 Guillermo Canedo White
                                                 Authorized Signatory

                              CLASS A STOCKHOLDERS




    Name: Mary Anselmo, individually and as a trustee of the Article VII Trust created by the RENE ANSELMO REVOCABLE TRUST DATED JUNE 10, 1994 and as a successor trustee under the Voting Trust Agreement dated as of February 28, 1995 and as a trustee of the RAYCE ANSELMO TRUST DATED DECEMBER 23, 1991





    Name:       Frederick A. Landman, individually and as a trustee of the
                Article VII Trust created by the RENE ANSELMO REVOCABLE TRUST DATED JUNE 10, 1994 and as a successor trustee under the Voting Trust Agreement dated as of February 28, 1995





    Name: Lourdes Saralegui, individually and as a trustee of the Article VII Trust created by the RENE ANSELMO REVOCABLE TRUST DATED JUNE 10, 1994 and as a successor trustee under the Voting Trust Agreement dated as of February 28, 1995




    Name: Pier Landman, individually and as the sole trustee of the CHLOE LANDMAN TRUST DATED JUNE 10, 1988 and the sole trustee of the RISSA LANDMAN TRUST DATED JUNE 10, 1988




    Name: Edward J. Landau, as co-trustee of the FREDERICK A. LANDMAN IRREVOCABLE TRUST DATED DECEMBER 22, 1995




    Name: Patrick J. Costello, as co-trustee of the FREDERICK A. LANDMAN IRREVOCABLE TRUST DATED DECEMBER 22, 1995



    Name:       Reverge Anselmo, individually

                                    EXHIBIT A
                             Stockholders Agreement

--------- ----------------------------------------------------------------------
                                         NUMBER OF SHARES OF COMMON STOCK
                                       ------------------------------------
NAME AND ADDRESS FOR NOTICE             OF RECORD                BENEFICIALLY
--------------------------------------------------------------------------------
HCI
GALAXY
SATELLITE COMPANY, L.L.C.
Univisa Satellite Holdings, Inc.
Mary Anselmo
Mary Anselmo, as Trustee
Reverge Anselmo
Reverge Anselmo, as Trustee
Patrick Costello, Trustee
Edward J. Landau, Trustee
Frederick A. Landman
Frederick A. Landman, as Trustee
Pier Landman, Trustee

TOTAL                                     0.00                      0.00


                               Encumbrances:
                              Notice Copies:


Note A:
         All of the Shares listed opposite the names of the Class A Holders above are subject to the provisions of a Voting Trust Agreement dated as of February 28, 1995 among the Class A Holders, a copy of which has been made available to HCI and Cosmo, and are owned of record by the Class A Trustees. In addition, has the sole dispositive power over the Shares listed opposite the
Article VII Trust created by the Revocable Trust dated June 10, 1994 and the Shares listed opposite their name above.

                                      1.1-3

                                  Schedule 1.1

                                 EXCLUDED ASSETS

1.   Spaceway Business

     a. All rights under Contracts primarily related to the Spaceway Business, including Contracts with partners or potential partners or investors, local operators or system developers and Contracts related to the provision of office space, equipment, furniture, administrative and maintenance services. "Spaceway Business" means the business of HCI and its subsidiaries to construct and maintain a global or regional network of satellites that have processor payloads and multiple spot beams. "Contracts" means any agreement, contract, lease, note, loan, evidence of indebtedness, purchase, order, letter of credit, indenture, security or pledge agreement, franchise agreement, undertaking, practice, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which a person is a party or is bound, whether oral or written.

     b.       All employees employed primarily in connection with the Spaceway
              Business.

     c. All Galaxy Intellectual Property primarily related to or generated by the Spaceway Business.

     d. All Permits held or applied for primarily in connection with the Spaceway Business, including, without limitation, applications filed with the Federal Communications Commission for Ka-band satellites at the following orbital locations:
              49(Degree)W, 99(Degree)W, 101(Degree)W, 25(Degree)E, 54(Degree)E, 101(Degree)E, 111(Degree)E and 164(Degree)E.

     e. All furniture, office equipment and other assets related primarily to the Spaceway Business.

     f. All other information and documentation related primarily to the Spaceway Business.

2.   Mobile Business

     a. All rights under Contracts (to which one or more of Galaxy, HCSS, HCS, HCCS and HCJ is or are a party or parties) that are related to primarily the Mobile Business, including Contracts with partners or potential partners, local operators, system developers and Contracts related to the provision of office space, equipment, furniture, administrative and maintenance services. "Mobile Business" means the business presently being developed by HCI and its subsidiaries primarily to provide mobile telecommunications services through satellite delivery.

     b.       All employees employed primarily in connection with the Mobile
              Business.

     c. All Galaxy Intellectual Property related primarily to or generated by the Mobile Business.

     d. All Permits held or applied for primarily in connection with the Mobile Business.

     e. All furniture, office equipment and other assets related primarily to the Mobile Business.

     f. All other information and documentation related primarily to the Mobile Business.

3.   American Mobile Satellite Corporation ("AMSC")

     a. All capital stock or warrants, options or other rights to acquire capital stock held by HCI or any of its Subsidiaries of AMSC.

     b. All rights under Contracts (to which one or more of Galaxy, HCSS, HCS, HCCS and HCJ is or are a party or parties) that are related primarily to the oversight or financing of AMSC, including Contracts related to office space, equipment, furniture, administrative and maintenance services.

     c.       All employees employed primarily to oversee AMSC.

     d. All Galaxy Intellectual Property related primarily to or generated by AMSC.

     e.       All other information and documentation related primarily to AMSC.

4.   ICO Global Communications ("ICO")

     a. All capital stock or warrants, options or other rights to acquire capital stock held by HCI or any of its Subsidiaries of ICO.

     b. All rights under Contracts (to which one or more of Galaxy, HCSS, HCS, HCCS and HCJ is or are a party or parties) that are related primarily to the oversight or financing of ICO or entered into with ICO, including Contracts related to office space, equipment, furniture, administrative and maintenance services.

     c.       All employees employed primarily to oversee ICO.

     d. All Galaxy Intellectual Property related primarily to or generated by HCI or any of its Subsidiaries related to ICO.

     e.       All other information and documentation related primarily to ICO.

5.   Litigation

     a. All rights of Galaxy, HCSS, HCS, HCCS and HCJ in connection with the lawsuit known as Hughes Communications Galaxy, Inc. v. United States of America, Case No. 91-1032C.

6.   Insurance policies - All insurance policies except those listed on
     Schedule 6.11.

7.   Real Estate

     a.       Castle Rock Land: Castle Rock, Colorado

     b.       Schiller Park Asset: Schiller Park, Illinois

     c.       California Broadcast Center (Building and Land): Long Beach,
              California